SUBJECT TO COMPLETION AND MODIFICATION

           COLLEGE LOAN LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGE LOAN LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGE LOAN LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COLLEGE LOAN LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-252-5452.

FREE-WRITING PROSPECTUS

$1,500,000,000
Student Loan Asset-Backed Notes, Series 2007-2
College Loan Corporation Trust I
Issuing Entity

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

                                        Original       Interest                        Price
                                        Principal        Rate           Final            To    Underwriting      Proceeds To
         Series                          Amount       (Per Annum)    Maturity Date     Public    Discount      Issuing Entity(1)
----------------------------------- --------------- -------------- ------------------ -------- ------------   -------------------
                                                     3-Month LIBOR
Series 2007-2A-1 Senior Notes         $400,000,000     plus ___%    January 25, 2024   100%        %                   %
Series 2007-2A-2 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-3 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-4 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-5 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-6 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-7 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-8 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-9 Senior Notes         $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-10 Senior Notes        $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-11 Senior Notes        $ 86,500,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-12 Senior Notes        $ 75,000,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-13 Senior Notes        $ 75,000,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2A-14 Senior Notes        $ 50,000,000    Auction Rate  November 1, 2047   100%        %                   %
Series 2007-2B-1 Subordinate Notes    $ 35,000,000    Auction Rate  November 1, 2047   100%        %                   %
                                     --------------                                                           -------------------

Total                                $1,500,000,000                                                                    $

_________________
(1)     Before deducting expenses estimated to be approximately $900,000

           All of the series 2007-2 senior notes will be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Fitch Ratings and "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. The series 2007-2 subordinate notes will be rated at least "A2" by Moody's Investors Service, Inc., at least "A" by Fitch Ratings and at least "A" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

           The series 2007-2 notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee. The issuing entity is a master trust that has issued other series of notes that are secured by the same assets that will secure the series 2007-2 notes. In the future the issuing entity may issue additional notes secured by the same assets that will secure the series 2007-2 notes, along with other assets acquired by the issuing entity. The notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in this free-writing prospectus and in the accompanying prospectus. They are not obligations of the depositor, the issuer administrator or any of their affiliates.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this free-writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense.

           You should consider carefully the "Risk Factors" beginning on page 20 of this free-writing prospectus and on page 1 of the accompanying prospectus.

           The series 2007-2A-1 senior notes are LIBOR rate notes. The series 2007-2A-2 through series 2007-2A-14 senior notes and the series 2007-2B-1 subordinate notes are auction rate notes. The LIBOR rate notes will receive quarterly distributions on the 25th day of each January, April, July and October, as described in this free-writing prospectus, commencing January 25, 2008. The auction rate notes will receive their initial distributions as described in this free-writing prospectus under "Summary – Description of the Series 2007-2 Notes – Offered Notes," and will receive future distributions on each corresponding auction rate distribution date thereafter. Initially, these will occur every 28 days.

           Credit enhancement for the notes, including the series 2007-2 notes, will include amounts in the reserve fund, capitalized interest fund and surplus fund, as well as, for the senior notes, including the series 2007-2 senior notes, the subordination of the series 2007-2 subordinate notes and all of the other subordinate notes issued by the issuing entity.

           Application will be made for the LIBOR rate notes to be admitted to the official list of The Irish Stock Exchange Limited and to be admitted to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the series 2007-2 notes is not conditioned on the listing of the LIBOR rate notes on The Irish Stock Exchange Limited.

           This document constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended.

           The underwriters named below are offering the offered notes subject to approval of certain legal matters by their counsel. The offered notes will be delivered in book-entry form only on or about November 2, 2007.

UBS Investment Bank (Joint Book Runner)	Citi (Joint Book Runner)	Goldman, Sachs & Co. (Joint Book Runner)

October 19, 2007

Table Of Contents

Free-Writing Prospectus

Important Notice About Information Presented in this Free-Writing Prospectus and the Accompanying Prospectus

           We provide information to you about the series 2007-2 notes in two separate documents that progressively provide more detail. This free-writing prospectus describes the specific terms of the series 2007-2 notes. The accompanying prospectus provides general information, some of which may not apply to the series 2007-2 notes. You are urged to read both the accompanying prospectus and this free-writing prospectus in full to obtain information concerning the series 2007-2 notes. References in the accompanying prospectus to a "free-writing prospectus" should be construed to refer to this free-writing prospectus.

           Cross-references are included in this free-writing prospectus and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

           Some of the terms used in this free-writing prospectus and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 104 herein.

           The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

Special Note Regarding Forward Looking Statements

           Statements in this free-writing prospectus and the accompanying prospectus, including those concerning expectations as to the issuing entity's ability to purchase eligible student loans, to structure and to issue competitive securities and to pay notes, and certain other information presented in this free-writing prospectus and the accompanying prospectus, constitute "forward looking statements," which represent the depositor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this free-writing prospectus and in the accompanying prospectus.

Summary of Parties to the Transaction

           This chart provides only a simplified overview of the relations between the principal parties to the transaction.

Affiliations, Certain Relationships and Related Transactions

•	The depositor is a wholly-owned, special-purpose subsidiary of the sponsor; and

•	CLC Servicing and the CLC warehouse entities are wholly-owned subsidiaries of the sponsor.

There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm's length transaction with an unrelated third party that are material to noteholders other than as described in this free-writing prospectus and the accompanying prospectus between or among the sponsor and the issuing entity and any other principal party.

Summary

           The following summary is a very general overview of the terms of the notes being offered by this free-writing prospectus and does not contain all of the information that you need to consider in making your investment decision.

           Before deciding to purchase the offered notes, you should consider the more detailed information appearing elsewhere in this free-writing prospectus and in the accompanying prospectus.

           This free-writing prospectus contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Statements" in this free-writing prospectus and the accompanying prospectus.

Principal Parties and Dates

Issuing Entity

•	College Loan Corporation Trust I

Depositor

•	College Loan LLC

Issuer Administrator and Sponsor

•	College Loan Corporation

Servicers

•	ACS Education Services, Inc.

•	CLC Servicing

•	Great Lakes Educational Loan Services, Inc.

           We may replace any servicer with one or more new servicers or may add one or more additional servicers subject to certain conditions in the indenture. Noteholders' consent will not be required for the replacement of any servicer or the issuance of a new series of notes.

Back-up Administrator and Verification Agent

•	Deutsche Bank Trust Company Americas

Back-up Servicer

•	ACS Education Services, Inc. will be the back-up servicer for CLC Servicing

Eligible Lender Trustee and Indenture Trustee

•	Deutsche Bank Trust Company Americas

Delaware Trustee

•	Wilmington Trust Company

Auction Agent

•	Deutsche Bank Trust Company Americas

Broker-Dealers for Auction Rate Notes

•	UBS Securities LLC

•	Citigroup Global Markets Inc.

•	Goldman, Sachs & Co.

Underwriters

•	UBS Securities LLC

•	Citigroup Global Markets Inc.

•	Goldman, Sachs & Co.

Closing Date

           The closing date for this offering is expected to be November 2, 2007.

Cut-Off Date

           The cut-off date for a student loan the issuing entity acquires will be the date on which that student loan is acquired by the issuing entity. The issuing entity will receive all payments made on a student loan on and after its cut-off date.

Statistical Calculation Date

           The information presented in this free-writing prospectus is given as of August 31, 2007 for the student loans the issuing entity currently owns in addition to those student loans that were originated on or prior to that date that the issuing entity will acquire on the closing date. We refer to August 31, 2007 as the statistical calculation date. The depositor believes that the information in this free-writing prospectus with respect to those student loans as of the statistical calculation date is representative of the characteristics of the student loans as they will exist on the closing date, although certain characteristics of the student loans may vary.

Distribution Dates

           LIBOR rate notes.   Distributions will be made on the series 2007-2 LIBOR rate notes on the 25th day of each January, April, July and October. We sometimes refer to these distribution dates as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date for the series 2007-2 LIBOR rate notes will be January 25, 2008.

         Auction rate notes.   Distributions will be made on each series of series 2007-2 auction rate notes on the business day following the end of each applicable auction period. However, if an auction period for a series of series 2007-2 auction rate notes exceeds three months, distributions also will be made to that series on each quarterly distribution date occurring during that auction period. We sometimes refer to a distribution date for a series of series 2007-2 auction rate notes as an "auction rate distribution date."

Collection Periods

           The collection periods will be the calendar month preceding each monthly calculation date.

Interest Accrual Periods

           LIBOR rate notes.   The initial interest accrual period for the series 2007-2 LIBOR rate notes begins on the closing date and ends on January 24, 2008. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

           Auction rate notes.   The initial interest accrual period for each series of series 2007-2 auction rate notes will begin on the closing date and end on the day preceding the first auction rate distribution date for that series. All other interest accrual periods for a series of series 2007-2 auction rate notes will begin on the prior auction rate distribution date for that series and end on the day preceding the upcoming auction rate distribution date for that series.

           We sometimes refer to an interest accrual period for a series of series 2007-2 auction rate notes as an "auction period."

Record Date

           Payments on each series of series 2007-2 notes will be payable to the record holders of the applicable series as of the close of business on the record date, which is the business day before the related distribution date.

Monthly Calculation Date

           The 25th day of each calendar month, or if such day is not a business day, the next business day.

Description of the Series 2007-2 Notes

General

           College Loan Corporation Trust I is a master trust. The issuing entity has previously issued other series of notes, and may, in the discretion of the sponsor, issue additional series of notes in the future. The net proceeds received from issuing our notes were, and will be, used to purchase student loans and to make deposits into various funds and accounts. All of those student loans previously acquired, along with the student loans we purchase with the proceeds of the series 2007-2 notes and any future series of notes, have been or will be originated under the Federal Family Education Loan Program and are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added. See "Outstanding Notes Issued by the Issuing Entity" in this free-writing prospectus for a description of each outstanding series of notes issued previously by College Loan Corporation Trust I.

           Additional series of notes will be issued only if each rating agency then rating our notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to our notes. There will be no other independent verification of the sponsor's exercise of authority or determination to cause the issuing entity to issue additional series of notes. Noteholders will not be entitled to consent to any future issuance, although they will receive notice of such issuance in the periodic statements available to noteholders.

Offered Notes

           College Loan Corporation Trust I is offering the following student loan asset-backed notes:

                                                                                                Initial Rate
              Original Principal   Interest Rate         Final           Initial Auction       Adjustment and         Initial
  Series            Amount          (Per Annum)       Maturity Date            Date           Distribution Date    Broker-Dealer
-----------   ------------------  --------------    ----------------     ----------------     -----------------    -------------
                                  3-month LIBOR
2007-2A-1        $400,000,000        plus __%        January 25, 2024            N/A                  N/A               N/A

2007-2A-2        $ 86,500,000      Auction Rate      November 1, 2047     November 20, 2007    November 21, 2007        UBS

2007-2A-3        $ 86,500,000      Auction Rate      November 1, 2047     November 28, 2007    November 29, 2007        UBS

2007-2A-4        $ 86,500,000      Auction Rate      November 1, 2047     November 30, 2007    December 3, 2007         UBS

2007-2A-5        $ 86,500,000      Auction Rate      November 1, 2047     December 3, 2007     December 4, 2007         UBS

2007-2A-6        $ 86,500,000      Auction Rate      November 1, 2047     December 6, 2007     December 7, 2007         UBS

2007-2A-7        $ 86,500,000      Auction Rate      November 1, 2047     November 21, 2007    November 23, 2007        Citi

2007-2A-8        $ 86,500,000      Auction Rate      November 1, 2047     November 26, 2007    November 27, 2007        Citi

2007-2A-9        $ 86,500,000      Auction Rate      November 1, 2047     November 29, 2007    November 30, 2007        Citi

2007-2A-10       $ 86,500,000      Auction Rate      November 1, 2047     December 4, 2007     December 5, 2007         Citi

2007-2A-11       $ 86,500,000      Auction Rate      November 1, 2047     December 7, 2007     December 10, 2007        Citi

2007-2A-12       $ 75,000,000      Auction Rate      November 1, 2047     November 23, 2007    November 26, 2007        GS

2007-2A-13       $ 75,000,000      Auction Rate      November 1, 2047     November 27, 2007    November 28, 2007        GS

2007-2A-14       $ 50,000,000      Auction Rate      November 1, 2047     December 5, 2007     December 6, 2007         GS

2007-2B-1        $ 35,000,000      Auction Rate      November 1, 2047     November 20, 2007    November 21, 2007        UBS

           The series 2007-2 notes will be issued pursuant to an indenture of trust and a related supplemental indenture of trust. The series 2007-2A-1 through series 2007-2A-14 notes, which also are referred to as the "series 2007-2 senior notes" will be senior notes secured by the assets of the issuing entity on a parity with all other senior notes and other senior obligations issued by the issuing entity, regardless of when issued. The series 2007-2B-1 notes, which are also referred to as the "series 2007-2 subordinate notes," will be subordinate notes secured by the assets of the issuing entity on a parity with all other subordinate notes and other subordinate obligations issued by the issuing entity, regardless of when issued.

           The series 2007-2A-1 notes also are referred to as "LIBOR rate notes" or "series 2007-2 LIBOR rate notes." The series 2007-2A-2 notes through series 2007-2A-14 notes and the series 2007-2B-1 notes also are referred to as "auction rate notes" or "series 2007-2 auction rate notes."

           The series 2007-2 LIBOR rate notes will be available for purchase in minimum denominations of $100,000 and additional multiples of $1,000. Each series of series 2007-2 auction rate notes will be available for purchase in multiples of $25,000.

Interest Rates and Payments

           LIBOR rate notes.  The LIBOR rate notes will bear interest at the annual rate described in the above table. However, for the initial interest accrual period, the LIBOR rate notes will bear interest based on the formula described under "Payments on the Notes – Interest Payments – LIBOR Rate Notes".

           The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest period divided by 360.

           Interest accrued on the outstanding principal balance of the LIBOR rate notes during each interest accrual period will be paid on the related quarterly distribution date.

           Auction rate notes.   The interest rates on the auction rate notes will be determined pursuant to the auction procedures described in this free-writing prospectus and the accompanying prospectus. However, the interest rate on the auction rate notes for the initial auction period will be determined by the underwriters and the sponsor prior to the closing date.

           For each auction period, other than the initial auction period, the interest rate for the auction rate notes will be the lesser of:

•	the rate determined pursuant to the auction procedures described under "Description of the Notes--Auction rate notes" in the accompanying prospectus; and

•	the "maximum rate", which is equal to the least of:

•	the "maximum auction rate", which is equal to one-month LIBOR plus a margin ranging from 1.50% to 3.50%, depending on the rating of the applicable series of auction rate notes;

•	17%;

•	the highest rate permitted by law; and

•	during a net loan rate restriction period, the "net loan rate", which is based upon the actual return on the student loans owned by the issuing entity minus administrative expenses, other fees and interest payments due on the notes (other than the auction rate notes).

           We sometimes refer to the interest rate for the auction rate notes as the "auction period rate."

           Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be.

           After the initial auction period, the period between auctions for each series of auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for any series of auction rate notes may change as described under "Description of the Notes—Auction rate notes" in the accompanying prospectus.

           If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the auction period rate for the auction period will be the non-payment rate, which equals the maximum auction rate plus 1.00%, but not exceeding the lesser of 17% per annum and the highest rate permitted by law.

           If in any auction all the auction rate notes subject to the auction are subject to hold orders, the auction period rate for the interest accrual period will equal the all-hold rate, which is 90% of the one-month LIBOR rate (for auction periods of 35 days or less) or 90% of the U.S. Treasury Bill rate for a period comparable to the auction period (for auction periods of more than 35 days), but in either event not exceeding the lesser of 17% and the highest rate permitted by law.

           Interest accrued on the outstanding principal balance of a series of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

Principal Payments

           Although no installments of principal are due on the notes prior to their stated maturity, on each distribution date, principal reduction payments or principal redemptions will be made on the notes in an amount equal to the funds available to pay principal on the notes as described in "Payment on the Notes—Collection Fund" and "—Debt Service Fund" herein.

Description of the Issuing Entity

General

           College Loan Corporation Trust I is a Delaware statutory trust whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the issuing entity, issuing and making payments on the notes issued by the issuing entity and any other incidental or related activities.

           The issuing entity will use the proceeds from the sale of the series 2007-2 notes to purchase student loans, to make deposits to the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund and to pay costs of issuing the series 2007-2 notes.

           The only sources of funds for payment of all of the notes issued under the indenture, including the series 2007-2 notes, are the student loans and investments pledged to the indenture trustee, the payments the issuing entity receives on those student loans and investments and any payments the issuing entity receives under any derivative product agreements.

The Assets of the Issuing Entity

           The assets of the issuing entity will include:

•	the FFELP student loans acquired previously as well as the FFELP student loans acquired with the proceeds of the sale of the series 2007-2 notes and any notes sold in the future;

•	collections and other payments received on account of the student loans;

•	money and investments held in funds created under the indenture, including the Acquisition Fund, the Collection Fund, the Department Rebate Fund, the Capitalized Interest Fund, the Debt Service Fund, the Surplus Fund and the Reserve Fund; and

•	its rights under any derivative product agreements.

The Acquisition Fund

           Approximately $1,457,386,200 of the proceeds from the sale of the series 2007-2 notes will be deposited into the Acquisition Fund, of which approximately $1,388,601,000 will be used on the closing date by the issuing entity, acting through the eligible lender trustee, to purchase student loans, including premiums on the student loans, and to pay costs of issuance. Until March 31, 2008, the remaining $68,785,200 of the proceeds from the sale of the series 2007-2 notes in the Acquisition Fund, representing approximately 4.82% of the proceeds to the issuing entity from the sale of the series 2007-2 notes and approximately 0.92% of the aggregate principal balance of the student loans, including accrued interest, will be used by the issuing entity, acting through the eligible lender trustee, to purchase additional student loans, including premiums on the student loans, and student loans that are being added to the student loans the issuing entity acquired previously. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following the origination of the consolidation loan.

           Any proceeds from the issuance of the series 2007-2 notes remaining in the Acquisition Fund on the April 2008 monthly calculation date will be transferred to the Retirement Account of the Debt Service Fund. In addition, on each monthly calculation date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies, servicing fees, trustees' fees, administration fees and the interest then due on the notes, moneys on deposit in the Surplus Fund, the Capitalized Interest Fund and the Acquisition Fund, in that order, will be transferred to the Collection Fund to cover any such deficiency.

           All student loans acquired with the proceeds of the series 2007-2 notes, including those student loans acquired after the closing date, will have had their first disbursement prior to October 1, 2007. See "Risk Factors – Changes to the Higher Education Act may result in adverse changes to the student loans" in this free-writing prospectus."

The Collection Fund

           The indenture trustee will deposit into the Collection Fund all revenues derived from student loans and money or assets on deposit in the trust estate and any payments received from the counterparties pursuant to any derivative product agreements. Money on deposit in the Collection Fund will be used to pay amounts as described below under "Description of the Issuing Entity — Flow of Funds."

The Department Rebate Fund

           The indenture trustee will establish a Department Rebate Fund as part of the trust estate. On each monthly calculation date, the issuer administrator will direct the indenture trustee to deposit into the Department Rebate Fund from the Collection Fund amounts of interest paid by borrowers on loans first disbursed on or after April 1, 2006 that exceed the special allowance support levels applicable to such loans under the Higher Education Act. Such amounts must be rebated to the U.S. Department of Education, generally by deduction from special allowance payments otherwise due to the issuing entity. See "Description of the Federal Family Education Loan Program – Special Allowance Payments" in the accompanying prospectus. Moneys in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the U.S. Department of Education from payments otherwise due to the issuing entity, or will be paid to the U.S. Department of Education if necessary to discharge the issuing entity's rebate obligation.

The Capitalized Interest Fund

           Approximately $26,689,300 of the proceeds from the sale of the series 2007-2 notes will be deposited into the Capitalized Interest Fund on the closing date. Amounts on deposit in the Capitalized Interest Fund will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Acquisition Fund or the Reserve Fund. However, any moneys remaining in the Capitalized Interest Fund on October 25, 2008 will be transferred to the Collection Fund.

The Reserve Fund

           The issuing entity will make a deposit to the Reserve Fund from the proceeds of the sale of the series 2007-2 notes in the amount of $11,250,000. This deposit, together with amounts on deposit in the Reserve Fund prior to the closing date, will cause the Reserve Fund to have a balance of $59,381,250. The Reserve Fund is subject to a required minimum balance equal to the greater of:

•	0.75% of the aggregate outstanding principal balance of all notes issued under the indenture, or

•	$3,000,000;

provided, however, in no event shall such required minimum balance exceed the aggregate outstanding principal balance of all notes issued by the issuing entity; provided further, such amounts may be decreased if each rating agency then rating our notes confirms that such decrease will not result in any reduction or withdrawal of any rating then assigned to our notes.

           To the extent the amount in the Reserve Fund falls below the Reserve Fund required minimum balance, the Reserve Fund will be replenished on each monthly calculation date from funds available in the Collection Fund as described below under "Description of the Issuing Entity — Flow of Funds." Amounts on deposit in the Reserve Fund will be available to pay interest due on the notes on each applicable distribution date and principal due on a series of notes on its final maturity date, in each case, to the extent there are insufficient amounts in the other funds. Funds on deposit in the Reserve Fund in excess of the Reserve Fund required minimum balance will be transferred to the Collection Fund.

The Administration Fund

           On each monthly calculation date, the indenture trustee will transfer to the Administration Fund specified amounts from the Collection Fund and, if necessary, the Surplus Fund, the Capitalized Interest Fund and the Acquisition Fund. Those amounts will be used to pay loan servicing fees, administration fees and other fees and expenses of the issuing entity's student loan program.

Debt Service Fund

           The Debt Service Fund will be used only for the payment when due of principal and interest on the notes, the purchase or redemption price of notes, other indenture obligations and carry-over amounts (including any accrued interest thereon).

Surplus Fund

           Excess funds in the Collection Fund not needed to make transfers or payments in any month will be transferred to the Surplus Fund and will be available on future dates to offset deficiencies in other funds or accounts. Amounts in the Surplus Fund also may be released to the issuing entity or used to make indemnity payments if, after taking into account any such release or payment, certain asset to liability ratio tests are satisfied. These tests are described in this free-writing prospectus under the heading "Credit Enhancement – Surplus Fund."

Flow of Funds

           On each monthly calculation date, prior to an event of default, money in the Collection Fund will be used to make the following deposits and distributions, to the extent such amounts are due and payable on that date and funds are available, as shown in the chart beginning on the following page. Certain deposits or distributions listed below may not be made until a future issuance of notes. See "Payments on the Notes – Collection Fund" in this free-writing prospectus for a more detailed description of distributions. Also, certain deposits or distributions listed below relate to previously issued reset rate notes and interest only notes. See "Outstanding Notes Issued by the Issuing Entity" in this free-writing prospectus and "Description of the Notes – The reset rate notes" in the accompanying prospectus.

                  -----------------------------------------------------------------------------------------------------------------
                                                                     COLLECTION FUND
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
1st                                             Payments required under any joint sharing agreement
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
2nd                        Payments to the U.S. Department of Education, Department Rebate Fund or to a guarantee agency
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
3rd                                                             Administration Fund
                            (payment of issuing entity's expenses subject to limitations in the supplemental indenture)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
4th                                             Interest on senior notes or other senior obligations
(pro rata)                                 (except for certain payments due under senior swap agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
5th                                                          Principal on senior notes
(pro rata)                                                      (at stated maturity)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
6th                                        Interest on subordinate notes or other subordinate obligations
(pro rata)                              (except for certain payments due under subordinate swap agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
7th                                                        Principal on subordinate notes
(pro rata)                                                      (at stated maturity)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
8th                                                                 Reserve Fund
                                    (amounts necessary to increase the balance to the Reserve Fund Requirement)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
9th                                 Interest on junior subordinate notes or other junior subordinate obligations
(pro rata)                           (except for certain payments due under junior subordinate swap agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
10th                                                   Principal on junior subordinated notes
(pro rata)                                                      (at stated maturity)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
11th                   Other payments as set forth in a supplemental indenture upon satisfaction of a rating agency condition
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
12th                                                              Acquisition Fund
                                 (to fund add-on loans relating to consolidation loans owned by the issuing entity)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
                                                    Retirement Account of the Debt Service Fund
                                             (redemption of, or distribution of principal on the notes)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
14th                                                              Acquisition Fund
                       (fund subsequent disbursements relating to Stafford loans and PLUS loans owned by the issuing entity)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
15th                                           Supplemental Interest Account and Carry-over Amounts
(sequentially)                                                       for Senior Notes
                                                      (other than series IO carry-over interest)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
16th                                                     Carry-over Amounts for Subordinate Notes
                                                   (but only if the senior asset percentage would be at
                                                     least 100% upon the application of such amounts)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
17th                                                 Carry-over Amounts for Junior Subordinate Notes
                                                     (but only if the senior asset percentage and the
                                                   subordinate asset percentage would be at least 100%
                                                          upon the application of such amounts)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
18th                                                             Senior Swap Counterparty
                                                     (payment of unpaid amounts due under senior swap
                                                                       agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
19th                                                          Subordinate Swap Counterparty
                                                  (payment of unpaid amounts due under subordinate swap
                                                                       agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
20th                                                       Junior Subordinate Swap Counterparty
                                                       (payment of unpaid amounts due under junior
                                                               subordinate swap agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
21st                                               Interest on senior notes or other senior obligations
(pro rata)                                         for which payment is made at intervals of more than
                                                                      every 60 days
                                                    (except for certain payments due under senior swap
                                                                       agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
22nd                                                Interest on subordinate notes or other subordinate
(pro rata)                                        obligations for which payment is made at intervals of
                                                                 more than every 60 days
                                                    (except for certain payments due under subordinate
                                                                     swap agreements)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
23rd                                                                Retirement Account
                                                    (redemption of, or distribution of principal with
                                                    respect to, notes. See Retirement Account chart on
                                                                         page 16)
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
24th                                                   Series IO carry-over interest on the series
                                                                     2006-1A-IO notes
                  -----------------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------------
25th                                                                   Surplus Fund
                  -----------------------------------------------------------------------------------------------------------------

Retirement Account

           All notes, regardless of when issued, that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity, will be redeemed or paid with moneys deposited to the Retirement Account.

           The issuing entity issued previously, and has outstanding, numerous series of notes. See "Outstanding Notes Issued by the Issuing Entity" in this free-writing prospectus. Since the timing and amount of principal payments on certain of the issuing entity's previously issued notes will affect the timing and amount of principal payments on the series 2007-2 notes, the following describes the principal payment priorities of the issuing entity's notes.

           So long as any series 2003-2 notes are outstanding, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2003-2 notes pursuant to priority thirteenth above (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula:

          TA = [(TB) x (F/3)] - RAB

           Where

           TA = Amount to be transferred to the Retirement Account and allocated to the series 2003-2 notes on the monthly calculation date.

           TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2003-2 notes immediately prior to the monthly calculation date less the aggregate targeted balance of each series of series 2003-2 notes listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

           F = 1 for the first monthly calculation date occurring in an interest accrual period, 2 for the second monthly calculation date occurring in an interest accrual period and 3 for the third monthly calculation date occurring in an interest accrual period.

           RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2003-2 notes, including any amounts received pursuant to priority twenty-third above.

           If on any monthly calculation date the above formula results in $0 or a negative number, no additional amounts will be transferred to the Retirement Account and allocated to the series 2003-2 notes on that monthly calculation date, as the series 2003-2 notes will have been allocated the full amount necessary to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date.

           So long as any series 2003-2 notes are outstanding, on each quarterly distribution date the indenture trustee will use amounts on deposit in the Retirement Account to redeem the series 2003-2 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.

           The series 2003-2 notes were structured so that payments of principal will be made on these notes in a sequential order. Therefore, prior to an event of default under the indenture, no series 2003-2 note will receive a payment of principal if a series 2003-2 note with a lower numerical designation is outstanding.

           Only the series 2003-2 notes will receive distributions pursuant to priority thirteenth above. All other series of notes, including the series 2007-2 notes, will receive distributions pursuant to priority twenty-third above.

           Redemptions of notes will be made pursuant to priority twenty-third above as follows:

           First, to redeem each series of the series 2004-1 LIBOR rate notes following its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

           Second, to redeem each series of the series 2005-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

           Third, to redeem each series of the series 2006-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

           Fourth, if so provided for a series of series 2006-1A-7 senior notes for a reset period subsequent to the initial reset period, to redeem such series, or if a failed remarketing has occurred with respect to a series of the series 2006-1A-7 senior notes, to redeem such series (or if a failed remarketing has occurred with respect to both series of the series 2006-1A-7 senior notes, to redeem each series of the series 2006-1A-7 senior notes on a pro rata basis; provided that if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into an accumulation fund and used to redeem such series of reset rate notes on its next reset date). However, series 2006-1A-7 senior notes may not be redeemed under priority fourth upon a failed remarketing if a confirmation has been received from the rating agencies that the ratings of such series of reset rate notes will not be reduced or withdrawn as a result of not redeeming such notes.

           Fifth, to redeem the series 2007-2 LIBOR rate notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

           Sixth, to redeem each series of auction rate notes, including the series 2007-2 auction rate notes, that are then permitted to be redeemed, including any series of subordinate auction rate notes. The specific series of auction rate notes to be redeemed will be determined by issuer order and the redemptions will occur on the auction rate distribution date for the applicable series pursuant to the auction procedures described in the accompanying prospectus. However, so long as the series 2003-2 notes are outstanding, if on the first two monthly calculation dates occurring in a quarterly interest accrual period, the amount on deposit in the Retirement Account and allocated to the series 2003-2 notes is less than the full amount needed to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date, amounts available in this priority sixth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the series 2003-2 notes prior to redeeming auction rate notes.

           Seventh, to redeem each series of the reset rate notes still outstanding on a pro rata basis (or, if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into an accumulation fund and used to redeem such series of reset rate notes on its next reset date).

           Eighth, to redeem each series of the series 2003-2 notes sequentially in numerical order starting with the series 2003-2A-2 senior notes and ending with the series 2003-2A-3 senior notes, until its outstanding principal balance is reduced to zero.

           Ninth, to redeem each series of the series 2004-1 LIBOR rate notes during its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

           Tenth, to redeem each series of the series 2005-1 LIBOR rate notes sequentially in numerical order, starting with the series 2005-1A-1 senior notes and ending with the series 2005-1A-5 senior notes, until its outstanding principal balance is reduced to zero.

           Eleventh, to redeem each series of the series 2006-1 LIBOR rate notes sequentially in numerical order, starting with the series 2006-1A-1 senior notes and ending with the series 2006-1A-6 senior notes, until its outstanding principal balance is reduced to zero.

           Twelfth, to redeem the series 2007-2 LIBOR rate notes until their outstanding principal balance is reduced to zero.

           The principal lock-out period for the series 2004-1 LIBOR rate notes will end on the day immediately preceding the quarterly distribution date occurring in July 2008 with respect to the series 2004-1A-2 senior notes, October 2010 with respect to the series 2004-1A-3 senior notes and January 2015 with respect to the series 2004-1A-4 senior notes. The lock-out period for the series 2004-1A-1 senior notes has ended and such notes have been paid in full.

           When the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes are receiving principal distributions, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, pursuant to priority twenty-third under "Summary — Collection Fund" (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula, calculated first for the series 2005-1 LIBOR rate notes, second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2006-1 LIBOR rate notes, and third, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2007-2 LIBOR rate notes:

          TA = TB - RAB

          Where

           TA = Amount to be transferred to the Retirement Account and allocated to the applicable series of notes pursuant to priority twenty-third under "Summary — Collection Fund," on the monthly calculation date.

           TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes or series 2007-2 LIBOR rate notes, as applicable, immediately prior to the monthly calculation date less the aggregate targeted balance of such series listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

           RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, as applicable.

           If on any quarterly distribution date on which the series 2003-2 notes are receiving principal distributions, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2007-2 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2007-2 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the previous sentence, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2006-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2006-1 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the two previous sentences, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2005-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2005-1 LIBOR rate notes to the series 2003-2 notes.

           Pursuant to the allocations described in the preceding paragraphs, on each quarterly distribution date occurring when the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes are receiving principal distributions, the indenture trustee will use amounts on deposit in the Retirement Account and allocated to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, as applicable, to redeem the series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes and series 2007-2 LIBOR rate notes, up to the amount needed to reduce their outstanding principal balance to their respective targeted balances listed on Schedule A hereto for that quarterly distribution date, pursuant to priority twenty-third under "Summary — Collection Fund".

           As a result of the priorities described above:

•	so long as any series 2003-2 notes remain outstanding, deposits will be made to the Retirement Account for the series 2003-2 notes pursuant to priority thirteenth above prior to any other series of notes issued by the issuing entity receiving a principal payment, except for any payments due at the stated maturity of a series of notes;

•	so long as any series 2004-1 LIBOR rate note is outstanding and not in a principal lock-out period, no series 2005-1 note, series 2006-1 note or series 2007-2 note will receive payments of principal;

•	so long as any series 2005-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2006-1 note or series 2007-2 note will receive payments of principal;

•	so long as any series 2006-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2007-2 LIBOR rate notes will receive payments of principal; and

•	the series 2007-2 LIBOR rate notes will not receive any payments of principal exceeding the amount needed to reduce their outstanding principal balance to the targeted balance listed on Schedule A for the applicable quarterly distribution date unless the issuing entity has redeemed previously each series of auction rate notes (that are then permitted to be redeemed), each series of reset rate notes (or if a series of reset rate notes is not then receiving payments of principal, an amount equal to the outstanding principal balance of such series has been deposited into an accumulation fund), each series of series 2003-2 notes, each series of series 2004-1 LIBOR rate notes, each series of series 2005-1 LIBOR rate notes and each series of 2006-1 LIBOR rate notes.

           During any reset period, a series of reset rate notes may be structured not to receive principal payments until the end of its reset period. If a series of reset rate notes is structured in this manner, as is the case for the series 2006-1A-7A senior notes in their initial reset period, generally all amounts that otherwise would have been paid to the holders of such reset rate notes as principal will instead be deposited into an accumulation fund. Principal payments will be allocated to the accumulation fund until amounts on deposit therein are sufficient to pay the outstanding principal balance of such series of reset rate notes in full and those funds will remain in the accumulation fund until the next reset date for such series. On each related reset date, the issuing entity will pay all amounts, less any investment earnings, on deposit in the accumulation fund, including amounts deposited on that reset date, to the holders of the series of reset rate notes, or the related swap counterparty for payment to the holders of such reset rate notes if such reset rate notes are denominated in a currency other than U.S. Dollars, as a distribution of principal.

           Subordinate notes will not be redeemed so long as any series 2003-2 notes, series 2004-1 LIBOR rate notes, series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes or series 2007-2 LIBOR rate notes are outstanding. Thereafter, subordinated notes may only be redeemed if, after giving effect to the redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be least equal to 100.5%. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

           Subject to the limitations described in the preceding paragraph, the subordinate notes, including the series 2007-2 subordinate notes, may be redeemed at our option, in whole or in part, on any auction rate distribution date for that series at a price equal to 100% of the principal amount of notes being redeemed, plus accrued interest to the redemption date.

           As described above, pursuant to priority twenty-third under "Summary — Collection Fund," money in the Retirement Account will be used to make deposits and distributions, to the extent funds are available, as set forth in the following chart:

                  -----------------------------------------------------------------------------------------------------------
                                                                        RETIREMENT ACCOUNT
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
1st                                                                 2004-1 LIBOR Rate Notes
(sequentially)             (principal on each series of series 2004-1 LIBOR rate notes, sequentially, in ascending numerical order, following each series' respective lock-out period)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
2nd                                                                 2005-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2005-1 LIBOR rate notes, sequentially, in ascending numerical order, to its respective targeted balance for that quarterly distribution date)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
3rd                                                                 2006-1 LIBOR Rate Notes
(sequentially)            (principal on each series of series 2006-1 LIBOR rate notes, sequentially, in ascending numerical order, to its respective targeted balance for that quarterly distribution date)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
4th (pro rata)             If so provided for a series of series 2006-1A-7 senior notes for a reset period subsequent to the initial reset period, to such series or, for any reset period, if a failed remarketing has occurred for a series of series 2006-1A-7 senior notes, to such series (or, if a failed remarketing has occurred with respect to both series of series 2006-1A-7 senior notes, to each series of series 2006-1A-7 senior notes on a pro rata basis) (or to the accumulation fund, if such series is not then receiving principal)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
5th                                                                 2007-2 LIBOR Rate Notes
                          (principal on the series 2007-2 LIBOR rate notes to their targeted balance for that quarterly distribution date)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
6th                                                                   Auction Rate Notes
                                          (to redeem each series of auction rate notes then permitted to be redeemed)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
7th                                  To each series of series 2006-1A-7 senior notes still outstanding on a pro rata basis
                                         (or to the accumulation fund, if such series is not then receiving principal)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
8th                                                                      2003-2 Notes
(sequentially)                   (principal on each series of series 2003-2 notes, sequentially, in ascending numerical order)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
9th                                                                 2004-1 LIBOR Rate Notes
(sequentially)             (principal on each series of series 2004-1 LIBOR rate notes, during its lock-out period, sequentially, in ascending numerical order)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
10th                                                                2005-1 LIBOR Rate Notes
(sequentially)             (principal on each series of series 2005-1 LIBOR rate notes, sequentially, in ascending numerical order)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
11th                                                                2006-1 LIBOR Rate Notes
(sequentially)             (principal on each series of series 2006-1 LIBOR rate notes, sequentially, in ascending numerical order)
                  -----------------------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------------------
12th                                                                2007-2 LIBOR Rate Notes
                                                       (principal on the series 2007-2 LIBOR rate notes)
                  -----------------------------------------------------------------------------------------------------------

Flow of Funds After Events of Default

           Following the occurrence of an event of default that results in an acceleration of the maturity of the notes, no distributions of principal or interest will be made with respect to the subordinate notes until payment in full of principal and interest on each series of senior notes. Payments of principal on the senior notes will be made pro rata to the senior noteholders, without preference or priority of any kind, until each series of senior notes are repaid in full. Payments of principal on the subordinate notes will be made pro rata to the subordinate noteholders, without preference or priority of any kind, until each series of subordinate notes is repaid in full. See "Summary of the Indenture Provisions — Remedies on Default" in the accompanying prospectus.

Characteristics of the Student Loan Portfolio

           The portfolio of student loans that we currently own and the student loans that we expect to acquire on the closing date with the proceeds of the series 2007-2 notes will be originated under the Federal Family Education Loan Program. The portfolio is further described below under "Characteristics of our Student Loans" in this free-writing prospectus.

Credit Enhancement

        Credit enhancement for the notes will include cash on deposit in the Reserve Fund, the Capitalized Interest Fund and the Surplus Fund, as described below under "Credit Enhancement — Reserve Fund", " – Capitalized Interest Fund" and "- Surplus Fund" and, for the senior notes, the subordination of the subordinate notes and all other subordinate notes issued by the issuing entity.

Collateralization Ratios

           On the closing date, after we issue the series 2007-2 notes and acquire the student loans that we expect to acquire on the closing date:

•	the senior asset percentage will equal approximately 103.86%; and

•	the subordinate asset percentage will equal approximately 98.07%.

           Principal collections and excess interest received on the student loans will be used to pay or redeem notes and no funds will be released to the issuing entity until:

•	the senior asset percentage is not less than 107.0%;

•	the subordinate asset percentage is not less than 100.5%; and

•	the aggregate value of all assets pledged under the indenture, less the principal amount of all notes outstanding, exceeds $5,000,000.

           See "Payments on the Notes—Debt Service Fund—Retirement Account" in this free-writing prospectus for an explanation of the how the percentages are calculated.

Servicing

           The issuing entity has entered into servicing agreements pursuant to which ACS Education Services, Inc., CLC Servicing and Great Lakes Educational Loan Services Inc. have agreed to assume responsibility for servicing, maintaining custody of and making collections on the issuing entity's student loans. Under the terms of the servicing agreements, ACS Education Services, Inc., CLC Servicing and Great Lakes Educational Loan Services Inc. may be required to purchase student loans from the issuing entity if such servicer fails to comply with the terms and provisions of its respective servicing agreement. See "The Student Loan Operations of College Loan Corporation Trust I" in this free-writing prospectus. The monthly servicing fees of the servicers referenced above range from $1.25 to $3.00 per student loan based on factors such as:

•	the borrower payment status (i.e. repayment, forbearance, in school);

•	type of loan (i.e. Stafford, consolidation); and

•	date or origination.

Back-up Servicing

           ACS Education Services, Inc. will act as the back-up servicer under a contingency servicing agreement, pursuant to which it has agreed to service the student loans being serviced by CLC Servicing if CLC Servicing is unable to perform its duties under its servicing agreement. See "Servicing of the Student Loans – Description of Servicing Agreements – Back-up Servicing Agreement" in this free-writing prospectus. The back-up servicer will be paid the fees described under "Fees and Expenses of the Issuing Entity" below. See "Servicing of the Student Loans – Description of Servicers – ACS Education Services, Inc." in this free-writing prospectus for a description of ACS Education Services, Inc.

Book-Entry Registration

           The offered notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

Federal Income Tax Consequences

           Stroock & Stroock & Lavan LLP will deliver an opinion that, for federal income tax purposes, the offered notes will be treated as debt, as described in this free-writing prospectus and the accompanying prospectus. You will be required to include in your income interest on the offered notes as the interest accrues or is paid, in accordance with your method of tax accounting. See "Federal Income Tax Consequences" in this free-writing prospectus and the accompanying prospectus.

ERISA Considerations

           Notes that are treated as indebtedness without substantial equity features are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in this free-writing prospectus and the accompanying prospectus.

Rating of the Notes

           The series 2007-2 senior notes will be rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings.

           The series 2007-2 subordinate notes will be rated at least "A2" by Moody's Investors Service, Inc., at least "A" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and at least "A" by Fitch Ratings.

           These ratings do not address the likelihood of payment of any carry-over interest on the auction rate notes.

Irish Stock Exchange Listing

           Application will be made to the Irish Stock Exchange for the LIBOR rate notes to be admitted to the Official List and trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the series 2007-2 notes is not conditioned on the listing of the LIBOR rate notes on the Irish Stock Exchange.

CUSIP Numbers

• • • • • • • • • • • • • • •	Series 2007-2A-1 Senior Notes: 194262CY5
Series 2007-2A-2 Senior Notes:             194262CZ2
Series 2007-2A-3 Senior Notes:             194262DA6
Series 2007-2A-4 Senior Notes:             194262DB4
Series 2007-2A-5 Senior Notes:             194262DC2
Series 2007-2A-6 Senior Notes:             194262DD0
Series 2007-2A-7 Senior Notes:             194262DE8
Series 2007-2A-8 Senior Notes:             194262DF5
Series 2007-2A-9 Senior Notes:             194262DG3
Series 2007-2A-10 Senior Notes:           194262DH1
Series 2007-2A-11 Senior Notes:           194262DJ7
Series 2007-2A-12 Senior Notes:           194262DK4
Series 2007-2A-13 Senior Notes:           194262DL2
Series 2007-2A-14 Senior Notes:           194262DM0
Series 2007-2B-1 Subordinate Notes: 194262DN8

International Securities Identification Numbers (ISIN)

• • • • • • • • • • • • • • •	Series 2007-2A-1 Senior Notes: US194262CY51
Series 2007-2A-2 Senior Notes:             US194262CZ27
Series 2007-2A-3 Senior Notes:             US194262DA66
Series 2007-2A-4 Senior Notes:             US194262DB40
Series 2007-2A-5 Senior Notes:             US194262DC23
Series 2007-2A-6 Senior Notes:             US194262DD06
Series 2007-2A-7 Senior Notes:             US194262DE88
Series 2007-2A-8 Senior Notes:             US194262DF53
Series 2007-2A-9 Senior Notes:             US194262DG37
Series 2007-2A-10 Senior Notes:           US194262DH10
Series 2007-2A-11 Senior Notes:           US194262DJ75
Series 2007-2A-12 Senior Notes:           US194262DK49
Series 2007-2A-13 Senior Notes:           US194262DL22
Series 2007-2A-14 Senior Notes:           US194262DM05
Series 2007-2B-1 Subordinate Notes: US194262DN87

Risk Factors

           The discussion under the heading "Risk Factors" in the accompanying prospectus describes risks associated with your investment in the series 2007-2 notes. In addition, you should consider the following factors:

The issuing entity's assets may not be sufficient to pay its notes

           On the closing date, after we issue the series 2007-2 notes and acquire the student loans that we expect to acquire on the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for our notes will be approximately 98.07% of the aggregate principal balance of all our outstanding notes. Noteholders must rely primarily on interest payments on the issuing entity's student loans and other assets to reduce the aggregate principal amount of the notes. The noteholders, especially subordinate noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Additional notes may be issued in the future and additional student loans may be acquired at a premium which may cause the aggregate principal amount of the notes then outstanding to exceed the principal balance of the student loans and other assets in the trust estate.

           As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes and this would affect our subordinate notes before affecting our senior notes.

Changes to the Higher Education Act may result in adverse changes to the student loans

           The Higher Education Act and other relevant federal or state laws may be amended or modified in the future.

           The President signed the Deficit Reduction Act of 2005 into law on February 8, 2006, which extended the U.S. Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012. The act made certain other changes to the FFELP, including, but not limited to:

•	reducing student loan insurance from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

•	providing that student loans serviced by servicers designated for exceptional performance shall receive 99% insurance coverage on or after July 1, 2006; and

•	providing for the payment by lenders to the U.S. Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to such loans.

           The President signed the College Cost Reduction and Access Act into law on September 27, 2007, which act institutes significant changes to the FFELP, including, but not limited to:

•	reducing SAP payments by between 0.55% and 0.85% per annum, depending on the loan type (with lower reductions for not-for-profit lenders), for loans for which the first disbursement is made on or after October 1, 2007;

•	reducing student loan insurance from 97% to 95% for loans for which the first disbursement is made on or after October 1, 2012;

•	eliminating the exceptional performance designation, and the resulting higher insurance coverage, effective October 1, 2007, regardless of when the first disbursement on the loan was made;

•	increasing lender origination fees on consolidation loans from 0.50% to 1.00% for consolidation loans for which the first disbursement is made on or after October 1, 2007; and

•	reducing during the four year period beginning on July 1, 2008 and ending on June 30, 2012, the current fixed 6.8% interest rate for undergraduate subsidized Stafford loans, which rate reverts to 6.8% on subsidized Stafford Loans for which the first disbursement is made on or after July 1, 2012.

           On February 1, 2007, The Student Loan Sunshine Act (S. 486) was introduced in the U.S. Senate. On May 9, 2007, the House passed its own version of The Student Loan Sunshine Act. Both bills provide for substantially enhanced disclosures to borrowers. The bills also provide for disclosures regarding the relationships, if any, between lenders and the borrower's educational institution as well as limiting gifts, services or other things of value made by a lender which has a relationship with educational institutions.

           On June 12, 2007, the Secretary of Education released new proposed regulations to amend the FFELP. Among other things, the proposed regulations incorporate, with some modifications, current, interpretive and clarifying guidance on prohibited inducements and activities provided to lenders and guaranty agencies. In addition, the proposed regulations also specify the requirements that a school must meet if it chooses to provide a preferred lender list, including that the preferred lender list contain at least three lenders that are not affiliated with each other.

           On July 24, 2007, the U.S. Senate passed the Higher Education Amendments of 2007 (S. 1642), which regulates certain services provided to institutions of higher education by guarantors and lenders and also includes new disclosure requirements for lenders. In addition, schools are prohibited from designating preferred lender lists and are required to include any lender that requests inclusion on its standard list of lenders.

           The changes effected by the College Cost Reduction and Access Act, along with any of the proposed regulatory changes discussed above should they be enacted into law, could have an adverse impact on the FFELP student loan operations of College Loan Corporation. See "- Student loan servicing risk" for a discussion of the decision by CLC Servicing to discontinue servicing FFELP student loans as they enter repayment.

Role of the broker-dealers

           Each broker-dealer has been appointed by the issuers or obligors of various auction rate securities to serve as a dealer for the related auctions and is paid by those issuers or obligors for its services. With respect to the auction rate notes, each broker-dealer receives broker-dealer fees from such issuers or obligors at an agreed-upon annual rate that is applied to the principal amount of securities sold or successfully placed through each broker-dealer in such auctions.

           Each broker-dealer has been appointed to serve as a broker-dealer in the auctions pursuant to the applicable broker-dealer agreement among the issuing entity, the auction agent and such broker-dealer to contact existing investors and potential investors and solicit bids for the auction rate notes. Each broker-dealer will receive broker-dealer fees from the issuing entity with respect to the auction rate notes sold or successfully placed through it in auctions for the auction rate notes. A broker-dealer may share a portion of such fees with other broker-dealers that submit orders through it that are filled in auctions for the auction rate notes.

Bidding by broker-dealers

           Each broker-dealer is permitted, but not obligated, to submit orders in auctions for its own account either as a bidder or a seller and routinely does so in the auction rate securities market in its sole discretion. If a broker-dealer submits an order for its own account, it would have an advantage over other bidders because such broker-dealer would have knowledge of the other orders placed through it in that auction and, thus, could determine the rate and size of its order so as to increase the likelihood that its order will be accepted in the auction and that the auction will clear at a particular rate. For this reason, and because each broker-dealer is appointed and paid by the issuing entity to serve as a broker-dealer in each auction, a broker-dealer's interests in conducting an auction may differ from those of existing holders and potential holders who participate in auctions. See "Risk Factors – Role of the broker-dealers" in this free-writing prospectus. A broker-dealer would not have knowledge of orders submitted to the auction agent by any other broker-dealer, or any future broker-dealer, appointed to accept orders pursuant to a broker-dealer agreement.

           Each broker-dealer may routinely place one or more bids in an auction for its own account to acquire auction rate notes for its inventory, to prevent an "auction failure event" (i.e. an event where there are insufficient clearing bids, which would result in the auction rate being set at the maximum rate) or to prevent an auction from clearing at a rate that such broker-dealer believes does not reflect the market for the auction rate notes. Each broker-dealer may place such bids even after obtaining knowledge of some or all of the other orders submitted through it. When bidding for its own account, a broker-dealer may also bid outside or inside the range of rates that it posts in its Price Talk. See "Risk Factors — Price Talk" in this free-writing prospectus.

           Each broker-dealer routinely encourages bidding by others in auctions for which it serves as broker-dealer. Each broker-dealer also may encourage bidding by others in auctions, including to prevent an "auction failure event" or to prevent the auction from clearing at a rate that the broker-dealer believes does not reflect the market for the auction rate notes. Each broker-dealer may encourage such bids even after obtaining knowledge of some or all of the other orders submitted through it.

           Bids by a broker-dealer or by those it may encourage to bid are likely to affect (i) the auction rate — including preventing the auction rate from being set at the maximum rate or otherwise causing bidders to receive a higher or lower rate than they might have received had such broker-dealer not bid or not encouraged others to bid and (ii) the allocation of auction rate notes being auctioned — including displacing some bidders who may have their bids rejected or receive fewer auction rate notes than they would have received if such broker-dealer had not bid or encouraged others to bid. Because of these practices, the fact that an auction clears successfully does not mean that an investment in the auction rate notes involves no significant liquidity or credit risk. The broker-dealers are not obligated to continue to place such bids or to encourage other bidders to do so in any particular auction to prevent an auction from failing or clearing at a rate a broker-dealer believes does not reflect the market for the auction rate notes. Investors should not assume that the broker-dealers will place bids or encourage others to do so or that "auction failure events" will not occur. Investors should also be aware that bids by a broker-dealer or by those it may encourage to place bids may cause lower auction rates to occur.

           In any particular auction, if all outstanding auction rate notes being auctioned are the subject of submitted hold orders, the auction rate for the next succeeding auction period will be the all hold rate (such a situation is called an "all hold auction").

           It is the practice of each of the broker-dealers that holds any auction rate notes for its own account on an auction date to submit a sell order into the auction with respect to such auction rate notes, which would prevent that auction from being an all hold auction. A broker-dealer may, but is not obligated to, submit bids for its own account in that same auction, as set forth above.

           The statements herein regarding bidding by a broker-dealer apply only to a broker-dealer's auction desk and any other business units of the broker-dealer that are not separated from the auction desk by an information barrier designed to limit inappropriate dissemination of bidding information.

"Price Talk"

           Before the start of an auction, a broker-dealer, in its discretion, may make available to its customers who are existing holders and potential holders such broker-dealer's good faith judgment of the range of likely clearing rates for the auction based on market and other information. This is known as "Price Talk." Price Talk is not a guaranty that the auction rate established through the auction will be within Price Talk, and existing holders and potential holders are free to use it or ignore it. A broker-dealer may occasionally update and change Price Talk based on changes in issuer credit quality or macroeconomic factors that are likely to result in a change in interest rate levels, such as an announcement by the Federal Reserve Board of a change in the Federal Funds rate or an announcement by the Bureau of Labor Statistics of unemployment numbers. Each broker-dealer will use its best efforts to communicate this information in a manner reasonably designed to make it available to all existing holders and potential holders that were given the original Price Talk. Existing holders and potential holders should confirm with their broker-dealers the manner by which the broker-dealers will communicate Price Talk and any changes to Price Talk.

"All-or-Nothing" bids

           The broker-dealers do not accept "all-or-nothing" bids (i.e., bids whereby the bidder proposes to reject an allocation smaller than the entire quantity bid) or any other type of bid that allows the bidder to avoid auction procedures that require the pro rata allocation of the auction rate notes when there are not sufficient sell orders to fill all bids at the clearing rate.

No assurances regarding auction outcomes

           No broker-dealer provides any assurance as to the outcome of any auction. Nor does any broker-dealer provide any assurance that any bid will be successful, in whole or in part, or that the auction will clear at a rate that a bidder considers acceptable. Bids for the auction rate notes may be rejected or may be only partially filled, and the auction rate on any auction rate notes purchased or retained in an auction may be lower than the market rate for similar investments.

           The broker-dealers will not agree before an auction to buy auction rate notes from, or sell auction rate notes to, a customer after the auction.

Deadlines

           Each particular auction has a formal time deadline by which all bids must be submitted by a broker-dealer to the auction agent. This deadline is called the "submission deadline." To provide sufficient time to process and submit customer bids to the auction agent before the submission deadline, each of the broker-dealers imposes an earlier deadline — called the "broker-dealer deadline" — by which bidders must submit bids to it. The broker-dealer deadline is subject to change by each broker-dealer. Each broker-dealer will use its best efforts to make this information available by means reasonably expected to reach existing holders and potential holders. Existing holders and potential holders should consult with their broker-dealers as to their broker-dealer deadlines. A broker-dealer may correct clerical errors by the broker-dealer after the broker-dealer deadline and prior to the submission deadline. A broker-dealer may submit bids for its own account at any time until the submission deadline and may change bids they have submitted for their own account at any time until the submission deadline. The auction procedures provide that until one hour after the auction agent completes the dissemination of the results of an auction, new orders can be submitted to the auction agent if such orders were received by a broker-dealer or generated by a broker-dealer for its own account prior to the submission deadline and the failure to submit such orders prior to the submission deadline was the result of force majeure, a technological failure or a clerical error. In addition, until one hour after the auction agent completes the dissemination of the results of an auction, a broker-dealer may modify or withdraw an order submitted to the auction agent prior to the submission deadline if the broker-dealer determines that such order contained a clerical error. In the event of such a submission, modification, or withdrawal, the auction agent will rerun the auction, if necessary, taking into account such submission, modification, or withdrawal.

Existing holder's ability to resell auction rate notes may be limited

           Existing holders may sell, transfer or dispose of auction rate notes in an auction only pursuant to a bid or sell order in accordance with the auction procedures or outside of an auction only through a broker-dealer. Existing holders will be able to sell all of the auction rate notes that are the subject of submitted sell orders only if there are bidders willing to purchase all those auction rate notes in the auction. If sufficient clearing bids have not been made, existing holders that have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any, of the auction rate notes subject to such submitted sell orders. As discussed above (see "Risk Factors — Bidding by broker-dealers"), a broker-dealer may submit a bid in an auction to keep it from failing, but it is not obligated to do so. There may not always be enough bidders to prevent an auction from failing in the absence of such broker-dealer bidding in the auction for its own account. Therefore, "auction failure events" are possible, especially if the issuing entity's credit were to deteriorate, a market disruption were to occur or if, for any reason, a broker-dealer were unable or unwilling to bid in the applicable auction.

           Between auctions, there can be no assurance that a secondary market for the auction rate notes will develop or, if it does develop, that it will provide existing holders the ability to resell the auction rate notes on the terms or at the times desired by an existing holder. Each broker-dealer may, in its own discretion, decide to buy or sell the auction rate notes in the secondary market for its own account to or from investors at any time and at any price, including at prices equivalent to, below, or above the par value of the auction rate notes. However, the broker-dealers are not obligated to make a market in the auction rate notes, and may discontinue trading in the auction rate notes without notice for any reason at any time. Existing holders who resell between auctions may receive less than par value, depending on market conditions.

           If an existing holder purchased an auction rate note through a dealer which is not one of the broker-dealers for the auction rate notes, such existing holder's ability to sell its auction rate note may be affected by the continued ability of its dealer to transact trades for the auction rate notes through the broker-dealers.

           The ability to resell the auction rate notes will depend on various factors affecting the market for the auction rate notes, including news relating to the issuing entity, the attractiveness of alternative investments, investor demand for short term securities, the perceived risk of owning the auction rate notes (whether related to credit, liquidity or any other risk), the tax or accounting treatment accorded the auction rate notes (including U.S. generally accepted accounting principles as they apply to the accounting treatment of auction rate securities), reactions of market participants to regulatory actions (such as those described in "Risk Factors — Securities and Exchange Commission settlements" in this free-writing prospectus) or press reports, financial reporting cycles and market conditions generally. Demand for the auction rate notes may change without warning, and declines in demand may be short-lived or continue for longer periods.

Resignation of the auction agent under the auction agent agreement or a broker-dealer under the applicable broker-dealer agreement could impact the ability to hold auctions

           The auction agent agreement provides that the auction agent may resign from its duties as auction agent by giving at least 90 days notice to the indenture trustee, the issuing entity and each broker-dealer and does not require, as a condition to the effectiveness of such resignation, that a replacement auction agent be in place if its fee has not been paid. The auction agent may terminate the auction agent agreement upon 25 days' notice if, after notifying the indenture trustee, each broker-dealer and the issuing entity that it has not received payment of any auction agent fee due it in accordance with the terms hereof, the auction agent does not receive such payment within 30 days. Any resignation or termination of the auction agent, other than as described in the immediately preceding sentence, shall not become effective until a successor auction agent has been appointed and such successor auction agent has accepted such position; provided, however, that in the event that a successor auction agent has not been appointed within 60 days after the date specified in its notice of resignation, then the auction agent may petition a court of competent jurisdiction for a replacement.

           Each broker-dealer agreement provides that the broker-dealer thereunder may resign upon 5 days notice or suspend its duties immediately, in certain circumstances, and does not require, as a condition to the effectiveness of such resignation or suspension, that a replacement broker-dealer be in place. For any auction period during which there is no duly appointed auction agent, or during which there is no duly appointed broker-dealer, it will not be possible to hold auctions, with the result that the interest rate on the auction rate notes will be determined as described in "Description of the Series 2007-2 Notes – Auction Rate Notes" in this free-writing prospectus.

Securities and Exchange Commission settlements

           On May 31, 2006, the Securities and Exchange Commission announced that it had settled its investigation of fifteen firms, including Citigroup Global Markets Inc. and Goldman, Sachs & Co. (the "Settling Broker-Dealers"), that participate in the auction rate securities market, regarding their respective practices and procedures in this market. The SEC alleged in the settlement that the firms had managed auctions for auction rate securities in which they participated in ways that were not adequately disclosed or that did not conform to disclosed auction procedures. As part of the settlement, the Settling Broker-Dealers agreed to pay civil penalties. In addition, each Settling Broker-Dealer, without admitting or denying the SEC's allegations, agreed to provide to customers written descriptions of its material auction practices and procedures and to implement procedures reasonably designed to detect and prevent any failures by that Settling Broker-Dealer to conduct the auction process in accordance with disclosed procedures. No action was taken by the Securities and Exchange Commission against UBS Securities LLC, and UBS Securities LLC is not aware of any ongoing inquiries on this matter related to UBS Securities LLC.

           In addition on January 9, 2007, the SEC announced that it had settled its investigation of three banks, including Deutsche Bank Trust Company Americas (the "Settling Auction Agents"), that participate as auction agents in the auction rate securities market, regarding their respective practices and procedures in this market. The SEC alleged in the settlement that the Settling Auction Agents allowed broker-dealers in auctions to submit bids or revise bids after the submission deadlines and allowed broker-dealers to intervene in auctions in ways that may have affected the rates paid on the auction rate securities. As part of the settlement, each of the Settling Auction Agents agreed to pay a civil penalty. In addition, each Settling Auction Agent, without admitting or denying the SEC's allegations, agreed to provide to broker-dealers and issuers written descriptions of its material auction practices and procedures and to implement procedures reasonably designed to detect and prevent any failures by that Settling Auction Agent to conduct the auction process in accordance with disclosed procedures.

The acquisition of additional student loans after the closing date may cause the characteristics of the student loans to differ from those described in this free-writing prospectus

           Student loans may be added to the issuing entity with amounts in the Acquisition Fund and with the proceeds of the issuance of additional notes by the issuing entity. Following the transfer of additional student loans to the issuing entity after the closing date, the characteristics of the student loans may differ from the information as of the statistical calculation date presented in this free-writing prospectus. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term. Also see "Changes to the Higher Education Act may result in adverse changes to the student loans" in this free-writing prospectus for a discussion of recent changes impacting student loans with a first disbursement occurring on or after October 1, 2007.

The subordinate notes are subordinated to the senior notes

           Payments of interest and principal on the subordinate notes are subordinated in priority of payment to payments of interest and principal on the senior notes. Accordingly, holders of subordinate notes will bear a greater risk of loss than holders of the senior notes in the event of a shortfall in available funds or amounts in the Reserve Fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Surplus Fund, the Capitalized Interest Fund and the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on subordinate notes may be lower than you anticipate and you could suffer a loss. Subordinate notes are also subordinate to the senior notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes.

           Each student loan is guaranteed by a guarantee agency. American Student Assistance has guaranteed approximately 73.55% of the outstanding principal balance of the student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of American Student Assistance, it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the issuing entity receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

The notes may have a degree of basis risk which could compromise the issuing entity's ability to pay principal and interest on the notes

           There is a degree of basis risk associated with your notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the issuing entity's student loans and those of your notes adjust on the basis of different indexes. If a shortfall were to occur, the issuing entity's ability to pay your principal and/or interest on your notes could be compromised.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

           The interest rate on the auction rate notes may be limited by the maximum rate, which will be based on the least of the maximum auction rate, the maximum interest rate (17% per annum and the maximum interest rate permitted by law) or, in certain circumstances, the net loan rate. If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

           For an auction rate distribution date on which the maximum rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished.

Student loan servicing risk

           In September 2005, the sponsor established a servicing entity, known as CLC Servicing, which is a wholly owned subsidiary of the sponsor. CLC Servicing hired its executive and management personnel from other established student loan servicing companies, and purchased a servicing platform used by several student loan servicing companies. Many of the major student loan servicers have been servicing student loans for a considerably longer period of time. See "Servicing of the Student Loans — CLC Servicing" in this free-writing prospectus.

           An error by a servicer of student loans made under the Higher Education Act to follow specified procedures in making and collecting student loans as required by the Higher Education Act may result in the inability or refusal of a guarantee agency to make guarantee payments and/or the refusal by the U.S. Department of Education to provide various federal benefits with respect to such student loans. Such federal benefits include interest subsidy payments and special allowance payments made to the holders of Higher Education Act student loans, and reinsurance payments made to the guarantors of such student loans. See "Risk Factors — Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits" in the accompanying prospectus.

           In response to recent changes in the FFELP program that reduce yields to holders of FFELP student loans, CLC Servicing will discontinue servicing FFELP student loans as they enter repayment. On the closing date it is expected that CLC Servicing will service approximately __% of the student loans owned by the issuing entity that are in repayment status selected by CLC Servicing. CLC Servicing expects to conduct an orderly transfer of the servicing for these student loans to a servicer selected by CLC Servicing that has entered into a servicing agreement with the issuing entity. The issuing entity will not incur any fees or costs associated with this transaction.

If a swap agreement terminates early, the issuing entity may be required to make a large termination payment to the swap counterparty

           To date, the issuing entity has not entered into any swap agreement and the issuing entity does not anticipate entering into a swap agreement in connection with the issuance of the series 2007-2 notes. However, the issuing entity may enter into one or more swap agreements in connection with future issuances of notes. Also, in connection with establishing the interest rate for the reset rate notes for future reset periods, the issuing entity may enter into one or more interest rate swap agreements to hedge basis risk. Similarly, if at any time the reset rate notes are denominated in a currency other than U.S. Dollars the issuing entity may enter into one or more currency swap agreements to hedge against currency risk.

           Among other events, an interest rate or currency swap agreement may terminate if either:

•	the issuing entity, to the extent it has sufficient funds available, or the related swap counterparty defaults in making a required payment within the period specified in the interest rate or currency swap agreement; or

•	the credit ratings of the counterparty fall below the required ratings and the counterparty fails to, within the period specified in the interest rate or currency swap agreement:

•	obtain a replacement interest rate or currency swap agreement with terms substantially the same as the interest rate or currency swap agreement;

•	obtain a rating confirmation on the notes; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

           Upon an early termination of an interest rate or currency swap agreement, the issuing entity may be required to pay a large termination payment to the counterparty. Also, the issuing entity may not be able to enter into a substitute agreement with similar terms. As a result, we cannot assure you that the amount of credit enhancement will be sufficient to cover the risk that the interest rate or currency swap agreement was intended to address.

           If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable foreign currency at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes. As a result, if any of these swap agreements are terminated and the issuing entity is not able to enter into a substitute swap agreement, all of the notes, and not just the reset rate notes, will bear the resulting currency risk and basis risk.

In addition, if a payment is due to the issuing entity under any of these swap agreements and the related swap counterparty defaults on such payment, the amount of funds available may be reduced, and the issuing entity's ability to pay principal and interest on all of the notes may be reduced. Military events may result in delayed payments from borrowers called to active military service

           The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. In addition, the U.S. Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

           We do not know how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act and the U.S. Department of Education's guidelines. Payments on student loans acquired by the issuing entity may be delayed as a result of these requirements, which may reduce the funds available to the issuing entity to pay principal and interest on the notes.

Higher Education Relief Opportunities for Students Act of 2003 may result in delayed payments from borrowers

           The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003") authorizes the Secretary of Education to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

•	are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

           The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

•	such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	administrative requirements in relation to that assistance are minimized;

•	calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

           The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the issuing entity's student loans and our ability to pay principal and interest on the notes.

Your notes will have greater basis risk if an interest rate swap agreement terminates

           If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the issuer administrator is unable to arrange for a replacement swap agreement, holders of notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates that the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all series of notes and you may suffer a loss.

You may have difficulty selling your notes

           Application will be made for the LIBOR rate notes to be admitted to the official list of the Irish Stock Exchange and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.

College Loan Corporation Trust I

General

           College Loan Corporation Trust I is a Delaware statutory trust formed in March 2002 pursuant to a Trust Agreement by and between the depositor and Wilmington Trust Company, as the Delaware trustee, for the transactions described in this free-writing prospectus. The assets of the issuing entity will include student loans previously acquired along with student loans acquired with the proceeds of the series 2007-2 notes and any series of notes issued subsequently, investments that we pledge to the indenture trustee and the payments received on those student loans and investments. The issuing entity was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith. The issuing entity will not engage in any activity other than:

•	acquiring, holding, managing and selling the student loans and the other assets of the issuing entity, and the proceeds therefrom;

•	issuing the notes;

•	entering into swap agreements and credit enhancement facilities;

•	making payments of principal and interest on the notes; and

•	engaging in other activities related to the activities listed above.

           College Loan Gold Funding LLC, an affiliate of the depositor, owns all of the equity interests in the issuing entity. The mailing address for College Loan LLC, is 14303 Gateway Place, Poway, CA 92064 and its telephone number is (858) 716-1586.

           The notes will be secured by the assets of the issuing entity. The Acquisition Fund, the Collection Fund, the Capitalized Interest Fund and the Reserve Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The servicers described below will act as custodians of the promissory notes and other documents with respect to the issuing entity's student loans.

           Additional series of notes will be issued only if each rating agency then rating our notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to our notes. There will be no other independent verification of the sponsor's exercise of authority or determination to cause the issuing entity to issue additional series of notes. Noteholders will not be entitled to consent to any future issuance, although they will receive notice of such issuance in the periodic statements available to noteholders.

The Student Loan Operations of College Loan Corporation Trust I

Issuer Administrator

           General.     College Loan Corporation, a California corporation, serves as issuer administrator for the issuing entity pursuant to an administration agreement dated March 1, 2002, among the issuing entity, Wilmington Trust Company, as Delaware trustee, and Deutsche Bank Trust Company Americas, as indenture trustee. Under the administration agreement, College Loan Corporation will provide certain administrative services to the issuing entity, the indenture trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the issuing entity;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

           College Loan Corporation receives compensation monthly for those services in the amount of 0.20% per annum of the outstanding principal balance of the issuing entity's student loans. This amount will be reduced to 0.10% per annum upon the occurrence of any of the following events:

•	if at any time during the preceding collection period, the net loan rate restriction period was applicable or any auction rate notes accrued interest at the maximum rate;

•	if on any quarterly distribution date (and after giving effect to all payments to be made on such quarterly distribution date) the outstanding principal balance of a series of targeted balance notes is greater than the targeted balance set forth on a schedule of targeted balances for such series for such quarterly distribution date;

•	an event of default under the indenture has occurred and is continuing.

           The administration agreement will continue in force until the dissolution of the issuing entity. The issuer administrator can resign on 60 days written notice or be removed upon 60 days written notice by the issuing entity, provided a qualified successor issuer administrator agrees to be bound by terms similar to the administration agreement. Upon certain specified events, the issuer administrator may be removed immediately on written notice by the issuing entity. See "The Issuer Administrator" in the accompanying prospectus.

           Securitization trusts sponsored by College Loan Corporation and its subsidiaries began securitizing student loans in March 2002. Since then, College Loan Corporation or its subsidiaries have issued student loan asset backed securities having an aggregate initial principal balance of $12,600,000,000. Each of these trusts has paid in full all scheduled principal and interest due and payable on each outstanding class or series of securities and there are no prior defaults or early amortization triggering events on any securitization organized by the sponsor. The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by the issuing entity. See "Static Pool Information" below.

           Recent developments.  In 2007, the Chairmen of the U.S. Senate Committee on Health, Education, Labor and Pensions and the U.S. House Committee on Education and Labor began investigating certain practices of the student loan industry. Additionally, various state attorneys general that are conducting investigations into student lending practices have requested certain information from College Loan Corporation. College Loan Corporation is cooperating with these requests.

The Delaware Trustee

           Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as Delaware trustee in numerous asset-backed securities transactions involving student loan receivables.

           Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

           Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB promulgated under the Securities Act of 1933, as amended. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this free-writing prospectus.

Eligible Lender Trustee, Indenture Trustee, Verification Agent and Back-up Administrator

           Deutsche Bank Trust Company Americas, a banking association organized under the laws of the State of New York, acts in various capacities for the issuing entity. Its address is 60 Wall Street, 26th floor, New York, NY 10005. Deutsche Bank Trust Company Americas has acted as indenture trustee and as eligible lender trustee for numerous asset-backed securities transactions involving federally-funded student loans.

           Eligible Lender Trustee.  Deutsche Bank Trust Company Americas is the eligible lender trustee for the issuing entity under an eligible lender trust agreement. The eligible lender trustee will acquire legal title on behalf of the issuing entity to all the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the issuing entity has entered into a separate guarantee agreement with each of the guarantee agencies described in this free-writing prospectus with respect to the issuing entity's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the issuing entity's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the issuing entity's student loans were not owned by an eligible lender, the issuing entity's rights to receive guarantee agency and U.S. Department of Education payments on its student loans would be lost.

           Indenture Trustee.  The issuing entity will issue the series 2007-2 notes under a second amended and restated indenture dated as of April 1, 2006, as supplemented by a supplemental indenture dated as of October 1, 2007. Under the indenture, Deutsche Bank Trust Company Americas will act as indenture trustee for the benefit of the noteholders, will protect the interests of the noteholders and will act as paying agent for the notes.

           The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

           See "Summary of the Indenture Provisions – The indenture trustee" in this free-writing prospectus for additional information regarding the responsibilities of the indenture trustee.

           Verification Agent and Back-up Administrator.  In it's role as verification agent, Deutsche Bank Trust Company Americas will verify the issuer administrator's instructions regarding certain payments and transfers of funds under the indenture. As back-up administrator it is obligated to assume the issuer administrator's obligations in the event the issuer administrator can no longer perform such obligations.

Loan Purchase Agreements

           The eligible lender trustee will hold legal title on behalf of the issuing entity to student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act and acquired by the issuing entity pursuant to the terms of a loan purchase agreement with the depositor. The depositor will sell to the issuing entity the student loans to be acquired by the issuing entity on and after the closing date. These student loans will have been acquired by the depositor from College Loan Corporation and its affiliates. The loan purchase agreement will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. The depositor will be obligated under the loan purchase agreement to deliver each student loan note and related documentation to the issuer administrator or servicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the student loans.

           The depositor and College Loan Corporation will make representations, warranties and covenants with respect to the student loans sold pursuant to the loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the depositor is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the loan purchase agreement is either insured or guaranteed;

•	the depositor and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•	the depositor, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the U.S. Department of Education for the period in which the fee was authorized to be collected; and the depositor or originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act.

           At the issuing entity's or the indenture trustee's request, the depositor and College Loan Corporation will be obligated to repurchase any student loan the issuing entity purchases from the seller if:

•	any representation or warranty made or furnished by the depositor in or pursuant to the loan purchase agreement proves to have been materially incorrect as to the student loan;

•	the Secretary of the U.S. Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the student loan to the issuing entity; or

•	on account of any wrongful or negligent act or omission of the depositor or its servicing agent that occurred prior to the sale of a student loan to the issuing entity, or a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

           Upon the occurrence of any of the conditions set forth above and upon the issuing entity's or the indenture trustee's request, the depositor and College Loan Corporation will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys' fees, legal expenses, court costs, administration fees, servicing fees or other expenses incurred by the issuing entity and the indenture trustee in connection with the student loan and arising out of the reasons for the repurchase.

           So long as the offered notes are outstanding, the issuing entity will not sell or exchange its student loans except if the sale proceeds will be used to redeem a series of notes at their stated maturity or in connection with a termination of the issuing entity, or, subject to satisfying certain criteria described in the indenture, in connection with loan consolidations, serializations, transfers to a guarantee agency for payment and repurchases for breaches of representations and warranties.

Servicing of the Student Loans

General

           The issuing entity is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The issuing entity has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately 89.08% of the student loans was ACS Education Services, Inc. ("ACS") (formerly known as AFSA Data Corporation, Inc.), the servicer of approximately 5.21% of the student loans was Great Lakes Educational Loan Services, Inc. ("GLELSI") and the servicer of approximately 5.72% of the student loans was CLC Servicing ("CLCS"). The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future.

Description of Servicing Agreements

           ACS Education Services, Inc. Servicing Agreement.  The issuing entity has entered into a Federal FFEL Origination/Servicing Agreement dated as of March 11, 2002 (the "ACS Servicing Agreement") with ACS Education Services, Inc. (formerly known as AFSA Data Corporation, Inc.). Pursuant to the ACS Servicing Agreement, ACS generally agrees to provide all customary student loan servicing activities with respect to the financed student loans. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. ACS agrees to service the financed student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantor, and all applicable federal and state laws and regulations.

           The ACS Servicing Agreement was for an initial term of five years commencing as of March 11, 2002 and automatically extends for one additional year each year thereafter, unless either party gives 90 days written notice prior to the end of the initial term or any extension of the term. Either party may terminate the ACS Servicing Agreement if a material breach of the agreement has not been cured within 90 days (30 days if the material breach is non-payment of ACS's fees) following written notice thereof. ACS may terminate or amend (as set forth in the ACS Servicing Agreement) the ACS Servicing Agreement if, in ACS's reasonable determination, changes in any current or future law, regulation or other requirement applicable to the loans it services under the ACS Servicing Agreement expose ACS to a materially increased risk of liability to certain parties, impose materially increased duties or obligations, upon ACS, cause ACS to incur additional material expenses or materially restrict or derogate from ACS's indemnification rights or limits of liability. Additionally, the issuing entity may terminate the ACS Servicing Agreement if ACS announces or actually commences a wind-down of its servicing activities.

           The issuing entity will pay ACS a monthly fee for the servicing of financed student loans according to schedules set forth in the ACS Servicing Agreement. The fees are subject to periodic adjustments.

           Pursuant to the ACS Servicing Agreement, ACS is entitled to cure any errors or omissions in the performance of its duties required under the ACS Servicing Agreement by reperformance of such duties to the extent such reperformance will reasonably eliminate or mitigate losses to the issuing entity. The ACS Servicing Agreement further provides that ACS shall not be liable in the performance of services except for willful misconduct or negligence and then only to the extent of principal and interest on rejected claims. ACS's liability for loans that entered repayment status prior to the date ACS assumed servicing responsibility for such loan or loans or which have previously been cured following non-ACS servicing error is limited to general money damages in an aggregate amount not to exceed compensation theretofore paid with respect to such serviced loan.

           Under the ACS Servicing Agreement, ACS is not liable for its failure to comply with any law, rule, regulation or other requirement applicable to any serviced loans which was not articulated in writing and actually made known to ACS, which is inconsistent with industry practice or prior guarantor conduct or during any period in which the Department and/or any guarantor shall have indicated that it will not enforce such requirement. ACS is not liable for any incidental, indirect, special, punitive or consequential damages, for failure to provide services because of reasons beyond its control, for any violation of applicable law, regulation or other requirement under the ACS Servicing Agreement where ACS's action or inaction was not negligent, for any losses, liabilities or expenses arising from or relating to guarantor error, for any losses, liabilities or expenses arising from electronic data interchange failure not directly related to ACS's negligence, or for the uncollectibility or non-payment with respect to accounts serviced under the ACS Servicing Agreement or the failure of a Guarantor to pay any claim except where such uncollectibility or failure is a result of ACS's negligence or willful misconduct.

           In certain circumstances the issuing entity is required to indemnify ACS for all claims, losses, liabilities and reasonable expenses unless a court determines that such claim or action is the direct result of ACS's negligence or willful misconduct; provided, however, the issuing entity's obligation to indemnify ACS pursuant to the ACS Servicing Agreement is subordinate to the rights of the noteholders under the indenture and is payable only to the extent that monies may be released from the lien of the Indenture. If a court determines that such claim or action was the direct result of ACS's negligence or willful misconduct, ACS is required to indemnify the issuing entity.

           Back-up Servicing Agreement.  The issuing entity has entered into a Contingency Servicing Agreement with ACS, as back-up servicer (the "Back-up Servicer"). Pursuant to the Back-up Servicing Agreement, the Back-up Servicer agrees to provide customary student loan servicing activities with respect to the financed student loans serviced by CLC Servicing upon receipt of notice of a contingency event with respect to CLC Servicing. A contingency event includes any event that would materially prevent or interfere with CLC Servicing's ability to properly service or originate accounts for a period of not less than five (5) consecutive days. Upon receipt of any such notice, the Back-up Servicer will begin transfer of any requested accounts onto it's system within two days of receipt of the notice. Such transfer will be completed within five (5) days of receipt of the notice. The Back-up Servicing Agreement will be for an initial period ending December 1, 2009, with an extension of such term to be negotiated beginning June 1, 2009.

           GLELSI Servicing Agreement.  The issuing entity has entered into the Student Loan Origination and Servicing Agreement dated as of June 5, 2002 (the "GLELSI Servicing Agreement") with Great Lakes Educational Loan Services, Inc. ("GLELSI"). GLELSI will service the student loans in accordance with the specifications of the Higher Education Act of 1965, as amended (the "Act") and as set forth in the GLELSI Servicing Agreement.

           Pursuant to the GLELSI Servicing Agreement, GLELSI generally agrees to provide all customary student loan servicing activities with respect to the student loans. These services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. GLELSI agrees to service the student loans in compliance with the Act and all regulations issued by the U.S. Department of Education or by the guarantor to implement the Act. GLELSI has agreed to carry out its responsibilities in a diligent and lawful manner.

           The GLELSI Servicing Agreement continues in force until terminated or modified. The GLELSI Servicing Agreement may be terminated only at the end of a calendar quarter and only if written notice is given by the issuing entity to GLELSI, at least 30 days prior to the end of a calendar quarter, or by GLELSI, to the issuing entity at least 180 days prior to the end of a calendar quarter. Upon termination by the issuing entity, the issuing entity is obligated to pay a termination fee set forth in the GLELSI Servicing Agreement.

           The issuing entity will pay GLELSI a monthly fee for the servicing of student loans according to schedules set forth in the GLELSI Servicing Agreement. The fees are subject to periodic adjustments. The issuing entity is required to indemnify GLELSI for all losses, liabilities and reasonable expenses unless it is determined that such claim or action is the result of GLELSI's negligence or misconduct. If it is determined that such claim or action was the result of GLELSI's negligence or misconduct, GLELSI is required to indemnify the issuing entity. In no event however is GLELSI liable for any consequential damages under the GLELSI Servicing Agreement regardless of how such damages arise.

           CLC Servicing Agreement.  The issuing entity will enter into a Federal FFELP Origination and Servicing Agreement to be dated as of November 1, 2007 (the "CLCS Agreement") with CLC Servicing, a California corporation ("CLCS"). CLCS is a for-profit California corporation and a wholly-owned subsidiary of the issuer administrator. CLCS will service the student loans in accordance with the specifications of the Higher Education Act and as set forth in the CLCS Agreement.

           Pursuant to the CLCS Agreement, CLCS generally will agree to provide all customary student loan servicing activities with respect to the student loans. These services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. CLCS will agree to service the student loans in compliance with the Higher Education Act and all regulations issued by the U.S. Department of Education or by the guarantor to implement the Higher Education Act. CLCS will agree to carry out its responsibilities in accordance with customary and usual standards of practice.

           The CLCS Agreement will continue in force until terminated or modified. Either party may terminate the CLCS Agreement if a material breach of the agreement has not been cured within 30 days following written notice thereof. CLCS may terminate or amend (as set forth in the CLCS Agreement) the CLCS Agreement if, in CLCS' reasonable determination, changes in any current or future law, regulation or other requirement applicable to the loans it services under the CLCS Agreement expose CLCS to a materially increased risk of liability to certain parties, impose materially increased duties or obligations, upon CLCS, cause CLCS to incur additional material expenses or materially restrict or derogate from CLCS' indemnification rights or limits of liability. CLCS also may terminate the CLCS Agreement with respect to some or all of the student loans upon written notice to the issuing entity and the indenture trustee, provided that such student loans will be serviced by one or more servicers that have entered into a servicing agreement with the issuing entity. See " – Description of Servicers – CLC Servicing" for a discussion of CLCS' decision to discontinue servicing FFELP loans as they enter repayment. Additionally, the issuing entity may terminate the CLCS Agreement if CLCS announces or actually commences a wind-down of its servicing activities.

           The issuing entity will pay CLCS a monthly fee for the servicing of student loans according to schedules set forth in the CLCS Agreement. The fees are subject to periodic adjustments.

           Under the CLCS Agreement, CLCS will not be liable for its failure to comply with any law, rule, regulation or other requirement applicable to any serviced loans which was not articulated in writing and actually made known to CLCS, which is inconsistent with industry practice or prior guarantor conduct or during any period in which the U.S. Department of Education and/or any guarantor shall have indicated that it will not enforce such requirement. CLCS will not be liable for any incidental, indirect, special, punitive or consequential damages, for failure to provide services because of reasons beyond its control, for any violation of applicable law, regulation or other requirement under the CLCS Agreement where CLCS' action or inaction was not negligent, for any losses, liabilities or expenses arising from or relating to guarantor error, for any losses, liabilities or expenses arising from electronic data interchange failure not directly related to CLCS' negligence, or for the uncollectibility or non-payment with respect to accounts serviced under the CLCS Agreement or the failure of a guarantor to pay any claim except where such uncollectibility or failure is a result of CLCS' negligence or willful misconduct.

           In certain circumstances the issuing entity will be required to indemnify CLCS for all claims, losses, liabilities and reasonable expenses unless a court determines that such claim or action is the direct result of CLCS' negligence or willful misconduct; provided, however, the issuing entity's obligation to indemnify CLCS pursuant to the CLCS Agreement will be subordinate to the rights of the noteholders under the indenture and is payable only to the extent that monies may be released from the lien of the Indenture. If a court determines that such claim or action was the direct result of CLCS' negligence or willful misconduct, CLCS is required to indemnify the master servicer.

Custody of the Student Loan Promissory Notes

           ACS, GLELSI and CLCS will each act as custodian of the student loans that it services for the issuing entity. Each of ACS, GLELSI and CLCS agree to store, protect and retain promissory notes and other collateral documents for serviced student loans in a locked, secure place on its premises. Original promissory notes will be released to the indenture trustee on written instruction (or at the written direction of the issuing entity, with the consent of the indenture trustee).

Description of Servicers

           ACS Education Services, Inc.  ACS Education Services, Inc., a Delaware corporation ("ACS-ES"), acts as a loan servicer for the issuing entity. ACS-ES is a for-profit corporation and a wholly-owned subsidiary of Affiliated Computer Services, Inc. ("ACSI"). Headquartered in Dallas, Texas, ACSI is a Fortune 500 company providing business process and technology outsourcing solutions to world-class commercial and government clients. ACSI's Class A common stock trades on the New York Stock Exchange under the symbol "ACS". As of August 2007, ACS-ES provided loan servicing for approximately $125 billion in student and parental loans, including approximately $90 billion in Federal Direct Student Loans under contract with the U.S. Department of Education. ACS-ES has its headquarters at One World Trade Center, Suite 2200, Long Beach, California 90831, and has regional processing centers in Long Beach and Bakersfield, California; Utica, New York; and Lombard, Illinois.

           The Guaranteed Loan Servicing Group ("ACS GLS") is operated by ACS-ES as an independent, third party education loan servicer with approximately 600 employees, providing full service loan origination and servicing for the Federal Stafford, PLUS and Consolidation education loan programs and many alternative/private loan programs. ACS-ES and its predecessors have over 38 years of experience providing outsourcing services to higher education. The ACS GLS of ACS-ES currently services approximately 2.2 million education loan borrowers with loans valued at approximately $33 billion.

           ACS GLS' services include Stafford, PLUS, Consolidation, and private/alternative loan origination, as well as post-origination conversion and loan servicing.

           Origination services include receipt and validation of application data, underwriting (if required), school and borrower customer service, guaranty processing and loan disbursement. A wide range of schools and guarantors are supported, as well as a variety of different disbursement methods, including: check, master check, automated clearinghouse (ACH), and disbursement via guarantors and national disbursing agents.

           Conversion services include set-up of new accounts to the servicing platform from our in house origination system or a lender's system. This area also supports transfer of existing education loan portfolios from other servicers' systems, as well as loan sales and securitizations.

           Loan servicing includes lender and borrower services, payment and transaction processing, due diligence activities as required by federal regulations or private/alternative loan program requirements, and communications with schools, guarantors, the National Student Loan Clearing House, and others. In the event of borrower default, ACS-ES prepares and submits a claim package on the lender's behalf to the appropriate guaranty agency for review and guarantee payment, if applicable.

           Great Lakes Educational Loan Services, Inc.  Great Lakes Educational Loan Services, Inc. ("GLELSI") acts as a loan servicing agent for the Issuer. GLELSI is a wholly owned subsidiary of Great Lakes Higher Education Corporation ("GLHEC"), a Wisconsin nonstock, nonprofit corporation. The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and third party guaranty agencies and lender servicing and origination functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally.

           In March 2005, Moody's Investors Service assigned its highest servicer quality (SQ) rating of SQ1 to GLELSI as a servicer of FFELP student loans. Moody's SQ ratings represent its view of a servicer's ability to prevent or mitigate losses across changing markets. Moody's rating incorporates an assessment of performance measurements including delinquency transition rates, cure rates and claim reject rates – all valuable indicators of a servicer's ability to get maximum returns from student loan portfolios.

           As of August 31, 2007, GLELSI serviced 2,053,592 student and parental accounts with an outstanding balance of $35.5 billion for over 1,400 lenders nationwide. As of August 31, 2007, 65% of the portfolio serviced by GLELSI was in repayment status, 6% was in grace status and the remaining 29% was in interim status. GLELSI will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

           On September 7, 2007 GLELSI received a draft Internal Revenue Service Notice of Proposed Adjustment asserting taxes, interest and penalties applicable with regard to the Servicer's 2004 tax year. The amount of the proposed adjustment is material. GLELSI believes the proposed adjustment is unsupported by the facts or law and will vigorously oppose the same. While GLELSI believes its tax practices were correct in every respect and that it will ultimately prevail it is presently unable to offer any timeframe for possible resolution of this matter.

           CLC Servicing.  CLCS will act as a loan servicer for the issuing entity. The headquarters and operations center for CLCS is located at 710 Commerce Drive, Woodbury, Minnesota. This location includes CLCS' data center operations, call center, information technology development and support, and loan processing services. Loan origination activities are performed at CLCS' San Diego, California operations center. CLCS also maintains a back-up call center and data center in San Diego, California.

           CLCS provides services for Stafford, PLUS, GradPLUS, Consolidation and alternative, or private, loan origination and servicing to CLC, its subsidiaries, and warehouse facilities. CLCS is a member of the Student Loan Servicing Alliance, a non-profit membership organization of student loan servicers and software providers in the Federal Family Education Loan Program and Federal Direct Loan Program.

           CLCS was incorporated in September 2005 and began originating and servicing loans in June 2006. Its origination system was developed in-house by a team of experienced technology professionals utilizing technologies including Microsoft.NET and Microsoft SQL. The system also incorporated industry initiatives and standards such as electronic signature, CommonLine data exchange, interfaces with ELM Resources, guarantors, and central disbursing agents. Schools may interact with CLCS through an in-house developed school web portal. CLCS employs a number of methods to disburse funds to schools including national disbursement networks, electronic funds transfer and paper check.

           The servicing system, "EdLOANS!", was initially developed in 1990 in partnership with a $4 billion student loan servicer. It was developed and is maintained by a third-party software development company, and currently is used by several student loan lenders. Loan records are systematically loaded to EdLOANS at disbursement. The system supports all interim and repayment servicing functions.

           David Hawn is the President of CLCS and has managed the development of the origination and servicing system since joining CLC in 2004. Prior to joining College Loan Corporation, Mr. Hawn served as the Executive Vice President of Operations and Information Technology for Wells Fargo Education Financial Services. Managing a staff of over 500, Mr. Hawn was responsible for loan origination and servicing for federal and alternative student loans, telephone sales, customer service, and information technology. Mr. Hawn also has held executive positions at Great Lakes Higher Education Corporation, Northstar Guarantee Inc., and the Higher Education Assistance Foundation. He is former chair of the ELM Technology Committee, chairman of the NCHELP Program Operation Committee, and the NSLDS Workgroup commissioned by the U.S. Department of Education.

           In August 2006, Steven Snyder was named Chairman of CLCS. In 1974, Mr. Snyder joined AFSA Data Corporation, now known as ACS. He held a number of management positions there, including President of AFSA from 1989 until its sale to ACS in 2002, and as a managing director at ACS until 2006. During that time, he was a board member of the National Student Loan Clearinghouse and of ELM Resources, also serving on ELM's executive committee.

           As of September 30, 2007, CLCS had approximately 73 employees servicing 109,795 borrower accounts with an outstanding principal balance of approximately $1.4 billion. All of these loans were originated by CLC or one of its subsidiaries.

           In response to recent changes in the FFELP program that reduce yields to holders of FFELP student loans, CLC Servicing will discontinue servicing FFELP student loans as they enter repayment. On the closing date it is expected that CLC Servicing will service approximately __% of the student loans owned by the issuing entity that are in repayment status. CLC Servicing expects to conduct an orderly transfer of the servicing for these student loans to a servicer selected by CLC Servicing that has entered into a servicing agreement with the issuing entity. The issuing entity will not incur any fees or costs associated with this transfer.

           Payments on Student Loans.   Payments received on the issuing entity's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the applicable servicer each business day. Payments received on the issuing entity's student loans will not be segregated from payments received on other student loans serviced by such servicer. Payments received on account of the issuing entity's student loans will generally be transferred to the indenture trustee for deposit into the Collection Fund no less frequently than on a weekly basis; however, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the servicers may invest those funds for their own account.

Outstanding Notes Issued by the Issuing Entity

           The following table sets forth the capitalization of the issuing entity, after giving effect to the issuance of the series 2007-2 notes. In preparing this table, the outstanding principal amount of each of the issuing entity's previously issued notes is presented as of September 30, 2007.

                                   Original Principal       Outstanding Principal      Final Maturity        Interest Rate
     Series           Class              Amount                     Amount                  Date                 Index
-----------------   ---------    ----------------------    -----------------------   ------------------    ----------------
   Series 2002         A-4           $    73,000,000           $    73,000,000         March 1, 2042         Auction Rate
   Series 2002         A-5           $    73,000,000           $    73,000,000         March 1, 2042         Auction Rate
   Series 2002         B-1           $    42,000,000           $    42,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-11          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-12          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-13          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-16          $   100,000,000           $    83,200,000         March 1, 2042         Auction Rate
  Series 2002-2        A-21          $   100,000,000           $    45,600,000         March 1, 2042         Auction Rate
  Series 2002-2        A-22          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-23          $   100,000,000           $    39,800,000         March 1, 2042         Auction Rate
  Series 2002-2        A-24          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-25          $   100,000,000           $    68,050,000         March 1, 2042         Auction Rate
  Series 2002-2        A-26          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-27          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-28          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-29          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2        A-30          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2002-2         B-2          $    40,000,000           $    40,000,000         March 1, 2042         Auction Rate
  Series 2002-2         B-3          $    40,000,000           $    40,000,000         March 1, 2042         Auction Rate
  Series 2002-2         B-4          $    40,000,000           $    40,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-2          $   100,000,000           $     3,950,000         March 1, 2042         Auction Rate
  Series 2003-1         A-3          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-4          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-5          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-6          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-7          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         A-8          $   100,000,000           $   100,000,000         March 1, 2042         Auction Rate
  Series 2003-1         B-1          $    25,000,000           $    25,000,000         March 1, 2042         Auction Rate
  Series 2003-1         B-2          $    25,000,000           $    25,000,000         March 1, 2042         Auction Rate
  Series 2003-2         A-2          $   591,200,000           $    25,000,000         January 25, 2012      3-month LIBOR
  Series 2003-2         A-3          $   308,200,000           $   308,200,000         July 25, 2013         3-month LIBOR
  Series 2004-1         A-2          $   307,000,000           $   307,000,000         April 25, 2016        3-month LIBOR
  Series 2004-1         A-3          $   400,000,000           $   400,000,000         April 25, 2021        3-month LIBOR
  Series 2004-1         A-4          $   200,000,000           $   200,000,000         April 25, 2024        3-month LIBOR
  Series 2004-1          B           $   100,000,000           $   100,000,000         May 1, 2044           Auction Rate
  Series 2005-1         A-1          $   216,000,000           $   216,000,000         January 25, 2014      3-month LIBOR
  Series 2005-1         A-2          $   393,000,000           $   393,000,000         July 25, 2024         3-month LIBOR
  Series 2005-1         A-3          $   300,000,000           $   300,000,000         October 25, 2025      3-month LIBOR
  Series 2005-1         A-4          $   214,000,000           $   214,000,000         April 25, 2027        3-month LIBOR
  Series 2005-1         A-5          $   137,000,000           $   137,000,000         October 25, 2030      3-month LIBOR
  Series 2005-1          B           $    40,000,000           $    40,000,000         January 1, 2045       Auction Rate
  Series 2006-1         A-1          $   100,000,000           $    60,000,000         January 25, 2020      3-month LIBOR
  Series 2006-1         A-2          $   200,000,000           $   200,000,000         April 25, 2022        3-month LIBOR
  Series 2006-1         A-3          $   260,000,000           $   260,000,000         October 25, 2025      3-month LIBOR
  Series 2006-1         A-4          $   195,000,000           $   195,000,000         January 25, 2027      3-month LIBOR
  Series 2006-1         A-5          $   300,000,000           $   300,000,000         July 25, 2028         3-month LIBOR
  Series 2006-1         A-6          $   280,000,000           $   280,000,000         January 25, 2034      3-month LIBOR
  Series 2006-1        A-7A          $    40,000,000           $    40,000,000         April 25, 2046        Reset Rate (1)
  Series 2006-1        A-7B          $   270,000,000           $   270,000,000         April 25, 2046        Reset Rate (1)
  Series 2006-1        A-IO                      (2)                       (2)         July 25, 2008         Fixed Rate
  Series 2006-1          B           $    55,000,000           $    55,000,000         April 25, 2046        Auction Rate
  Series 2007-2         A-1          $   400,000,000           $   400,000,000         January 25, 2024      3-month LIBOR
  Series 2007-2         A-2          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-3          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-4          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-5          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-6          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-7          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-8          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2         A-9          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2        A-10          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2        A-11          $    86,500,000           $    86,500,000         November 1, 2047      Auction Rate
  Series 2007-2        A-12          $    75,000,000           $    75,000,000         November 1, 2047      Auction Rate
  Series 2007-2        A-13          $    75,000,000           $    75,000,000         November 1, 2047      Auction Rate
  Series 2007-2        A-14          $    50,000,000           $    50,000,000         November 1, 2047      Auction Rate
  Series 2007-2         B-1          $    35,000,000           $    35,000,000         November 1, 2047      Auction Rate

    Total                            $ 8,864,400,000           $ 7,998,800,000

_________________

(1)

The series 2006-1A-7A notes and series 2006-1A-7B notes are reset rate notes. Until their initial reset date, which is the quarterly distribution date in April 2009, the series 2006-1A-7A notes bear a fixed rate of interest and the series 2006-1A-7B notes bear interest based on 3-month LIBOR. The interest rate and other features of the reset rate notes will be reset from time to time using the procedures described under "Description of the Notes – The reset rate notes" in the attached prospectus.

(2)	Initial Notional Amount equal to $280,000,000.

           We have paid in full all amounts previously due and payable on the series of notes specified above.

           College Loan LLC also has acted as sponsor for issuing entities that have issued $3,100,000,000 aggregate principal amount of student loan asset backed notes. Each series and class of notes issued by these other issuing entities has paid in full all scheduled interest due and payable, and there are no prior defaults or early amortization triggering events. Neither College Loan Corporation, College Loan LLC nor any of their affiliates have acted as a sponsor of any other issuing entity. The student loans pledged to secure the securities issued by such other issuing entities are not collateral for the notes offered by this issuing entity.

Fees and Expenses of the Issuing Entity

           The following table lists all fees and expenses of the issuing entity. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal Consolidation Loans disbursed on or after October 1, 1993. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus. All fees and expenses described below, as well as the monthly rebate fee, will be paid from funds in the Administration Fund in the priority as described under "Payments on the Notes – Collection Fund."

Fee and Expense                                     Recipient                                                 Amount
--------------------------------  -----------------------------------------  -------------------------------------------------------
Administration Fee                                     CLC                    0.20% (reduced to 0.10% upon the occurrence of certain
                                                                              events) per annum of the principal balance of the
                                                                              student loans.

Auction Agent Fee                    Deutsche Bank Trust Company Americas     0.005% per annum based on the average, computed daily,
                                                                              of the outstanding principal balance of the auction
                                                                              rate notes.

Broker-Dealer Fee                    Broker-Dealer for applicable series of   0.15% per annum for each previously issued series of
                                               auction rate notes             notes, 0.20% per annum for each series of series
                                                                              2007-2 senior notes and 0.25% per annum for the series
                                                                              2007-2 subordinate notes, in each case based on the
                                                                              average, computed daily, of the outstanding principal
                                                                              balance of the applicable series of auction rate notes
                                                                              allocated to theapplicable broker-dealer

Delaware Trustee Fee                        Wilmington Trust Company          $4,000 per annum

Remarketing Fee                          Citigroup Global Markets, Inc.,      *
                                          Goldman, Sachs & Co. and UBS
                                                 Securities LLC

Trustees' Fee                         Deutsche Bank Trust Company Americas    0.004% of notes outstanding per annum as the
                                                                              indenture trustee and eligible lender trustee fee

Verification Agent and Back-up        Deutsche Bank Trust Company Americas    $7,500 per issuance as the verification agent fee
Administrator Fee
                                                                              $10,000 per annum as the back-up administration fee

Back-up Servicing Fee                     ACS Education Services, Inc.        Up to $25,000 per annum

Servicing Fee                         ACS, GL and CLCS (each as a Servicer)   **

Irish Paying Agent Fee                   Custom House Administration and      (euro)650 per annum
                                           Corporate Services Limited

*Payable with respect to a prior issuance of reset rate notes. Remarketing fees range from 0.22% to 0.33% based on the assumed weighted average life of the reset rate notes and the maximum fee set forth on a schedule to the remarketing agreement.
** The monthly servicing fees range from $1.25 to $3.00 per student loan based on factors such as the borrower payment status (i.e. repayment, forbearance, in school), type of loan (i.e. Stafford, consolidation) and date of origination.

           The fees described above may be increased if the issuing entity obtains a rating confirmation with respect to such increase.

Acquisition of Student Loans

           As of the statistical calculation date, the issuing entity owned student loans with an outstanding principal balance of $7,102,850,979. The issuing entity, acting through the eligible lender trustee, expects to use $1,388,601,000 of the net proceeds of the series 2007-2 notes to purchase student loans on the closing date for the series 2007-2 notes from an eligible lender trustee holding the student loans on behalf of College Loan LLC.

           We expect that the remaining funds deposited into the Acquisition Fund on the closing date, less the amount needed to pay the costs we incur in issuing the series 2007-2 notes, will be used by the issuing entity, acting through the eligible lender trustee, to acquire additional consolidation, Stafford and PLUS loans, including premiums on such loans and student loans that are being added to the student loans the issuing entity acquired previously. Any proceeds from the issuance of the series 2007-2 notes remaining in the Acquisition Fund on the April 2008 monthly calculation date will be transferred to the Collection Fund. The periodic reports made available to noteholders will indicate the principal amount of student loans acquired by the issuing entity from amounts in the Acquisition Fund.

           All student loans acquired with the proceeds of the Series 2007-2 notes, including those student loans acquired after the closing date, will have had their first disbursement prior to October 1, 2007.

           As described under "Description of the Federal Family Education Loan Program – Federal Consolidation Loans" in the accompanying prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any such add-on consolidation loans added to Federal consolidation loans in the trust estate will be funded by means of a transfer from the Acquisition Fund (during the acquisition period or revolving period described above) or Collection Fund (during all other periods) of the amount required to repay in full any student loans that are being discharged in the consolidation process. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the end of the prefunding period (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be excluded from the money in the Collection Fund that is available to pay the issuing entity's operating expenses and to make payments on the notes.

           The eligible lender trustee on behalf of College Loan LLC, acting through an eligible lender trustee, will acquire the student loans from College Loan Corporation and its affiliates. College Loan Corporation will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of College Loan Corporation Trust I" in this free-writing prospectus.

Characteristics of our Student Loans

           Set forth below in the following tables are descriptions as of August 31, 2007 — the statistical calculation date — of certain characteristics of the student loans the issuing entity owned as of that date along with $1,008,444,114 in student loans that the issuing entity expects to acquire on the closing date that existed as of the statistical calculation date. The percentages set forth below may not always add up to 100% due to rounding. Student Loans originated after October 1, 1993 and prior to July 1, 2006 are at least 98% guaranteed by the applicable guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guaranteed payments. The reimbursement rate for student loans with first disbursements on or after July 1, 2006 and prior to October 1, 2012 is 97%.

Composition of our Student Loan Portfolio
as of the Statistical Calculation Date

Aggregate outstanding principal balance                           $7,102,850,979
Number of borrowers                                                      399,020
Average outstanding principal balance per borrower                       $17,801
Number of loans                                                          468,897
Average outstanding principal balance per loan                           $15,148
Weighted average remaining term to maturity (1)                       228 months
Weighted average annual borrower interest rate                             5.01%
(1)

Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus.

Distribution of our Student Loans by Loan Type
as of the Statistical Calculation Date

                                   Number of       Outstanding Principal       Percent of Loans by
      Loan Type                      Loans*              Balance               Outstanding Balance
----------------------------      -----------     -----------------------     ----------------------
PLUS                                 10,536              $62,281,545                  0.88%
Subsidized Consolidation            208,586            2,753,276,897                 38.76%
Unsubsidized Consolidation          220,226            3,313,214,184                 46.65%
Subsidized Stafford                 150,101              458,271,968                  6.45%
Unsubsidized Stafford               128,608              515,806,383                  7.26%
                                  -----------     -----------------------     ----------------------
      Total                         718,057           $7,102,850,979                100.00%
*	The total number of loans is 249,160 greater than the number of loans included in the issuing entity, as ACS reports a consolidation loan with both subsidized and unsubsidized components as two separate loans.

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

                                          Scheduled Remaining Months in Status
                       ----------------------------------------------------------------------
Current Status           In School         In Grace          Deferment          Forbearance          Repayment
-----------------      -------------     ------------      -------------      ---------------      -------------
In School                19.4                6.0              -                   -                  120.0
Deferment                 -                  -               15.4                 -                  260.7
Forbearance               -                  -                -                   4.2                269.4
Repayment                 -                  -                -                   -                  226.1
Grace                     -                  3.0              -                   -                  120.0

Distribution of our Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

     Borrower            Number of      Outstanding Principal      Percent of Loans by
  Interest Rate           Loans               Balance              Outstanding Balance
------------------      -----------    -----------------------    ---------------------
2.500% to 2.999%           26,929            $486,149,256                  6.84%
3.000% to 3.499%           24,708             617,481,184                  8.69%
3.500% to 3.999%           52,069           1,122,651,457                 15.81%
4.000% to 4.499%           60,822           1,171,964,600                 16.50%
4.500% to 4.999%           33,880             751,999,226                 10.59%
5.000% to 5.499%           12,982             338,426,551                  4.76%
5.500% to 5.999%            6,560             259,229,688                  3.65%
6.000% to 6.499%           10,125             370,555,662                  5.22%
6.500% to 6.999%          160,362           1,095,428,295                 15.42%
7.000% to 7.499%           57,190             436,313,614                  6.14%
7.500% to 7.999%            3,611             129,284,875                  1.82%
8.000% to 8.999%           19,659             323,366,571                  4.55%
                        -----------    -----------------------    ---------------------
      Total               468,897          $7,102,850,979                100.00%

Distribution of our Student Loans by Borrower Payment Status
as of the Statistical Calculation Date

    Borrower              Number of        Outstanding Principal          Percent of Loans by
 Payment Status             Loans                 Balance                 Outstanding Balance
-----------------        -----------      -----------------------        ----------------------
Repayment                  266,412              $5,003,070,635                   70.44%
Claim                        8,119                  21,292,657                    0.30%
Forbearance                 25,059                 653,054,185                    9.19%
Deferment                   37,139                 759,213,983                   10.69%
In Grace                    32,827                 182,106,354                    2.56%
In School                   99,341                 484,113,164                    6.82%
                         -----------      -----------------------        ----------------------
      Total                468,897              $7,102,850,979                  100.00%

Distribution of our Student Loans by Date of Disbursement
as of the Statistical Calculation Date

                                    Number of        Outstanding Principal          Percent of Loans by
Disbursement Date                     Loans                 Balance                 Outstanding Balance
-----------------                  -----------      -----------------------        ----------------------
January 1, 2000 - March 31, 2006     327,132             $5,824,679,970                    82.00%
April 1, 2006 - June 30, 2006         12,783                285,603,493                     4.02%
July 1, 2006 and thereafter          128,982                992,567,516                    13.97%
                                   -----------      -----------------------        ----------------------
      Total                          468,897             $7,102,850,979                   100.00%

           Student loans disbursed after October 1, 1993 and before July 1, 2006 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, and loans that are disbursed after July 1, 2006 and prior to October 1, 2012 will be 97% guaranteed by the guarantee agency and reinsured by the first Department of Education up to a maximum of 97% of the guarantee payments.

Distribution of our Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

  Number of Months
    Remaining to                Number of        Outstanding Principal     Percent of Loans by
 Scheduled Maturity               Loans                Balance             Outstanding Balance
--------------------           -----------      -----------------------   ---------------------
Less than 73                     29,499               $50,557,804                   0.71%
73 to 84                          9,793                33,225,326                   0.47%
85 to 96                         15,658                65,915,464                   0.93%
97 to 108                        20,740               114,497,028                   1.61%
109 to 120                       37,014               265,485,169                   3.74%
121 to 132                       83,267               667,475,236                   9.40%
133 to 144                       60,172               477,867,047                   6.73%
145 to 156                       33,857               276,435,851                   3.89%
157 to 168                       23,720               231,694,404                   3.26%
169 to 180                       26,622               339,606,817                   4.78%
181 to 192                       22,751               406,280,783                   5.72%
193 to 204                       15,071               314,045,119                   4.42%
205 to 216                       10,089               231,316,310                   3.26%
217 to 228                       11,713               296,663,751                   4.18%
229 to 240                       16,755               440,719,158                   6.20%
241 to 252                        8,653               282,145,839                   3.97%
253 to 264                        4,942               190,083,393                   2.68%
265 to 276                        3,710               149,629,102                   2.11%
277 to 288                        4,662               204,779,129                   2.88%
289 to 300                        7,903               364,950,064                   5.14%
301 to 312                        5,490               319,644,998                   4.50%
313 to 324                        3,401               244,541,135                   3.44%
325 to 336                        2,669               208,687,513                   2.94%
337 to 348                        3,436               286,807,002                   4.04%
349 to 360                        4,740               407,771,982                   5.74%
361 and greater                   2,570               232,025,556                   3.27%
                               -----------      -----------------------   ---------------------
      Total                     468,897            $7,102,850,979                 100.00%

Distribution of our Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

 SAP Interest Rate     Number of         Outstanding Principal         Percent of Loans by
      Index              Loans                  Balance                Outstanding Balance
------------------     ---------         ---------------------         -------------------
90 Day CP Index         468,897             $7,102,850,979                   100.00%
                       ---------         ---------------------         -------------------
      Total             468,897             $7,102,850,979                   100.00%

Geographic Distribution of our Student Loans
as of the Statistical Calculation Date

           The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicers' records:

                            Number of              Outstanding Principal           Percent of Loans by
Location                      Loans                       Balance                  Outstanding Balance
--------                    ---------              ---------------------           -------------------
Alabama                       5,198                      $90,127,329                        1.27%
Alaska                          915                       12,479,633                        0.18%
Arizona                      14,666                      192,909,513                        2.72%
Arkansas                      2,196                       34,175,959                        0.48%
California                   57,204                      845,485,208                       11.90%
Colorado                      9,899                      164,167,379                        2.31%
Connecticut                   5,011                       85,068,426                        1.20%
Delaware                      1,015                       18,843,267                        0.27%
Florida                      35,000                      379,783,656                        5.35%
Georgia                      15,524                      250,184,443                        3.52%
Hawaii                        2,048                       30,207,145                        0.43%
Idaho                         3,401                       45,974,843                        0.65%
Illinois                     16,558                      284,330,198                        4.00%
Indiana                       7,546                      107,134,002                        1.51%
Iowa                          4,767                       76,317,871                        1.07%
Kansas                        4,319                       63,509,849                        0.89%
Kentucky                      3,848                       65,583,743                        0.92%
Louisiana                     3,493                       59,426,581                        0.84%
Maine                         1,568                       27,703,277                        0.39%
Maryland                      8,606                      159,862,994                        2.25%
Massachusetts                12,145                      186,148,196                        2.62%
Michigan                     15,764                      238,640,633                        3.36%
Minnesota                     7,650                      129,049,390                        1.82%
Mississippi                   3,072                       43,437,265                        0.61%
Missouri                      7,745                      129,773,600                        1.83%
Montana                       1,257                       19,702,104                        0.28%
Nebraska                      2,149                       34,649,744                        0.49%
Nevada                        5,599                       66,108,066                        0.93%
New Hampshire                 1,917                       32,746,605                        0.46%
New Jersey                   12,440                      223,799,905                        3.15%
New Mexico                    3,035                       43,905,716                        0.62%
New York                     43,667                      636,774,605                        8.97%
North Carolina               11,922                      183,533,665                        2.58%
North Dakota                    705                       11,027,495                        0.16%
Ohio                         21,616                      288,040,039                        4.06%
Oklahoma                      3,189                       52,437,535                        0.74%
Oregon                        7,275                      120,258,256                        1.69%
Pennsylvania                 16,242                      309,574,026                        4.36%
Rhode Island                  1,331                       24,186,195                        0.34%
South Carolina                4,787                       75,688,749                        1.07%
South Dakota                  1,292                       19,574,224                        0.28%
Tennessee                     5,893                       94,443,569                        1.33%
Texas                        29,828                      425,011,230                        5.98%
Utah                          3,355                       43,951,366                        0.62%
Vermont                         739                       12,559,522                        0.18%
Virginia                     12,039                      204,243,457                        2.88%
Washington                   11,422                      171,110,058                        2.41%
Washington, D.C.              1,223                       30,555,923                        0.43%
West Virginia                 2,224                       36,836,168                        0.52%
Wisconsin                     9,695                      144,771,950                        2.04%
Wyoming                         810                       10,696,686                        0.15%
Other                         4,088                       66,339,721                        0.93%
                            ---------              ---------------------           -------------------
      Total                 468,897                   $7,102,850,979                      100.00%

Distribution of our Student Loans in Repayment by the Number of Days of Delinquency*
as of the Statistical Calculation Date

                        Number of        Outstanding Principal     Percent of Loans by
Days Delinquent          Loans                  Balance              Outstanding Balance
---------------         ---------        ---------------------     ---------------------
0-30                     238,548            $4,565,352,140                  91.25%
31-60                      8,764               146,681,069                   2.93%
61-90                      5,247                86,675,801                   1.73%
91-120                     4,340                58,725,604                   1.17%
121-150                    2,722                39,096,510                   0.78%
151-180                    1,933                31,326,026                   0.63%
181-210                    1,377                21,496,215                   0.43%
211-240                    1,265                23,195,416                   0.46%
241-270                    1,352                18,378,768                   0.37%
More than 270                864                12,143,085                   0.24%
                        ---------        ---------------------     ---------------------
    Total                266,412            $5,003,070,635                 100.00%

* For loans in repayment status only.

Distribution of our Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

                                   Number of           Outstanding Principal         Percent of Loans by
Principal Balance Range            Borrowers                  Balance                Outstanding Balance
-----------------------            ---------           ---------------------         -------------------
Less than $5,000.00                  84,984                 $210,049,715                    2.96%
5,000.00-9,999.99                    92,673                  684,793,666                    9.64%
10,000.00-19,999.99                 114,222                1,624,794,809                   22.88%
20,000.00-29,999.99                  45,698                1,111,403,907                   15.65%
30,000.00-39,999.99                  22,451                  776,904,673                   10.94%
40,000.00-49,999.99                  12,816                  571,965,933                    8.05%
50,000.00-59,999.99                   8,186                  446,876,284                    6.29%
60,000.00-69,999.99                   5,268                  340,567,937                    4.79%
70,000.00-79,999.99                   3,552                  265,054,103                    3.73%
80,000.00-89,999.99                   2,334                  197,610,886                    2.78%
90,000.00-99,999.99                   1,671                  158,161,819                    2.23%
100,000.00-119,999.99                 2,124                  231,353,878                    3.26%
120,000.00-139,999.99                 1,179                  152,058,439                    2.14%
More than $139,999.99                 1,862                  331,254,931                    4.66%
                                   ---------           ---------------------         -------------------
      Total                         399,020               $7,102,850,979                  100.00%

Distribution of our Student Loans by Servicer
as of the Statistical Calculation Date

                                        Number of           Outstanding Principal       Percent of Loans by
       Servicer                           Loans                   Balance               Outstanding Balance
----------------------------            ---------           ---------------------       -------------------
ACS Education Services, Inc.             378,016               $6,327,092,942                 89.08%
CLC Servicing                             59,644                  405,968,725                  5.72%
Great Lakes Educational Loan
  Services, Inc.                          31,237                  369,789,312                  5.21%
                                        ---------           ---------------------       ------------------
      Total                              468,897               $7,102,850,979                100.00%

Distribution of Our Student Loans by Guarantee Agency
as of the Statistical Calculation Date

                                                      Number of       Outstanding Principal         Percent of Loans by
      Guarantee Agency                                  Loans                 Balance               Outstanding Balance
------------------------------------------           -----------     -----------------------       ---------------------
American Student Assistance                            246,853           $5,224,183,514                    73.55%
California Student Aid Commission                      104,351              850,216,852                    11.97%
College Access Network - Colorado                            8                   62,681                         *
Education Assistance Corporation                           643                2,036,435                     0.03%
Educational Credit Management
     Corporation                                        20,780               78,259,422                     1.10%
Finance Authority of Maine                                  43                  231,745                         *
Georgia Student Finance Commission                         604                1,517,118                     0.02%
Great Lakes Higher Education Corporation                42,112              698,542,908                     9.83%
Illinois Student Assistance Commission                   1,740                8,097,544                     0.11%
Iowa College Student Aid Commission                          1                    5,249                         *
Kentucky Higher Education Assistance
     Authority                                             631                3,839,941                     0.05%
Louisiana Student Financial Assistance
     Commission                                             54                  194,721                         *
Michigan Higher Education Assistance
     Authority                                             506                1,743,271                     0.02%
Missouri Department of High Education                       24                  100,591                         *
National Student Loan Program                              113                  832,877                     0.01%
Nebraska Student Loan Program                            1,374                6,820,440                     0.10%
New Jersey Higher Education Student
     Assistance Authority                                  938                3,615,924                     0.05%
New York Higher Education Student
     Corporation                                        17,910               93,658,411                     1.32%
Northwest Education Loan Association                     2,323                8,533,479                     0.12%
Office of Student Financial Assistance                   2,146                7,781,584                     0.11%
Oklahoma Guaranteed Student Loan
     Program                                                90                  446,968                     0.01%
Oregon State Scholarship Commission                          2                       **                         *
Pennsylvania Higher Education
     Assistance Agency                                     190                  786,799                     0.01%
SLGFA - Arkansas                                            23                  125,113                         *
Tennessee Student Assistance
     Corporation                                           212                1,129,503                     0.02%
Texas Guaranteed Student Loan
     Corporation                                        12,487               51,001,308                     0.72%
United Students Aid Funds, Inc.                         12,739               59,086,582                     0.83%
                                                     -----------     -----------------------       ---------------------
      Total                                            468,897           $7,102,850,979                   100.00%

* Represents a percentage greater than 0% but less than .01%.
** Represents a dollar amount less than $1.00.

Information Relating to the Guarantee Agencies

           The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the U.S. Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the accompanying prospectus.

           As of the statistical calculation date, of the student loans held in the trust estate approximately:

•	73.55% are guaranteed by Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance, a non-profit corporation organized in Massachusetts and guaranteeing student loans since 1956;

•	11.97% are guaranteed by California Student Aid Commission, a non-profit corporation organized in California and guaranteeing student loans since 1979; and

•	9.83% are guaranteed by Great Lakes Higher Education Guaranty Corporation, a non-profit corporation organized in Wisconsin and, through its predecessor, guaranteeing student loans since 1967.

           See "Description of the Guarantee Agencies" in the accompanying prospectus for more detailed information concerning the characteristics of the guarantee agencies.

           Presented below is information with respect to each guarantee agency that may guaranty 10% or more of the student loans as of the closing date.

American Student Assistance

           Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance ("ASA"), a not-for-profit corporation organized in 1956, will guarantee a portion of the Financed Student Loans. ASA is one of the oldest and largest guaranty agencies in the United States, and is the designated guarantor for the Commonwealth of Massachusetts and the District of Columbia. Since 1956, ASA has been a provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $43 billion in loans. Originally created by the General Court of the Commonwealth of Massachusetts as the Massachusetts Higher Education Assistance Corporation, ASA currently acts on behalf of the U.S. Department of Education to ensure that the public policy purposes and regulatory requirements of the FFEL Program are met. ASA has its principal offices located at 100 Cambridge Street, Boston, MA 02114.

           Guaranty Volume.  The following table sets forth the original principal amount of FFELP Loans (excluding Consolidation Loans) guaranteed by ASA in each of the last five ASA fiscal years:

                                                Net FFELP Loans
          ASA Fiscal Year                      Guaranteed by ASA
         (Ending June 30)                    (Dollars in Millions)
       --------------------                -------------------------
               2002                                $   779
               2003                                    914
               2004                                  1,270
               2005                                  1,746
               2006                                  1,788

           Under the Higher Education Act, ASA and the U.S. Secretary of Education as of January 1, 2001 entered into a voluntary flexible agreement ("VFA"). Under the VFA, ASA returned its reserve funds that would otherwise have made up its Federal Reserve Fund through an escrow account in the name of the Department of Education. In the event a loan defaults, ASA receives funding from the Department of Education to act as a disbursing agent. The guarantee is, therefore, no longer limited by the funds on deposit in a federal reserve fund. Because ASA holds no federal reserve fund, the concept of a Reserve Ratio is inapplicable. The VFA establishes a "fee for service" model under which ASA is rewarded through the payment of a portfolio maintenance fee for maintaining a healthy portfolio of loans in good standing. The agency is further incented to keep the loans in good standing and to work with borrowers to prevent default because the portfolio maintenance fee increases as ASA's trigger default rate improves over the national trigger default rate. ASA's efforts to prevent default are a part of its "Wellness" program of outreach to borrowers from the inception of the loan to educate them on their responsibilities and assist them in repayment.

           The Department of Education notified ASA in a letter dated October 2, 2007 that it was canceling its VFA effective January 1, 2008. Because ASA is attempting to renegotiate the VFA with the U.S. Department of Education and because ASA would operate under the traditional guarantee agency funding model should the cancellation stand, ASA does not believe that the cancellation will materially adversely affect its business.

           The information in the following tables has been provided by ASA from reports provided by or to the U.S. Department of Education. No representation is made by ASA as to the accuracy or completeness of the information.

           Recovery Rate.  A Guarantee Agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the Guarantee Agency. The table below sets forth the recovery rates for ASA as taken from the Department of Education Guarantee Agency Activity Report form 1130 or form 2000:

           Federal Fiscal Year                      Cumulative
          (Ending September 30)                    Recovery Rate
          ---------------------                    -------------
                  2002                                 74.4%
                  2003                                 79.4%
                  2004                                 83.5%
                  2005                                 83.0%
                  2006                                 83.6%

           Claims Rate.  ASA's claims rate represents the percentage of loans in repayment at the beginning of a federal fiscal year which default during the ensuing federal fiscal year net of repurchases, refunds and rehabilitations. For the federal years 2002-2006, ASA's claims rate listed below have not exceeded 5%, and as a result, all claims of ASA have been fully reimbursed at the maximum allowable level by the Department of Education. See the description or summary of the FFEL Program herein for more detailed information concerning the FFEL Program. Nevertheless, there can be no assurance the Guarantee Agencies will continue to receive full reimbursement for such claims. The following table sets forth the claims rate of ASA for the last five federal fiscal years:

           Federal Fiscal Year
          (Ending September 30)                     Claims Rate
          ---------------------                     -----------
                   2002                                 1.2%
                   2003                                 0.9%
                   2004                                 0.7%
                   2005                                 1.0%
                   2006                                 1.0%

           Net Loan Default Claims.The following table sets forth the dollar value of Default Claims paid net of repurchases, refunds and rehabilitations for the last five years:

           ASA Fiscal Year                         Default Claims
          (Ending June 30)                     (Dollars in Millions)
          ----------------                     ---------------------
                2002                                  $  72
                2003                                     80
                2004                                     83
                2005                                    168
                2006                                    216

           Default Recoveries.  The following table sets forth the amount of recoveries returned to the U.S. Department of Education for the last five years:

          ASA Fiscal Year                       Default Recoveries
          (Ending June 30)                     (Dollars in Millions)
          ----------------                     ---------------------
                2002                                  $  86
                2003                                     79
                2004                                     82
                2005                                     78
                2006                                     97

California Student Aid Commission

           The California Student Aid Commission ("CSAC") is the designated state student loan guaranty agency for the State of California ("State"), responsible for the State's participation in the FFELP pursuant to California Education Code Section 69760 et seq., and Section 428(c) of the Higher Education Act. CSAC's role as a Guaranty Agency is to provide a source of credit to assist students in meeting post-secondary education costs while attending eligible institutions of their choice.

           As authorized under California law, CSAC has established an auxiliary organization in the form of a nonprofit public benefit corporation to provide operational and administrative services related to CSAC's participation in the FFELP. The auxiliary organization, EDFUND, operates CSAC's federal student loan guaranty program pursuant to an operating agreement with CSAC. CSAC, as the designated state guaranty agency, continues its oversight of all revenues, expenses, and assets related to its status.

           CSAC began guaranteeing student loans on April 1, 1979, and as of September 30, 2006, had cumulative principal guarantees outstanding of approximately $27 billion.

           As part of the FFELP, and pursuant to the 1998 Reauthorization Amendments to the Higher Education Act, the State established the Federal Student Loan Reserve Fund, referred to as CSAC's Federal Fund, and the Student Loan Operating Fund, referred to as CSAC's Operating Fund. CSAC's liability pursuant to the FFELP, including for any loan guarantees, is limited solely to the amounts contained in these two funds, and the State has no obligation to replenish these funds if exhausted.

           As of September 30, 2006, CSAC's Federal Fund and Operating Fund balances were as follows: CSAC's Federal Fund had total assets of $l03,639,674, total liabilities of $34,756,600 and total fund equity of $68,883,074; and CSAC's Operating Fund had total assets of $110,002,406, total liabilities of $94,460,918 and total fund equity of $15,541,488.

           The 1998 Reauthorization Amendments require Guaranty Agencies to return to the Department of Education $250 million in reserve funds from fiscal years 2002 to 2007, with each agency's share being based on a formula prescribed in the 1998 Reauthorization Amendments. The Department of Education advised CSAC that its share of this recall is $24,871,909. The first installment payment of $8,456,449 was paid on August 26, 2002. The second installment of $8,207,730 was paid on August 31, 2006 and the final installment of $8,207,730 was paid on August 31, 2007. These payments are disclosed on the financial statements, and have been recognized as liabilities.

           Guaranty Volume.  CSAC guaranteed the following amounts for the last five (5) fiscal years ending September 30, as follows:

                                                 FFELP Loan Volume
          Fiscal Year                          (Dollars in Millions)
        ---------------                      -------------------------
             2002                                     $3,523
             2003                                      4,421
             2004                                      5,712
             2005                                      6,577
             2006                                      6,878

           The information in the preceding tables has been provided by CSAC from reports provided by CSAC to the U.S. Department of Education. CSAC has not verified, and makes no representation as to the accuracy or completeness of, any other information that may be compiled by the U.S. Department of Education or as to any other calculation not required by federal regulation.

           Reserve Ratio.  Pursuant to 34 C.F.R. 682.419, CSAC's reserve ratio (determined by dividing its fund balance by the total amount of loans outstanding) for the last five (5) fiscal years ending September 30, is as follows:

          Fiscal Year                            Reserve Ratio
          -----------                            -------------
             2002                                    0.44%
             2003                                    0.25%
             2004                                    0.25%
             2005                                    0.25%
             2006                                    0.25%

           Recovery Rate. Pursuant to 34 C.F.R. 682.409, CSAC's recovery rate for each of the past five (5) fiscal years ending September 30, is as follows:

                       Fiscal Year                      Recovery Rate
                       -----------                      --------------
                          2002                              23.06%
                          2003                              27.23%
                          2004                              27.03%
                          2005                              31.12%
                          2006                              21.73%

           Claims Rate. Pursuant to 34 C.F.R. 682.404, CSAC's claims rate for each of the past five (5) fiscal years ending September 30, is as follows:

                       Fiscal Year                        Claims Rate
                       -----------                        -----------
                          2002                                2.52%
                          2003                                2.07%
                          2004                                2.14%
                          2005                                2.81%
                          2006                                3.01%

          Uninsured Loan Loss Rate. CSAC's uninsured loan loss rate (determined by dividing annual uninsured loans by annual net guarantees) for each of the past five (5) fiscal years is as follows:

                       Fiscal Year                         Loss Rate
                       -----------                         ---------
                          2002                               0.000%
                          2003                               0.008%
                          2004                               0.017%
                          2005                               0.000%
                          2006                               0.002%

Great Lakes Higher Education Guaranty Corporation

           Great Lakes Higher Education Guaranty Corporation ("GLHEGC") is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation ("GLHEC"). GLHEGC's predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), outsourced certain aspects of its student loan program guaranty support operations to GLELSI. GLHEGC continues as the "guaranty agency" as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all direct and outsourced student loan program operations. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC's most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

           GLHEGC has entered into a Voluntary Flexible Agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC's agreement, which commenced October 1, 2000 and is currently effective through September 30, 2008, GLHEGC's revenues are tied directly to default aversion performance. Certain sources of GLHEGC's Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC's Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process.

          The information in the following tables has been provided to the Issuer from reports provided by or to the U.S. Department of Education and has not been verified by the Issuer, GLHEGC or the initial purchasers. No representation is made by the Issuer, GLHEGC or the initial purchasers as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

           Guarantee Volume. GLHEGC's guaranty volume for each of the last five federal fiscal years, including Stafford, Unsubsidized Stafford, SLS, PLUS, Graduate PLUS and Consolidation loan volume, was as follows:

     Federal Fiscal Year              Guaranty Volume (Millions)
     ---------------------            --------------------------
           2002                               $4,473.1
           2003                                8,721.3
           2004                                7,707.6
           2005                                9,686.3
           2006                               12,797.2

           Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

                                      Federal Guaranty Reserve
        Federal Fiscal Year                 Fund Level 1
        --------------------          ------------------------
             2002                               1.86%
             2003                               1.29%
             2004                               0.99%
             2005                               0.83%
             2006                               0.72%
1In accordance with Section 428(c)(9) of the Higher Education Act, does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation. (The minimum reserve fund ratio under the Higher Education Act is .25%.)

The Department of Education's website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp. has posted reserve ratios for GLHEGC for federal fiscal years 2003, 2004 and 2005 of 1.168%, .646% and ..578%, respectively. GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.29%, .99% and .83%, respectively, as shown above and as explained in the following footnote. On November 17, 2006, the Department of Education advised GLHEGC that beginning in Federal Fiscal Year 2006 it will publish reserve ratios that include loan loss provision and deferred revenues. GLHEGC believes this change should more closely approximate the statutory calculation. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

          Claims Rate. For the past five federal fiscal years, GLHEGC's claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC's claims. The actual claims rates are as follows:

          Fiscal Year                  Claims Rate
          ----------------------------------------
             2002                        1.06%
             2003                        1.27%
             2004                        0.68%
             2005                        0.51%
             2006                        0.62%

           Loss Rate. For the past five federal fiscal years, GLHEGC's loss rates are as follows:

          Fiscal Year                  Loss Rate
          --------------------------------------------
             2002                       0.0002%
             2003                       0.0002%
             2004                       0.0004%
             2005                       0.0017%
             2006                       0.0052%

          As a result of various statutory and regulatory changes over the past several years, historical rates may not be an accurate indicator of current delinquency or default trends or future claims rates.

Payments on the Notes

General

          The series 2007-2 notes will be issued pursuant to the terms of a Second Amended and Restated Indenture of Trust dated as of April 1, 2006, and a supplemental indenture dated as of October 1, 2007, each between the issuing entity and the indenture trustee. The following summary describes some of the terms of the indenture and the series 2007-2 notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the series 2007-2 notes.

Interest Payments

           Interest will accrue on each series of series 2007-2 notes at their respective interest rates during each interest accrual period and will be payable to the respective noteholders of each series of series 2007-2 notes on each applicable distribution date as described below. Interest on the LIBOR rate notes will be payable on the 25th of each January, April, July and October, or if any such day is not a business day, the next business day, commencing January 25, 2008. Interest on the auction rate notes will be payable on the business day following the end of each applicable auction period. However, if an auction period for a series of auction rate notes exceeds three months, distributions also will be made to such auction rate notes on each quarterly distribution date occurring during that auction period. Interest accrued but not paid on any distribution date for a series of series 2007-2 notes will be due on the next distribution date for that series, together with an amount equal to interest on the unpaid amount payable on such series of series 2007-2 notes at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders of the applicable series, based on the total amount of interest due on such series of notes.

          LIBOR Rate Notes. The interest rate on the series 2007-2A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, plus ____%.

          LIBOR for the initial interest accrual period will be determined by the following formula:

          x + [23/33 * (y-x)]

          where: x = one-month LIBOR, and

                     y = two-month LIBOR,

in each case, as of the second business day before the start of the initial accrual period. The resulting percentage figure will be rounded to the fifth decimal point.

          The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. The amount of interest distributable to holders of the LIBOR rate notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

Calculation of LIBOR

          For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Reuters LIBOR01 Page, or another page of this or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If no rate is so reported on the related LIBOR determination date, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuer administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

Calculation of the Auction Period Rate

          For each auction period, the auction period rate for the auction rate notes will be the lower of the maximum rate, which is the least of the maximum auction rate, the maximum interest rate (17% per annum or the maximum interest rate permitted by law) and the net loan rate during the net loan rate restriction period, and the rate determined on the related auction date pursuant to the auction procedures described under "Description of the Notes – Auction rate notes" in the accompanying prospectus. The interest rate on the auction rate notes for the initial interest accrual period will be determined prior to the closing date.

          For an auction rate distribution date on which the maximum rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. No carry-over amount will accrue in excess of the maximum interest rate. See "Description of the Notes – Auction rate notes – Maximum rate and interest carryovers" in the accompanying prospectus.

          If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the auction period rate for the auction period will be the non-payment rate, which equals the maximum auction rate plus 1.00%, but not exceeding the lesser of 17% per annum and the highest rate permitted by law.

          If in any auction all the auction rate notes subject to the auction are subject to hold orders, the auction period rate for the auction period will equal the all-hold rate, which is 90% of the one-month LIBOR rate (for auction periods of 35 days or less) or 90% of the U.S. Treasury Bill rate for a period comparable to the auction period (for auction periods of more than 35 days), but in either event, not exceeding the lesser of 17% and the highest rate permitted by law.

          If in any auction there are insufficient potential bid orders to purchase all the auction rate notes offered for sale, a "failed auction" will be deemed to have occurred. In this event, existing holders of auction rate notes subject to the failed auction may be unable to sell in that auction all the auction rate notes for which they submitted sell orders. The auction rate notes subject to the failed auction will bear interest at the maximum rate during each auction period until a successful auction occurs. If the prior auction period exceeded seven days, the applicable series of auction rate notes will convert to a seven-day auction period. Once a successful auction occurs, the auction period will revert back to the length prior to the automatic seven-day conversion and the auction rate notes will bear interest at the auction period rate determined in the successful auction.

           "Applicable Margin" means (a) 1.50%; provided, that the applicable series of series 2007-2 auction rate notes is rated at least "Aa3" and "AA-" by Moody's and S&P, respectively, (b) 2.50%; provided, that the applicable series of series 2007-2 auction rate notes is rated below "Aa3" and "AA-" but at least "A3" and "A-" by Moody's and S&P, respectively, or (c) 3.50%; provided, that the applicable series of series 2007-2 auction rate notes is rated below "A3" and "A-" by Moody's and S&P, respectively.

          "CP rate" means, for each month, the rate as will be in effect on the second business day preceding the 25th day of such month (such date, the "CP determination date") that is the bond equivalent yield of the rate set forth in H.15(519) for that CP determination date opposite the 90-day maturity and under the caption "Commercial Paper-Financial." If, by 5:00 p.m., New York City time, on the business day immediately following the CP determination date, such rate for the CP determination date is not yet published in H.15(519), the CP rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption "Commercial Paper-Financial."

           "Maximum auction rate" means One-month LIBOR plus the Applicable Margin.

           "Maximum rate" means the least of (i) the maximum auction rate, (ii) 17%, (iii) the maximum rate permitted by law and (iv) if a net loan rate restriction period is in effect, the net loan rate.

          "Net loan rate" means, with respect to any auction period, the rate of interest per annum (rounded to the next highest 0.01%) equal to the amount determined by dividing (a) the product of 12 times the sum of the following amounts accrued during the calendar month immediately preceding such auction period: (i) interest (including interest subsidy payments), assumed special allowance payments and late fees collected with respect to the student loans, after giving effect to borrower incentive and similar programs, plus (ii) investment earnings on amounts in any of the funds and accounts, plus (iii) any payments received from the provider of a derivative product agreement minus (iv) any rebate fees or other payments due to the U.S. Department of Education, minus (v) any payments made to the provider of a derivative product agreement, minus (vi) the interest accrued on all outstanding notes issued by the issuing entity (other than auction rate notes), minus (vii) the issuing entity's expenses, minus (viii) any acquisition cost paid in connection with the acquisition of student loans during the acquisition and revolving periods; by (b) the aggregate principal balance of all auction rate notes on the date of such calculation. For this purpose, the special allowance payment shall be computed based upon the bond equivalent yield of ninety-one day United States treasury bill rate most recently auctioned, or the CP rate, as applicable (whether or not the actual special allowance payment rate could then be determined); and, provided further, however, that this definition may be modified at the direction of the issuing entity upon receipt by the trustee of (i) written consent of the broker-dealer for the applicable series of auction rate notes and (ii) a rating confirmation from each rating agency then rating the notes.

          "Net loan rate restriction period" means the period from and including a net loan rate trigger date, to but excluding, a net loan rate termination date.

          "Net loan rate termination date" means, for each class of auction rate notes for which a net loan rate trigger date has occurred, the first day of an auction period which immediately follows three consecutive auction dates for such series of auction rate notes where both: (i) the auction rate established on each such auction date for such series was or less than a per annum rate equal to the sum of the ninety-one day United States treasury bill rate as of each such auction date, plus 0.95%; and (ii) the most recently available three-month LIBOR rate, as of the CP determination date in the month for which such calculation is being made, was less than the sum of the CP rate for the applicable month plus 0.25%.

          "Net loan rate trigger date" means for each series of auction rate notes, the first day of an auction period which immediately follows six consecutive auction dates for such series of auction rate notes, where either: (i) the auction rate established on each such auction date was equal to or greater than a per annum rate equal to the sum of the ninety-one day United States treasury bill rate in effect as of each auction date, plus 0.95%; or (ii) the most recently available three-month LIBOR rate, as of the CP determination date in the month for which such calculation is being made, was equal to or greater than the sum of the CP rate for the applicable month plus 0.25%.

           "One-month LIBOR" means the offered rate (rounded up to the next highest one one-thousandth of one percent (0.001%)) for deposits in U.S. dollars for a one-month period which appears on the Reuters Screen LIBOR01 (or such other page as may replace that page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

Joint Sharing Agreement

          For administrative convenience and due to a Department of Education policy generally limiting the granting of eligible lender identification numbers, billings submitted to the Department of Education for interest subsidy and special allowance payments on behalf of various College Loan Corporation entities or with respect to different indentures may be consolidated with billings for the payments for student loans using the same lender identification number. Department of Education payments are made in lump sum form. The same may be applicable with respect to payments by guarantee agencies. In addition, if amounts are owed by one or more College Loan Corporation entities or from other College Loan Corporation indentures to the Department of Education, Department of Education lump sum payments may be offset by these amounts and therefore may affect other College Loan Corporation entities using the same eligible lender number.  College Loan Corporation entities have agreed, in a document referred to as the "joint sharing agreement" in the indenture, to properly allocate and pay to or from the correct College Loan Corporation entity or indenture amounts which should be reallocated to reflect payment on the student loans of each such entity or indenture.

Principal Redemption

           Principal payments will be made on the series 2007-2 notes as described below in "Payments on the Notes-Debt Service Fund-Retirement Account".

Collection Fund

          The indenture trustee will credit to the Collection Fund:

•	all revenues derived from the student loans;

•	unless otherwise provided in a supplemental indenture, proceeds of the sale of any student loans held in the Acquisition Fund;

•	any amounts transferred from the other funds and any payments received from a counterparty pursuant to a derivative product agreement; and

•	any earnings on investments of funds in the various funds and accounts established under the Indenture.

          On each monthly calculation date, or on other dates directed by the issuer, the indenture trustee will transfer the moneys deposited during the preceding month into the Collection Fund as follows:

          First, to make any payments required under any joint sharing agreement;

          Second, to make any payments due and payable by the issuing entity to the U.S. Department of Education related to the financed student loans, to make deposits to the Department Rebate Fund or any other payment due and payable to a guarantee agency relating to its guarantee of student loans;

           Third, to the Administration Fund to provide for payment of certain fees, costs and expenses of the issuing entity, subject to the limitations set forth in any supplemental indenture;

           Fourth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on senior notes or other senior obligations (except for certain payments due under senior swap agreements);

           Fifth, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of senior notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of senior credit facility providers for the payment of principal of the notes;

           Sixth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on subordinate notes or other subordinate obligations (except for certain payments due under subordinate swap agreements);

           Seventh, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of subordinate notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of subordinate credit facility providers for the payment of principal of the notes;

          Eighth, to the Reserve Fund if necessary to increase the balance thereof to its required level;

          Ninth, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on junior subordinate notes or other junior obligations (except for certain payments due under junior subordinate swap agreements);

          Tenth, to the Principal Account of the Debt Service Fund, to provide for the payment of principal of junior subordinate notes at stated maturity or on mandatory sinking fund payment dates or the reimbursement of junior subordinate credit facility providers for the payment of principal of the notes;

           Eleventh, to make such other payments as may be set forth in a supplemental indenture upon satisfaction of a rating agency condition;

          Twelfth, to the Acquisition Fund to fund any add-on loans required to be funded under the Higher Education Act of 1965, as amended, relating to consolidation loans owned by the issuing entity;

           Thirteenth, to the Retirement Account of the Debt Service Fund at the direction of the issuer, to provide for the redemption of, or distribution of principal with respect to, notes (or the reimbursement of credit facility providers for the payment of the prepayment price of the notes);

          Fourteenth, to the Acquisition Fund to fund subsequent disbursements required to be funded under the Higher Education Act of 1965, as amended, relating to Stafford loans and PLUS loans owned by the issuing entity;

          Fifteenth, sequentially, first, to the Supplemental Interest Account of the Debt Service Fund and second, to the payment of carry-over amounts (and interest thereon), due with respect to the senior notes;

          Sixteenth (but only if the senior asset percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) due with respect to the subordinate notes;

          Seventeenth (but only if the senior asset percentage and the subordinate asset percentage would be at least 100% upon the application of such amounts), to the Interest Account of the Debt Service Fund, to provide for the payment of carry-over amounts (and interest thereon) with respect to the junior subordinate notes;

          Eighteenth, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid amounts due under senior swap agreements;

          Nineteenth, to the Interest Account of the Debt Service Fund to provide for the payment of unpaid amounts due under subordinate swap agreements;

          Twentieth, to the Interest Account of the Debt Service Fund, to provide for the payment of unpaid amounts due under junior subordinate swap agreements;

          Twenty-first, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on senior notes or other senior obligations (except for certain payments due under senior swap agreements) for which payments are made at intervals of more than every 60 days;

          Twenty-second, to the Interest Account of the Debt Service Fund, to provide for the payment of interest on subordinate notes or other subordinate obligations (except for certain payments due under subordinate swap agreements) for which payments are made at intervals of more than every 60 days;

          Twenty-third, to the Retirement Account of the Debt Service Fund, to provide for the redemption of, or distribution of principal with respect to, notes until, after applying these amounts, the senior asset percentage will not be less than 107%, the subordinate asset percentage will be not less than 100.5% and the aggregate value of all assets pledged under the indenture, less the principal amount of all notes outstanding, will exceed $5,000,000. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes;

          Twenty-fourth, to the series 2006-1A-IO noteholders to pay any series IO carry-over interest due and owing to the series 2006-1A-IO notes from prior distribution dates; and

          Twenty-fifth, to the Surplus Fund, any excess.

          So long as any note, including any offered note, is outstanding, no payments will be made pursuant to priority eleventh above.

Department Rebate Fund

          The indenture trustee will establish a Department Rebate Fund as part of the trust estate. On each monthly calculation date, the issuer administrator will direct the indenture trustee to deposit into the Department Rebate Fund from the Collection Fund amounts of interest paid by borrowers on loans first disbursed on or after April 1, 2006 that exceed the special allowance support levels applicable to such loans under the Higher Education Act. Such amounts must be rebated to the Department of Education, generally by deduction from payments otherwise due to the issuing entity. See "Special Allowance Payments" in the attached prospectus. Moneys in the Department Rebate Fund will be transferred to the Collection Fund to the extent amounts have been deducted by the Department of Education from payments otherwise due to the issuing entity, or will be paid to the Department of Education if necessary to discharge the issuing entity's rebate obligation.

Administration Fund

        The indenture trustee will credit to the Administration Fund all amounts transferred to it from the Collection Fund, the Surplus Fund and the Acquisition Fund. Amounts in the Administration Fund will be used to pay the costs, fees and expenses of the issuing entity.

Debt Service Fund

        The indenture establishes a Debt Service Fund which comprises four accounts:

•	the Interest Account;
•	the Principal Account;
•	the Retirement Account; and
•	the Supplemental Interest Account.

        The Debt Service Fund will be used only for the payment when due of principal and of premium, if any, and interest on the notes, the purchase price of notes, other indenture obligations and carry-over amounts (including any accrued interest thereon).

        Any supplemental indenture providing for the issuance of any series of notes to be paid pursuant to or secured by a credit enhancement facility will also provide for the creation of separate sub-accounts within the Interest Account, the Principal Account and the Retirement Account. Any payment received pursuant to that credit enhancement facility will be deposited into the applicable sub-account, and these funds will be used only for the payment of principal of and premium, if any, and interest on notes of the applicable series, or for any other purposes permitted by the applicable supplemental indenture, subject to the conditions set forth in that supplemental indenture.

           Interest Account. The indenture trustee will deposit in the Interest Account:

•	proceeds of the issuance of notes if directed by the related supplemental indenture;

•	that portion of the proceeds from the sale of the issuing entity's refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the notes;

•	all payments under any credit enhancement facilities to be used to pay interest on the notes; and

•	all amounts required to be transferred to the Interest Account from the funds described below.

          With respect to each series of notes on which interest is paid no less frequently than every 60 days, the indenture trustee will deposit to the Interest Account on each monthly calculation date an amount equal to the interest that will become payable on those notes during the following calendar month.

          With respect to each series of notes on which interest is paid less frequently than every 60 days, the indenture trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each interest payment date, to aggregate the full amount of the interest due on that interest payment date.

          With respect to notes that bear interest at a variable rate, for which any such amount cannot be determined on a monthly calculation date, the indenture trustee will make a deposit based upon assumptions set forth in the related supplemental indenture.

          With respect to each swap agreement or credit enhancement facility under which swap agreement payments by the issuing entity or credit enhancement facility fees are payable no less frequently than every 60 days, the indenture trustee will deposit to the credit of the Interest Account on each monthly calculation date an amount equal to the issuing entity swap agreement payments or fees that will become payable during the following calendar month.

          With respect to each swap agreement or credit enhancement facility under which swap agreement payments by the issuing entity or credit enhancement facility fees are payable less frequently than every 60 days, the indenture trustee will make equal monthly deposits to the Interest Account on each monthly calculation date preceding each payment date, to aggregate the full amount of those swap agreement payments or credit enhancement facility fees, as the case may be.

          With respect to any swap agreement for which any such amount cannot be determined on the monthly calculation date, the indenture trustee will make the deposit based upon assumptions set forth in the supplemental indenture authorizing that swap agreement.

          Each deposit required by the preceding paragraphs will be made by transfer from the following funds, in the following order of priority: the Collection Fund, the Surplus Fund, the Capitalized Interest Fund, the Reserve Fund and, as to senior notes and other senior obligations only, the Acquisition Fund.

          On each monthly calculation date, if any carry-over amount (including any accrued interest thereon) or series IO carry-over interest, as applicable, will be due and payable with respect to a series of notes during the next month, as provided in the related supplemental indenture, the indenture trustee will transfer to the Interest Account (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to that carry-over amount (including any accrued interest thereon) or series IO carry-over interest, as applicable.

           Principal Account. The indenture trustee will deposit in the Principal Account:

•	proceeds of the issuance of notes in an amount, if any, representing premium of those notes paid as a part of their purchase price;

•	the portion of the proceeds from the sale of the issuing entity's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the notes;

•	all payments under any credit enhancement facilities to be used to pay principal of notes; and

•	all amounts required to be transferred to the Principal Account from the funds described below.

          To provide for the payment of principal due on the stated maturity of notes or on a mandatory sinking fund payment date for notes (or for the reimbursement to any credit facility provider for the payment of such principal), the indenture trustee will make equal monthly deposits to the Principal Account on each of the twelve monthly calculation dates preceding the date that payment is due, to aggregate the full amount of that payment.

           These deposits will be made by transfer from the following funds in the following order of priority (after transfers to the Interest Account required on the date of any such transfer as described under "—Interest Account" above): the Collection Fund, the Surplus Fund, the Capitalized Interest Fund, the Reserve Fund, and, as to senior notes and other senior obligations only, the Acquisition Fund.

           Balances in the Principal Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest, or to the redemption of or distribution of principal with respect to notes at a prepayment price not to exceed the principal amount thereof plus accrued interest upon transfer to the Retirement Account, as determined by the issuing entity at such time. Any such purchase, redemption or distribution of principal will be limited to those notes whose stated maturity or mandatory sinking fund payment date is the next succeeding principal payment date.

           Retirement Account. All notes that are to be redeemed, or with respect to which principal distributions are to be made, other than at stated maturity or on a mandatory sinking fund payment date, will be redeemed or paid with funds deposited to the Retirement Account. Funds in the Retirement Account will also be used for the reimbursement to any credit facility provider for the payment of those amounts pursuant to a credit enhancement facility.

          Amounts deposited in the Retirement Account to provide for the payment of the redemption price of notes subject to mandatory redemption, or for mandatory principal distributions with respect to notes, will be applied to the payments with respect to notes of all series subject to prepayment in such order of priority as may be established by the related supplemental indenture (or in the absence of direction from those supplemental indentures, in the order in which notes mature, and among notes with the same stated maturity, in the order in which those notes were issued). No redemption (other than mandatory sinking fund redemption) of, or principal distribution with respect to, subordinate notes will be permitted unless, after giving effect to that redemption or distribution, the senior asset requirement will be met.

          Balances in the Retirement Account may also be applied to the purchase of notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the issuing entity at such time.

          The issuing entity issued previously, and has outstanding, numerous series of notes. See "Outstanding Notes Issued by the Issuing Entity" in this free-writing prospectus. Since the timing and amount of principal payments on certain of the issuing entity's previously issued notes will affect the timing and amount of principal payments on the series 2007-2 notes, the following describes the principal payment priorities of the issuing entity's notes.

          So long as any series 2003-2 notes are outstanding, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2003-2 notes pursuant to priority thirteenth above (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula:

          TA = [(TB) x (F/3)] - RAB

          Where

          TA = Amount to be transferred to the Retirement Account and allocated to the series 2003-2 notes on the monthly calculation date.

          TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2003-2 notes immediately prior to the monthly calculation date less the aggregate targeted balance of each series of series 2003-2 notes listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

          F = 1 for the first monthly calculation date occurring in an interest accrual period, 2 for the second monthly calculation date occurring in an interest accrual period and 3 for the third monthly calculation date occurring in an interest accrual period.

          RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2003-2 notes, including any amounts received pursuant to priority twenty-third above.

          If on any monthly calculation date the above formula results in $0 or a negative number, no additional amounts will be transferred to the Retirement Account and allocated to the series 2003-2 notes on that monthly calculation date, as the series 2003-2 notes will have been allocated the full amount necessary to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date.

          So long as any series 2003-2 notes are outstanding, on each quarterly distribution date the indenture trustee will use amounts on deposit in the Retirement Account to redeem the series 2003-2 notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date.

          The series 2003-2 notes were structured so that payments of principal will be made on these notes in a sequential order. Therefore, prior to an event of default under the indenture, no series 2003-2 note will receive a payment of principal if a series 2003-2 note with a lower numerical designation is outstanding.

          Only the series 2003-2 notes, will receive distributions pursuant to priority thirteenth above. All other series of notes, including the series 2007-2 notes, will receive distributions pursuant to priority twenty-third above.

           Redemptions of notes will be made pursuant to priority twenty-third above as follows:

          First, to redeem each series of the series 2004-1 LIBOR rate notes following its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

          Second, to redeem each series of the series 2005-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

          Third, to redeem each series of the series 2006-1 LIBOR rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

          Fourth, if so provided for a series of series 2006-1A-7 senior notes for a reset period subsequent to the initial reset period, to redeem such series, or if a failed remarketing has occurred with respect to a series of the series 2006-1A-7 senior notes, to redeem such series (or if a failed remarketing has occurred with respect to both series of the series 2006-1A-7 senior notes, to redeem each series of the series 2006-1A-7 senior notes on a pro rata basis; provided that if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into an accumulation fund and used to redeem such series of reset rate notes on its next reset date). However, series 2006-1A-7 senior notes may not be redeemed under priority fourth upon a failed remarketing if a confirmation has been received from the rating agencies that the ratings of such series of reset rate notes will not be reduced or withdrawn as a result of not redeeming such notes.

          Fifth, to redeem the series 2007-2 LIBOR rate notes up to the amount needed to reduce their outstanding principal balance to their targeted balance listed on Schedule A hereto for that quarterly distribution date. Redemptions will be made up to these amounts even if the senior asset percentage and subordinate asset percentage would exceed the amounts otherwise required.

          Sixth, to redeem each series of auction rate notes, including the series 2007-2 auction rate notes, that are then permitted to be redeemed, including any series of subordinate auction rate notes. The specific series of auction rate notes to be redeemed will be determined by issuer order and the redemptions will occur on the auction rate distribution date for the applicable series pursuant to the auction procedures described in the accompanying prospectus. However, so long as the series 2003-2 notes are outstanding, if on the first two monthly calculation dates occurring in a quarterly interest accrual period, the amount on deposit in the Retirement Account and allocated to the series 2003-2 notes is less than the full amount needed to reduce their outstanding principal balance to their targeted balance for the next quarterly distribution date, amounts available in this priority sixth, up to the amount of such deficiency, will be transferred to the Retirement Account and allocated to the series 2003-2 notes prior to redeeming auction rate notes.

          Seventh, to redeem each series of the reset rate notes still outstanding on a pro rata basis (or, if a series of the series 2006-1A-7 senior notes is structured to receive payments of principal only at the end of its reset period, amounts allocated to the series will be deposited into an accumulation fund and used to redeem such series of reset rate notes on its next reset date).

          Eighth, to redeem each series of the series 2003-2 notes sequentially in numerical order starting with the series 2003-2A-2 senior notes and ending with the series 2003-2A-3 senior notes, until its outstanding principal balance is reduced to zero.

          Ninth, to redeem each series of the series 2004-1 LIBOR rate notes during its principal lock-out period, sequentially in numerical order starting with the series 2004-1A-1 senior notes and ending with the series 2004-1A-4 senior notes, until its outstanding principal balance is reduced to zero.

          Tenth, to redeem each series of the series 2005-1 LIBOR rate notes sequentially in numerical order, starting with the series 2005-1A-1 senior notes and ending with the series 2005-1A-5 senior notes, until its outstanding principal balance is reduced to zero.

          Eleventh, to redeem each series of the series 2006-1 LIBOR rate notes sequentially in numerical order, starting with the series 2006-1A-1 senior notes and ending with the series 2006-1A-6 senior notes, until its outstanding principal balance is reduced to zero.

          Twelfth, to redeem the series 2007-2 LIBOR rate notes until their outstanding principal balance is reduced to zero.

          The principal lock-out period for the series 2004-1 LIBOR rate notes will end on the day immediately preceding the quarterly distribution date occurring in July 2008 with respect to the series 2004-1A-2 senior notes, October 2010 with respect to the series 2004-1A-3 senior notes and January 2015 with respect to the series 2004-1A-4 senior notes. The lock-out period for the series 2004-1A-1 senior notes has ended and such notes have been paid in full.

          When the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes are receiving principal distributions, on each monthly calculation date the indenture trustee will transfer to the Retirement Account and allocate to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, pursuant to priority twenty-third under "Summary – Collection Fund" (to the extent amounts are available in the Collection Fund or the Surplus Fund, after taking into account all prior application of moneys in those funds on that monthly calculation date) an amount equal to the amount determined by the following formula, calculated first for the series 2005-1 LIBOR rate notes, second, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2006-1 LIBOR rate notes, and third, to the extent any amounts remain in the Collection Fund or the Surplus Fund, for the series 2007-2 LIBOR rate notes:

          TA = TB - RAB

          Where

          TA = Amount to be transferred to the Retirement Account and allocated to the applicable series of notes pursuant to priority twenty-third under "Summary — Collection Fund," on the monthly calculation date.

          TB = Excess, if any, of the aggregate outstanding principal balance of each series of series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes or series 2007-2 LIBOR rate notes, as applicable, immediately prior to the monthly calculation date less the aggregate targeted balance of such series listed on Schedule A hereto for the next quarterly distribution date or, if such monthly calculation date is also a quarterly distribution date, the targeted balance for that quarterly distribution date.

          RAB = Amount on deposit in the Retirement Account immediately prior to such monthly calculation date and allocated to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, as applicable.

          If on any quarterly distribution date on which the series 2003-2 notes are receiving principal distributions, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2007-2 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2007-2 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the previous sentence, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2006-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2006-1 LIBOR rate notes to the series 2003-2 notes. If, after giving effect to the two previous sentences, the amount in the Retirement Account allocated to the series 2003-2 notes is less than the amount needed to reduce their outstanding principal balance to their targeted balance for that quarterly distribution date, amounts in the Retirement Account allocated to the series 2005-1 LIBOR rate notes, up to the amount of the deficiency, will be reallocated from the series 2005-1 LIBOR rate notes to the series 2003-2 notes.

           Pursuant to the allocations described in the preceding paragraphs, on each quarterly distribution date occurring when the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes are receiving principal distributions, the indenture trustee will use amounts on deposit in the Retirement Account and allocated to the series 2005-1 LIBOR rate notes, the series 2006-1 LIBOR rate notes or the series 2007-2 LIBOR rate notes, as applicable, to redeem the series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes and series 2007-2 LIBOR rate notes, up to the amount needed to reduce their outstanding principal balance to their respective targeted balances listed on Schedule A hereto for that quarterly distribution date, pursuant to priority twenty-third under "Summary – Collection Fund".

          As a result of the priorities described above:

•	so long as any series 2003-2 notes remain outstanding, deposits will be made to the Retirement Account for the series 2003-2 notes pursuant to priority thirteenth above prior to any other series of notes issued by the issuing entity receiving a principal payment, except for any payments due at the stated maturity of a series of notes;

•	so long as any series 2004-1 LIBOR rate note is outstanding and not in a principal lock-out period, no series 2005-1 note, series 2006-1 note or series 2007-2 note will receive payments of principal;

•	so long as any series 2005-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2006-1 note or series 2007-2 note will receive payments of principal;

•	so long as any series 2006-1 LIBOR rate note is outstanding and has not been paid to its targeted balance for that quarterly distribution date, no series 2007-2 LIBOR rate notes will receive payments of principal; and

•	the series 2007-2 LIBOR rate notes will not receive any payments of principal exceeding the amount needed to reduce their outstanding principal balance to the targeted balance listed on Schedule A for the applicable quarterly distribution date unless the issuing entity has redeemed previously each series of auction rate notes (that are then permitted to be redeemed), each series of the reset rate notes (or if a series of reset rate notes is not then receiving payments of principal, an amount equal to the outstanding principal balance of such series has been deposited into an accumulation fund), each series of series 2003-2 notes, each series of series 2004-1 LIBOR rate notes, each series 2005-1 LIBOR rate notes and each series of series 2006-1 LIBOR rate notes.

           During any reset period, a series of reset rate notes may be structured not to receive principal payments until the end of its reset period. If a series of reset rate notes is structured in this manner, as is the case for the series 2006-1A-7A senior notes in their initial reset period, generally all amounts that otherwise would have been paid to the holders of such reset rate notes as principal will instead be deposited into an accumulation fund. Principal payments will be allocated to the accumulation fund until amounts on deposit therein, are sufficient to pay the outstanding principal balance of such series of reset rate notes in full and those funds will remain in the accumulation fund until the next reset date for such series, unless there occurs prior to that reset date or a successful auction of the student loans by the indenture trustee. On each related reset date, the issuing entity will pay all amounts, less any investment earnings, on deposit in the accumulation fund, including amounts deposited on that reset date, to the holders of the series of reset rate notes, or the related swap counterparty for payment to the holders of such reset rate notes if such reset rate notes are denominated in a currency other than U.S. Dollars, as a distribution of principal.

           Subordinate notes will not be redeemed so long as any series 2003-2 notes, series 2004-1 LIBOR rate notes, series 2005-1 LIBOR rate notes, series 2006-1 LIBOR rate notes or series 2007-2 LIBOR rate notes are outstanding. Thereafter, subordinated notes may only be redeemed if, after giving effect to the redemption, while senior notes are outstanding, the senior asset percentage will be at least equal to 107%, and the subordinate asset percentage will be least equal to 100.5%. These percentages may be decreased with confirmation from the rating agencies that the change will not adversely affect the ratings on any of the notes.

          Subject to the limitations described in the preceding paragraph, the subordinate notes, including the Series 2007-2 subordinate notes, may be redeemed at our option, in whole or in part, on any auction rate distribution date for that series at a price equal to 100% of the principal amount of notes being redeemed, plus accrued interest to the redemption date.

          The "senior asset percentage" is determined by dividing the aggregate value of all assets pledged under the indenture, less all accrued interest on senior notes, all accrued issuing entity swap payments under senior swap agreements and all accrued fees with respect to senior asset enhancement facilities, by the aggregate outstanding amount of all senior notes issued under the indenture.

          The "subordinate asset percentage" is determined by dividing the aggregate value of all assets pledged under the indenture, less all accrued interest on senior notes and subordinate notes, all accrued issuing entity swap payments under senior swap agreements and subordinate swap agreements and all accrued fees with respect to senior credit enhancement facilities and subordinate credit enhancement facilities, by the aggregate outstanding amount of all senior notes and subordinate notes issued under the indenture.

Credit Enhancement

Subordinated Notes

          Currently, the issuing entity has outstanding $407,000,000 aggregate principal amount of subordinate notes. An additional $35,000,000 aggregate principal amount of subordinate notes will be issued in this offering. Approximately 5.58% of the issuing entity's notes that will be outstanding immediately after this offering will be subordinate notes. The rights of the subordinate noteholders to receive payments of interest are subordinated to the rights of the senior noteholders to receive payments of interest. Similarly, the rights of the subordinate noteholders to receive payments of principal are subordinated to the rights of the senior noteholders to receive payments of interest and principal. This subordination is intended to enhance the likelihood of regular receipt by the senior noteholders of the full amount of the payments of interest and principal due to them and to protect the senior noteholders against losses. See "Description of Credit Enhancement — Subordinate Notes" in the accompanying prospectus.

Reserve Fund

          A deposit will be made to the Reserve Fund on the closing date in an amount equal to $11,250,000. This deposit, together with amounts on deposit in the Reserve Fund prior to the closing date, will cause the Reserve Fund to have a balance of $59,381,250.

          The Reserve Fund is subject to a required minimum balance equal to the greater of:

•	0.75% of the aggregate outstanding principal balance of all notes issued under the indenture; or

•	$3,000,000, which amount may be satisfied with cash or permitted securities;

provided that in no event shall such required minimum balance exceed the aggregate outstanding principal balance of all notes issued by the issuing entity; provided further, such amounts may be decreased if each rating agency then rating our notes confirms that such decrease will not result in any reduction or withdrawal of any rating then assigned to our notes. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

          If on any monthly calculation date the balance in the Reserve Fund is less than the Reserve Fund required minimum balance, the indenture trustee will transfer to the Reserve Fund an amount equal to the deficiency from moneys available in the following funds in the following order of priority (to the extent not required for credit to the Administration Fund the Debt Service Fund or the Acquisition Fund): the Collection Fund and the Surplus Fund.

          The balance in the Reserve Fund will be used and applied solely for the payment when due of principal and interest on the notes and any other indenture obligations payable from the Debt Service Fund. If on any monthly calculation date the balance in the Reserve Fund exceeds the Reserve Fund required minimum balance, that excess will be transferred to the Collection Fund.

          If at any time funds on deposit in the Reserve Fund are sufficient to pay the remaining principal and interest on the notes, any payments due to any counterparty and any remaining fees, such amounts shall be so applied on such distribution date for payment of the remaining principal and interest on the notes, any payments due to any counterparty and any remaining fees.

          The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a series of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a series of notes, amounts on deposit in the Reserve Fund will be available to pay principal on that series of notes and accrued interest.

Capitalized Interest Fund

          Approximately $26,689,300 of the proceeds from the sale of the series 2007-2 notes will be deposited into the Capitalized Interest Fund. Amounts on deposit in the Capitalized Interest Fund will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Acquisition Fund or the Reserve Fund. However, any moneys remaining in the Capitalized Interest Fund on October 25, 2008 will be transferred to the Collection Fund.

Surplus Fund

          On each monthly calculation date, the indenture trustee will deposit to the Surplus Fund balances in the Collection Fund not required for deposit to any other fund or account.

          At any time there is a deficiency in any of the other funds or accounts, balances in the Surplus Fund will be transferred to those funds or accounts to remedy that deficiency in the same order of priority as for the application of moneys in the Collection Fund.

          Any amounts in the Surplus Fund will be released to the depositor or used to make indemnity payments if after taking into account any such release or payment and excluding, for these purposes only, from the calculation of the aggregate value of the issuing entity's assets, any student loans not satisfying the issuing entity's eligibility criteria, (a) the senior asset percentage will not be less than 107.0%, and the subordinate asset percentage will not be less than 100.5% or such greater percentages or amounts as may be required by the rating agencies and (b) the aggregate value of the issuing entity's assets, less the principal amount of all notes outstanding will exceed $5,000,000 after release or payment; or in all cases lesser percentages or amounts if each rating agency confirms that use of such lesser percentage or amount will not result in a withdrawal or reduction of any ratings then applicable to any outstanding notes.

Prepayment, Yield and Maturity Considerations

          Generally, all of the issuing entity's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a series of notes and the yield on a series of notes may be affected by prepayments of the issuing entity's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a series of notes will occur prior to such series of notes' final maturity date. Accordingly, in the event that the issuing entity's student loans experience significant prepayments, the actual final payments on a series of notes may occur substantially before its final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

          The rate of prepayments on the issuing entity's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the issuing entity's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the issuing entity's student loans, and the servicers are obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the issuing entity in that student loan and is not cured within the applicable cure period.

          However, scheduled payments with respect to, and maturities of, the issuing entity's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a series of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the issuing entity's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the issuing entity's student loans may extend beyond the final maturity date for a series of notes.

          Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used herein to calculate prepayments is based on prepayment rates for specific loan types. For purposes of this transaction, we refer to this model as the "PPC." The PPC applies a constant percentage rate ("CPR," see discussion below) of prepayment that remains constant throughout the life of a student loan.

          100% PPC implies prepayment at a rate of 4.0% CPR for Consolidation Loans and 12.0% CPR for Stafford Loans and PLUS Loans.

          CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) x (1-(1-CPR) 1/12)

          Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments would be as follows for various levels of PPC:

                                    0% PPC   50% PPC   100% PPC   150% PPC    200% PPC
                                    ------   -------   --------   --------    ---------
Monthly Prepayment-Consolidation     $0.00    $1.68      $3.40      $5.14      $6.92
  Loans

Monthly Prepayment-Stafford and      $0.00    $5.14     $10.60     $16.40      $22.61
  PLUS Loans

          The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

          For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the statistical calculation date for the student loans is as of August 31, 2007;

•	the closing date is November 2, 2007;

•	all student loans in school and grace remain in their current status until their status end date and then move to repayment, and no student loan moves from repayment to any other status;

•	no defaults occur on any of the student loans;

•	100% of borrowers in a repayment status will pay on time;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	interest on student loans is assumed to capitalize once at repayment for borrowers not currently in repayment;

•	one-month LIBOR remains fixed at 5.05%, three-month LIBOR remains fixed at 5.21%, 90-day commercial paper remains fixed at 5.15%, and 91-day Treasury Bill remains fixed at 4.29% for the life of the transaction;

•	distributions on the notes begin on November 25, 2007 and will be made on the 25th calendar day of each month or if the 25th is not a business day, the next business day;

•	the interest rate for each series of outstanding notes at all times will be equal to:

                Series 2007-2A-1 senior notes                                    5.46%
                Series 2007-2 senior auction rate notes                          5.21%
                Series 2007-2 subordinate auction rate notes                     5.28%
                Each previously issued series of senior auction
                  rate notes                                                     5.21%
                Each previously issued series of subordinate auction
                  rate notes                                                     5.28%
•	each previously issued series of LIBOR rate notes will bear interest at a rate equal to 5.21% plus their respective spreads; the previously issued series 2006-1A-7A reset rate note bears a fixed rate of interest of 5.344% until April 25, 2009 at which point the rate is assumed to be equal to 5.21%.

•	interest accrues on the LIBOR rate notes on an actual/360 day count basis, on the auction rate notes on an actual/actual basis, on the reset rate notes (LIBOR) on an actual/360 basis and for reset rate notes that are fixed on an 30/360 basis;

•	but for servicing all fees and expenses are quoted on an annualized basis;

•	an administration fee equal to 0.20% per annum of the outstanding principal amount of the student loans, paid monthly by the issuing entity to the administrator, beginning December 1, 2007;

•	trustee fees equal to 0.005% per annum of the principal amount of notes outstanding, paid monthly by the issuing entity to the trustee, beginning November 25, 2007;

•	an auction agent fee equal to 0.004% per annum of the principal amount of auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning November 25, 2007;

•	broker-dealer fees equal to 0.15% per annum of the principal amount of previously issued auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning November 25, 2007;

•	broker-dealer fees equal to 0.20% per annum of the principal amount of the series 2007-2 senior auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning November 25, 2007;

•	broker-dealer fees equal to 0.25% per annum of the principal amount of the series 2007-2 subordinate auction rate notes outstanding, paid monthly by the issuing entity to the auction agent, beginning November 25, 2007;

•	a consolidation loan rebate fee equal to 1.05% per annum of the outstanding principal amount of the student loans that are consolidation loans, paid monthly by the issuing entity to the Department of Education;

•	remarketing fees equal to 0.25% of the principal amount of reset rate notes outstanding and to be remarketed, beginning one year prior to the initial reset date and ending on the quarterly distribution date prior to the initial reset date, paid by the issuing entity to the remarketing agents;

•	servicing fees vary by servicer and are paid monthly by the issuing entity to the servicers; such fees range from $1.25 per student loan per month to $3.00 per student loan per month, depending on loan type and status;

•	the Reserve Fund has an initial balance equal to $59,381,250, and at all times a balance of no less than $3,000,000;

•	the Collection Fund has an initial balance equal to $201,690,551;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the Reserve Fund and Collection Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.15% per annum through the end of the collection period for the Reserve Fund, the Capitalized Interest Fund and the Collection Fund; reinvestment earnings are available for distribution from the prior collection period;

•	the Capitalized Interest Fund has an initial balance equal to $26,689,300, and on October 25, 2008, that amount will be transferred to the Collection Fund;

•	all student loans are assumed to be purchased at closing with proceeds from the issuance of the series 2007-2 notes deposited to the Acquisition Fund;

•	no clean up calls are assumed to occur;

•	the original principal balance for the series 2003-2A-3 senior notes, on the closing date, is $297,600,000;

•	the original principal balance for the series 2005-1A-1 senior notes, on the closing date, is $165,000,000; and

•	the original principal balance for the series 2006-1A-1 senior notes, on the closing date, is $25,000,000.

          The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the student loans are the same as the assumed characteristics, remaining terms and ages.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE SERIES 2007-2 LIBOR RATE NOTES
AT VARIOUS PRECENTAGES OF THE PPC

                                          Weighted Average Life (years)(1)
                          -----------------------------------------------------------
      Series                0%         50%        100%        200%          300%
----------------------    ------      ------     ------      -------       ------
Series 2007-2A-1           5.47%       2.69%      2.27%       2.27%         2.27%
  Senior Notes

                                         Expected Maturity Date
                       -------------------------------------------------------------------
      Series             0%           50%         100%          200%          300%
---------------------  ------        ------      ------        -------       ------
Series 2007-2A-1       January 2014  July 2011   October 2010  October 2010  October 2010
  Senior Notes
(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related quarterly distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

PRECENTAGES OF ORIGINAL PRINCIPAL BALANCE OF THE SERIES 2007-2A-1 LIBOR RATE
NOTES REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PRECENTAGES OF THE PPC

   Quarterly
  Distribution
     Dates                    0%         50%        100%        200%         300%
------------------------     ------     ------     -------     ------       ------
   Original Balance          100%       100%        100%        100%         100%
 January 25, 2008            100%       100%        100%        100%         100%
  April 25, 2008             100%       100%        100%        100%         100%
   July 25, 2008             100%       100%        100%        100%         100%
 October 25, 2008            100%       100%        100%        100%         100%
 January 25, 2009            100%       100%        100%        100%         100%
  April 25, 2009             100%       100%        100%        100%         100%
   July 25, 2009             100%       100%        79%         79%          79%
 October 25, 2009            100%        81%        58%         58%          58%
 January 25, 2010            100%        62%        41%         41%          41%
  April 25, 2010             100%        43%        26%         26%          26%
   July 25, 2010             100%        25%        12%         12%          12%
 October 25, 2010            100%        25%         0%          0%           0%
 January 25, 2011            100%        25%         0%          0%           0%
  April 25, 2011             100%        20%         0%          0%           0%
   July 25, 2011             100%         0%         0%          0%           0%
 October 25, 2011             97%         0%         0%          0%           0%
 January 25, 2012             93%         0%         0%          0%           0%
  April 25, 2012              88%         0%         0%          0%           0%
   July 25, 2012              82%         0%         0%          0%           0%
 October 25, 2012             74%         0%         0%          0%           0%
 January 25, 2013             63%         0%         0%          0%           0%
  April 25, 2013              51%         0%         0%          0%           0%
   July 25, 2013              34%         0%         0%          0%           0%
 October 25, 2013             15%         0%         0%          0%           0%
 January 25, 2014              0%         0%         0%          0%           0%

Summary of the Indenture Provisions

          The issuing entity will issue series of notes from time to time pursuant to the indenture and a related supplemental indenture. The following is a summary of some of the provisions contained in the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and priority of lien

          The provisions of the indenture are generally for the equal benefit, protection and security of the holders of all of the notes issued by the issuing entity. However, the senior notes have priority over the subordinate notes with respect to payments of principal and interest, and the subordinate notes have priority over the junior subordinate notes, if any, with respect to payments of principal and interest.

          The issuing entity will not:

•	create, or permit the creation of, any pledge, lien, charge or encumbrance upon the student loans or the other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the issuing entity, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the outstanding notes or as otherwise provided in or permitted by the indenture; or

•	issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture.

Covenants

          Enforcement and amendment of guarantee agreements. The issuing entity will cause the eligible lender trustee to enter into and maintain guarantee agreements covering the issuing entity's student loans so as to maintain benefits for all student loans. The issuing entity also will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with these agreements that in any manner will materially adversely affect the rights of the holders of the notes or the other beneficiaries under the indenture, unless each rating agency confirms that the proposed amendment will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

          Acquisition, collection and assignment of student loans. The issuing entity will purchase or originate student loans only with moneys in any of the funds and, subject to any adjustments referred to in the following paragraph, will diligently cause to be collected all principal, interest and other payments in respect of the student loans to which the issuing entity is entitled.

          Enforcement of student loans. The issuing entity will cause to be diligently enforced all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest and other amounts due to the issuing entity. The issuing entity will not permit the release of the obligations of any borrower under any student loan and will, to the extent permitted by law, cause to be defended, enforced, preserved and protected, the rights and privileges of the issuing entity, the eligible lender trustee, the indenture trustee, the holders of the notes and the other beneficiaries under the indenture, under and with respect to each student loan and related agreement. The issuing entity will not consent or agree to or permit any amendment or modification of any student loan or related agreement that will in any manner materially adversely affect the rights or security of the holders of the notes and other beneficiaries under the indenture. The issuing entity may, however:

•	settle a default or cure a delinquency on a student loan on terms that are required by law;

•	amend the terms of a student loan to provide a different rate of interest to the extent required by law; and

•	reduce the interest rate of or forgive interest or principal payments on student loans pursuant to borrower benefit programs within certain limitations specified in the indenture.

          The issuing entity may otherwise amend the terms of any student loan or reduce interest payments or forgive interest or principal payments in excess of the specified limitations if each rating agency has confirmed that the proposed action will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

           Administration and collection of student loans. The issuing entity will enter into one or more servicing agreements pursuant to which servicers (which shall not include the issuing entity) that meet certain standards set forth in the indenture agree to service and collect, all student loans originated under the Federal Family Education Loan Program in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture and each guarantee agreement. The issuing entity will diligently enforce all terms, covenants and conditions of all servicing agreements, student loan purchase agreements and administration agreements, including the prompt payment of all amounts due under those agreements. The issuing entity will not permit the release of the obligations of any servicer under any servicing agreement, any administrator under any administration agreement or any party under a loan purchase agreement, except in accordance with the terms of the applicable agreement. The issuing entity will not consent or agree to or permit any amendment or modification of any servicing agreement, administration agreement or loan purchase agreement unless each rating agency confirms that the amendment or modification will not result in the withdrawal or reduction of any ratings then applicable to the outstanding notes.

           Limitation on fees. The fees, costs and expenses of the issuing entity may not exceed certain levels unless each rating agency confirms that such levels will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes.

           Tax Treatment. The issuing entity agrees, and each holder of notes, by its acceptance of its notes, agrees, to treat the notes for federal, state and local income, business and franchise tax purposes as indebtedness of the issuing entity.

           Continued existence; merger and consolidation. The issuing entity will maintain its existence as a Delaware statutory trust and will not dispose of all or substantially all of its assets, except as otherwise specifically authorized in the indenture, or consolidate with or merge into another entity, or permit any other entity to consolidate with or merge into it, unless either the issuing entity is the surviving entity or each of the following conditions is satisfied:

•	the surviving, resulting or transferee entity, as the case may be, is a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

•	at least 30 days before any merger, consolidation or transfer of assets becomes effective, the issuing entity gives the indenture trustee written notice of the proposed transaction;

•	immediately after giving effect to any merger, consolidation or transfer of assets, no event of default under the indenture has occurred and is continuing;

•	each rating agency confirms that the merger, consolidation or transfer of assets will not result in the withdrawal or reduction of any ratings then applicable to any outstanding notes; and

•	prior to or concurrently with any merger, consolidation or transfer of assets:

•	any action necessary to maintain the lien and security interest created in favor of the indenture trustee under the indenture is taken;

•	the surviving, resulting or transferee entity, as the case may be, delivers to the indenture trustee an instrument assuming all of the obligations of the issuing entity under the indenture and related agreements, together with any necessary consents; and

•	the issuing entity delivers to the indenture trustee and each rating agency a certificate and an opinion of counsel (which will either describe the actions taken that are necessary to maintain the lien and security interest in favor of the indenture trustee under the indenture or that no such action needs to be taken), each stating that all conditions precedent to the merger, consolidation or transfer of assets have been complied with.

Events of default

          The indenture defines the following events as events of default:

•	default in the due and punctual payment of any interest on any senior note; or

•	default in the due and punctual payment of the principal of, or premium, if any, on any senior note, whether at stated maturity, at the date fixed for redemption of that senior note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that senior note; or

•	default by the issuing entity in its obligation to purchase any senior note on a tender date for that senior note; or

•	default in the due and punctual payment of any amount owed by the issuing entity to any other senior beneficiary under a senior swap agreement or senior credit enhancement facility; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any interest on any subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any subordinate note, whether at stated maturity, at the date fixed for redemption of that subordinate note (including but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that subordinate note; or

•	if no senior obligations are outstanding, default by the issuing entity in its obligation to purchase any subordinate note on a tender date for that subordinate note; or

•	if no senior obligations are outstanding, default in the due and punctual payment of any amount owed by the issuing entity to any other subordinate beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any interest on any junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any junior subordinate note, whether at stated maturity, at the date fixed for redemption of that junior subordinate note (including, but not limited to, mandatory sinking fund payment dates) or otherwise upon the maturity of that junior subordinate note; or

•	if no senior obligations and no subordinate obligations are outstanding, default by the issuing entity in its obligation to purchase any junior subordinate note on a tender date therefor; or

•	if no senior obligations and no subordinate obligations are outstanding, default in the due and punctual payment of any amount owed by the issuing entity to any other junior subordinate beneficiary under a junior subordinate swap agreement or junior subordinate credit enhancement facility; or

•	default in the performance of any of the issuing entity's obligations with respect to the transmittal of money to be credited to the Collection Fund, the Acquisition Fund or the Debt Service Fund under the provisions of the indenture that has continued unremedied for 30 days; or

•	default in the performance or observance of any other of the covenants, agreements or conditions on the part of the issuing entity contained in the indenture or in the notes that has continued unremedied for 30 days after written notice specifying the default has been given to the issuing entity by the indenture trustee, unless the default is such that it can be corrected, but not within 30 days, corrective action has been instituted by the issuing entity within 30 days and is diligently pursued until the default is corrected; or

•	certain events of bankruptcy or insolvency of the issuing entity.

Remedies on default

          Whenever any event of default has occurred and is continuing, the indenture trustee may (and, upon the written request of the Acting Beneficiaries Upon Default, the indenture trustee will), by notice in writing delivered to the issuing entity, declare the principal of and interest accrued on all notes then outstanding due and payable and principal and interest will become immediately due and payable.

          At any time after such a declaration of acceleration has been made, and before a judgment or decree for payment of the money due has been obtained by the indenture trustee, the Acting Beneficiaries Upon Default, by written notice to the issuing entity and the indenture trustee, may rescind and annul that declaration and its consequences if:

•	a sum of money has been paid to or deposited with the indenture trustee by or for the account of the issuing entity, or provision for payment satisfactory to the indenture trustee has been made, sufficient to pay:

•	if senior obligations are outstanding:

•	all overdue installments of interest on all senior notes;

•	the principal of (and premium, if any, on) any senior notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those senior notes;

•	to the extent lawful, interest upon overdue installments of interest on the senior notes at the rate or rates borne by the senior notes;

•	all other senior obligations which have become due other than as a direct result of declaration of acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

•	if no senior obligations are outstanding, but subordinate obligations are outstanding:

•	all overdue installments of interest on all subordinate notes;

•	the principal of (and premium, if any, on) any subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those subordinate notes;

•	to the extent lawful, interest upon overdue installments of interest on the subordinate notes at the rate or rates borne by the subordinate notes;

•	all other subordinate obligations which have become due other than as a direct result of declaration of acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents and broker-dealers; or

•	if no senior obligations and no subordinate obligations are outstanding but junior subordinate notes are outstanding:

•	all overdue installments of interest on all junior subordinate notes;

•	the principal of (and premium, if any, on) any junior subordinate notes which have become due other than by declaration of acceleration, together with interest at the rate or rates borne by those junior subordinate notes;

•	to the extent lawful, interest upon overdue installments of interest on the junior subordinate notes at the rate or rates borne by the junior subordinate notes;

•	all other junior subordinate obligations which have become due other than as a direct result of declaration or acceleration;

•	all other sums required to be credited to the Collection Fund and the Interest Account; and

•	all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and any paying agents, remarketing agents, tender agents, auction agents, market agents and broker-dealers;

and

•	all events of default, other than the nonpayment of the principal of and interest on notes or other obligations which have become due solely by, or as a direct result of, declaration of acceleration, have been cured or waived as provided in the indenture.

          If an event of default has occurred and is continuing, the indenture trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the issuing entity in the indenture and may pursue such appropriate judicial proceedings as the indenture trustee deems most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The indenture trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

          If an event of default has occurred and is continuing, the Acting Beneficiaries Upon Default have requested the indenture trustee to do so and the indenture trustee has been indemnified as provided in the indenture, the indenture trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the indenture trustee deems most expedient in the interests of the beneficiaries. However, the indenture trustee has the right to decline to comply with any such request if counsel has advised the indenture trustee that the action requested may not lawfully be taken or if the indenture trustee receives, before exercising that right or power, contrary instructions from the Acting Beneficiaries Upon Default.

          The Acting Beneficiaries Upon Default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture, provided that:

•	such direction will not violate any provisions of law or of the indenture;

•	the indenture trustee does not determine that the action so directed would be unjustly prejudicial to the holders of notes or other beneficiaries not taking part in the direction, other than by effect of the subordination of any of their interests;

•	the indenture trustee may take any other action deemed proper by the indenture trustee which is not inconsistent with the direction; and

•	the indenture trustee will be indemnified to its reasonable satisfaction as provided in the indenture.

          Except as permitted in a supplemental indenture with respect to an other beneficiary, no holder of any note or other beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless:

•	an event of default has occurred and is continuing;

•	the Acting Beneficiaries Upon Default have provided written request to the indenture trustee;

•	that beneficiary or those beneficiaries have offered to the indenture trustee indemnity;

•	the indenture trustee has failed or refused for a period of 60 days after the receipt of the request and indemnification to exercise the powers granted in the indenture or to institute that action, suit or proceeding in its own name; and

•	no direction inconsistent with such written request has been given to the indenture trustee during that 60-day period by the holders of not less than a majority in aggregate principal amount of the notes then outstanding.

          No one or more holders of the notes or any other beneficiary has any right in any manner whatsoever to affect, disturb or prejudice the lien of the indenture by his, her, its or their action or to enforce any right under the indenture except in the manner described indenture, and all proceedings at law or in equity must be instituted, had and maintained in the manner described in the indenture and for the benefit of the holders of all outstanding notes and other beneficiaries, as their interests may appear. Nevertheless, the Acting Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all outstanding notes and other beneficiaries under the indenture.

          Unless the indenture trustee has declared the principal of and interest on all outstanding notes immediately due and payable and has obtained a judgment or decree for payment of the money due, the indenture trustee, will waive any event of default and its consequences upon written request of the Acting Beneficiaries Upon Default; except that the indenture trustee is not permitted to waive:

•	any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of the declaration as described above;

•	any event of default in the payment when due of any amount owed to any beneficiary (including payment of principal of or interest on any note) except with the consent of that beneficiary or unless, prior to the waiver, the issuing entity has paid or deposited with the indenture trustee a sum sufficient to pay all amounts owed to that beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);

•	any event of default arising from the failure of the issuing entity to pay unpaid expenses of the indenture trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, tender agents, remarketing agents, auction agents, market agents and broker-dealers as required by the indenture, unless, prior to the waiver, the issuing entity has caused to be paid or deposited with the indenture trustee sums required to satisfy those obligations of the issuing entity under the indenture; or

•	any default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each affected holder of a note.

          Notwithstanding any other provisions of the indenture, if an "event of default" occurs under a swap agreement or a credit enhancement facility and, as a result, any other beneficiary that is a party is entitled to exercise one or more remedies under that swap agreement or credit enhancement facility, that other beneficiary may exercise those remedies, including the termination of that agreement, in its own discretion. Nevertheless, that party may not exercise any such remedy if it adversely affects the legal ability of the trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the indenture.

          After the occurrence of a default, the indenture trustee will have a lien on the trust estate prior to the lien of the noteholders and all other persons as security for the obligation of the issuing entity to pay the reasonable fees of the indenture trustee and to indemnify the indenture trustee in accordance with the provisions of the indenture.

Application of proceeds

          Unless the principal of all the notes shall have become or shall have been declared due and payable, all such funds will be applied as follows:

          FIRST, to the payment to the holders of the senior notes and other senior obligations of all installments of principal and interest then due (except, with respect to senior swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due without regard to due date, to the senior noteholders and to each other senior beneficiary, and the indenture trustee will apply the amount so apportioned to the senior noteholders first to the payment of interest and thereafter to the payment of principal;

          SECOND (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of subordinate notes and other subordinate obligations of all installments of principal and interest then due (except, with respect to subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available will not be sufficient to pay all those amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the subordinate noteholders and to each other subordinate beneficiary, and the indenture trustee will apply the amount so apportioned to the subordinate noteholders first to the payment of interest and thereafter to the payment of principal;

          THIRD (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the junior subordinate beneficiaries of all installments of principal and interest then due on the junior subordinate notes and all other junior subordinate obligations (except, with respect to junior subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the junior subordinate noteholders and to each other junior subordinate beneficiary, and the indenture trustee will apply the amount so apportioned to the junior subordinate noteholders first to payment of interest and thereafter to the payment of principal;

          FOURTH, to the payment of the holders of the senior notes of all carry-over amounts, including the series IO carry-over interest amount, (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior noteholders entitled thereto;

          FIFTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate noteholders entitled thereto;

          SIXTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or there are no senior notes or subordinate notes outstanding), to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such carry-over amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate noteholders entitled thereto;

          SEVENTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under senior swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the senior swap agreement counterparties entitled thereto;

          EIGHTH (only if the senior asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes outstanding), to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under subordinate swap agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the subordinate swap agreement counterparties entitled thereto; and

          NINTH (only if the subordinate asset percentage would be at least 100% upon the application of such amounts or if there are no senior notes or subordinate notes outstanding), to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and payable to swap agreement counterparties under junior subordinate swap agreement agreements, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the junior subordinate swap agreement counterparties entitled thereto.

          If the principal of all outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such funds will be applied as follows:

          FIRST, to the payment to the senior beneficiaries of all principal and interest then due on the senior notes and all other senior obligations (except, with respect to senior swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any senior beneficiary over any other senior beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

          SECOND, to the payment to the subordinate beneficiaries of the principal and interest then due on the subordinate notes and all other subordinate obligations (except, with respect to subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any subordinate beneficiary over any other subordinate beneficiary, ratably, according to the amounts due, to the person entitled thereto;

          THIRD, to the payment to the junior subordinate beneficiaries of the principal and interest then due and unpaid upon the junior subordinate notes and all other junior subordinate obligations (except, with respect to junior subordinate swap agreements, only amounts due in the ordinary course and not any termination, indemnity or other similar or extraordinary payment without satisfaction of a rating agency condition), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any junior subordinate beneficiary over any other junior subordinate beneficiary, ratably, according to the amounts due, to the persons entitled thereto;

          FOURTH, to the payment of the holders of the senior notes of all carry-over amounts, including the series IO carry-over interest amount, (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the senior noteholders entitled thereto;

          FIFTH, to the payment to the holders of the subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the subordinate noteholders entitled thereto;

          SIXTH, to the payment to the holders of the junior subordinate notes of all carry-over amounts (together with interest thereon) then due and unpaid, without any preference or priority of carry-over amounts over interest thereon or of interest thereon over carry-over amounts, ratably, according to the amounts due, to the junior subordinate noteholders entitled thereto;

          SEVENTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under senior swap agreements, ratably, according to the amounts due on such date, to the senior swap agreement counterparties entitled thereto;

          EIGHTH, to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under subordinate swap agreement agreements, ratably, according to the amounts due on such date, to the subordinate swap agreement counterparties entitled thereto, without any discrimination or preference; and

          NINTH to the payment of unpaid termination, indemnity or other similar or extraordinary payments then due and unpaid to swap agreement counterparties under junior subordinate swap agreements, ratably, according to the amounts due on such date, to the junior subordinate swap agreement counterparties entitled thereto.

          If the principal of all outstanding notes has been declared due and payable and then been rescinded and annulled, then, the money held by the indenture trustee under the indenture will be applied in accordance with the provisions above for payments following an event of default but prior to acceleration of all outstanding notes.

The indenture trustee

          Prior to the occurrence of an event of default which has not been cured, the indenture trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the indenture trustee is required to exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

          Before taking any action under the indenture, the indenture trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

          The indenture trustee may at any time resign upon 60 days' notice to the issuing entity and to the beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The indenture trustee may be removed at any time by the issuing entity, and the issuing entity agrees to remove the indenture trustee at the request of the holders of a majority in principal amount of notes outstanding except during the existence of an event of default. No such removal will be effective until the appointment of a successor indenture trustee.

Supplemental indentures

          Supplemental indentures not requiring consent of noteholders and other beneficiaries. The issuing entity can agree with the indenture trustee to enter into any indentures supplemental to the indenture for any of the following purposes without notice to or the consent of noteholders or any other beneficiary:

•	to cure any ambiguity or formal defect or omission in the indenture or any supplemental indenture;

•	to grant to the indenture trustee for the benefit of the beneficiaries any additional benefits, rights, remedies, powers, authority or security;

•	to describe or identify more precisely any part of the trust estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture;

•	to evidence the appointment of a separate trustee or a co-trustee or the succession of a new indenture trustee under the indenture;

•	to authorize the issuance of a series of notes, subject to the requirements of the indenture;

•	to modify, eliminate from or add to the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statue, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•	to modify the indenture as required by any credit facility provider or counterparty, or otherwise necessary to give effect to any credit enhancement facility, swap agreement or counterparty guaranty at the time of issuance of a series of notes to which such agreement relates; provided that the each rating agency has confirmed that such modifications would not result in any withdrawal or downgrade of any then current rating on any outstanding notes; and provided further that no such modifications will be effective if the consent of any noteholders would be required therefore under the proviso described under "—Supplemental indentures requiring consent of noteholders and other beneficiaries" below and such consent has not been obtained or if the indenture trustee determines that the modifications are to the prejudice of any other beneficiary;

•	to create additional funds, accounts or sub-accounts under the indenture;

•	to provide for an additional series of indenture obligations which is subordinate to each outstanding series of indenture obligations, except to the extent specifically authorized or permitted by the supplemental indenture authorizing the issuance of those outstanding indenture obligations or to the extent consented to by each beneficiary who would be adversely affected thereby; provided that each rating agency has confirmed that such additional series of indenture obligations would not result in a withdrawal or downgrade of any then current ratings on any outstanding notes; or

•	to make any other change in the indenture, if the indenture trustee shall have received written confirmation from each rating agency that such change will not result in the reduction or withdrawal of any ratings then applicable to any outstanding notes.

          Supplemental indentures requiring consent of noteholders and other beneficiaries. The issuing entity and the indenture trustee also may enter into indentures supplemental to the indenture providing for any other amendment of the indenture, other than those listed in the paragraph below, upon receipt of an instrument evidencing the consent of:

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding senior notes;

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding subordinate notes;

•	if they are affected by the proposed amendment, the holders of not less than two-thirds of the aggregate principal amount of the outstanding junior subordinate notes; and

•	each other party that any supplemental indenture specifies as being required to consent to the proposed amendment.

          All affected beneficiaries must consent to a supplemental indenture providing for any of the following:

•	an extension of the maturity of the principal of or the interest on any note, whether at stated maturity, on a mandatory sinking fund payment date or otherwise;

•	a reduction in the principal amount, redemption price or purchase price of any note or the rate of interest on that note;

•	a privilege or priority of any senior obligation over any other senior obligation;

•	a privilege or priority of any subordinate obligation over any other subordinate obligation;

•	a privilege of any senior notes over any subordinate notes or junior subordinate notes not already provided for in the indenture;

•	a privilege of any subordinate notes over any junior subordinate notes not already provided for in the indenture;

•	the surrender of a privilege or a priority granted by the indenture if that surrender is, in the judgment of the indenture trustee, to the detriment of another beneficiary under the indenture;

•	a reduction or an increase in the aggregate principal amount of the notes required for consent to that supplemental indenture;

•	the creation of any lien ranking prior to or on a parity with the lien of the indenture on all or part of the trust estate, except as expressly permitted under the indenture;

•	the exclusion of any beneficiary from the benefit of the lien created on the rights, title, interest, privileges, revenues, funds and securities pledged under the indenture;

•	the modification of any of the provisions of the indenture described in this paragraph; or

•	the modification of any provision of a supplemental indenture that provides that it may not be modified without the consent of the holders of notes issued pursuant to that supplemental indenture or any notes of the same level of seniority or any beneficiary that has provided a credit enhancement facility or swap agreement of that level of seniority.

           Rights of Indenture Trustee. If, in the opinion of the indenture trustee, any supplemental indenture adversely affects the rights, duties or immunities of the indenture trustee under the indenture or otherwise, the indenture trustee may, in its discretion, decline to execute such supplemental indenture. The indenture trustee is entitled to receive, and shall be fully protected in relying upon, an opinion of its counsel that any such supplemental indenture conforms to the requirements of the indenture.

           Remarketing Agents. The issuing entity may, in a supplemental indenture, appoint a remarketing agent with respect to one or more series of notes. Each remarketing agent will enter into an agreement under which the remarketing agent will agree to perform one or more of the following functions:

•	determining any interest rate on a series of notes, in accordance with the applicable provisions of the related supplemental indenture;

•	holding all notes of a series delivered to it in trust for the benefit of the respective noteholders until the purchase price for such notes is delivered to the noteholders; and

•	holding all funds delivered to it for the purchase of notes in trust for the benefit of the person that delivered such funds until the notes purchased are delivered to such person or entity.

           Consent of Tender Agent, Remarketing Agents, Auction Agent, Broker-Dealers and Market Agent. So long as any tender agent agreement, remarketing agreement, auction agent agreement, broker-dealer agreement or market agent agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the tender agent, the remarketing agent, the auction agent, the broker-dealer or the market agent will become effective unless and until delivery to the indenture trustee of a written consent of the tender agent, the remarketing agent, the auction agent or the broker-dealer, as the case may be, to that supplemental indenture.

Satisfaction of indenture

          If the holders of the notes issued under the indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in the indenture, and if each other beneficiary is paid all payments then due to it, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

          Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

ERISA Considerations

          The offered notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Code, (each a "Plan") provided the proposed transfer and/or holding of an offered note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (regarding certain transactions involving insurance company general accounts); and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) ("Investor-Based Exemption"). An acquisition of an offered note by an investor shall be deemed a representation that such investor is either not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under "ERISA Considerations" in the accompanying prospectus.

Federal Income Tax Considerations

          On the closing date, Stroock & Stroock & Lavan LLP, New York, New York will render, with respect to the offered notes, its opinion to the effect that the offered notes will be treated as debt, rather than as an interest in the student loans, and that the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the accompanying prospectus.

Reports to Noteholders

          Periodic reports concerning the issuing entity as required under the terms of the applicable agreements will be delivered to the noteholders. Generally, you will receive those reports not from the issuing entity, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.

          Before each quarterly distribution date, the issuer administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable series of notes a statement setting forth the information specifically described in the indenture. See "Summary of the Indenture Provisions – Statements to the indenture trustee and issuing entity" in the accompanying prospectus.

          The issuing entity will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission, including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable series of notes upon request free of charge.

Static Pool Information

          Pursuant to Item 1105 of Regulation AB, static pool information regarding the depositor's previous student loan securitizations is available on the internet at http://www.collegeloanstaticpool.com.

          Information provided through the internet address above will not be deemed to be a part of this free-writing prospectus or the registration statement for the notes offered hereby if it relates to any securitized pools that were established before January 1, 2006, or with respect to information regarding the currently offered pool, information about the pool for periods before January 1, 2006.

          All material static pool information will be made available through the internet address above except for the following information which relates to student loans first disbursed in 2002 for which data is not available to the depositor without unreasonable effort or expense: (i) geographic distribution and maturity data from two servicers in the original pool data and (ii) all data from one servicer for such student loans in the March 31, 2003 data. Such information represents 32% and 18%, respectively, of the outstanding principal balance of the student loans first disbursed in 2002. In addition, certain prepayment information for the student loans owned by the issuing entity is not available currently, as such information is not available to the depositor without unreasonable effort or expense.

Listing and General Information

          Application will be made for the LIBOR rate notes to be admitted to the official list of The Irish Stock Exchange Limited and to be admitted to trading on its regulated market. There can be no assurance that such a listing will be obtained. Certain information has been included in this free-writing prospectus to comply with EU Directive 2003/71/EC.

          The issuing entity has made no financial statements as of the date of this free-writing prospectus. Except as outlined herein, the issuing entity does not intend to publish post-issuance information in relation to the notes.

          It is expected that the fees in relation to the admission to trading of the LIBOR rate notes on the regulated market of the Irish Stock Exchange will be approximately €20,000.

          For so long as the LIBOR rate notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture, the trust agreement, the servicing agreements, any derivative product agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 14303 Gateway Place, Poway, California 92064, USA.

          Each of the LIBOR rate notes, the indenture and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The ACS servicing agreement and the CLCS agreement are governed by the laws of the State of California and the GLELSI servicing agreement is governed by the laws of the State of Wisconsin.

          Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the LIBOR rate notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

          The issuance of the LIBOR rate notes will be authorized by a unanimous written consent of the members and the manager of the depositor on November 2, 2007.

          The issuing entity is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the issuing entity to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.

Legal Matters

          Certain legal matters, including certain federal income tax matters, will be passed upon by Stroock & Stroock & Lavan LLP, counsel to the issuing entity and the depositor. Certain legal matters will be passed upon for the underwriters by Kutak Rock LLP. Richards, Layton & Finger, P.A., as Delaware counsel for the issuing entity, will pass upon Delaware matters for the issuing entity.

Directory

Depositor

College Loan LLC
14303 Gateway Place
Poway, California 92064
USA

Underwriters and Issuing Entity's Bankers

UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 USA	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 USA	Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 USA

Indenture Trustee and Eligible Lender Trustee Deutsche Bank Trust Company Americas 60 Wall Street MS NYC 60-2606 New York, NY 10005 USA	Delaware Trustee Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 USA

Legal Advisors

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
USA

Sponsor and Issuer Administrator

College Loan Corporation
14303 Gateway Place
Poway, California 92064
USA

Listing Agent McCann FitzGerald Listing Services Limited Riverside One, Sir John Rogerson Quay Dublin 2 Ireland	Irish Paying Agent Custom House Administration and Corporate Services Limited 25 Eden Quay Dublin 1 Ireland

Schedule A – Targeted Balance Schedule

          The following targeted balance schedule pertains to the series 2007-2 LIBOR rate notes. This targeted balance schedule is computed assuming 100% PPC as described under "Prepayment, Yield and Maturity Considerations" in this free-writing prospectus. We make no representation regarding whether the assumptions used will occur as projected.

                                                          Series 2007-2A-1
                      Quarterly                             Senior Notes
                  Distribution Date                       Targeted Balance
                  -----------------                       ------------------

                 Original Balance                           $400,000,000
                 October 25, 2007                           $400,000,000
                 January 25, 2008                           $400,000,000
                 April 25, 2008                             $400,000,000
                 July 25, 2008                              $400,000,000
                 October 25, 2008                           $400,000,000
                 January 25, 2009                           $400,000,000
                 April 25, 2009                             $400,000,000
                 July 25, 2009                              $315,000,000
                 October 25, 2009                           $233,000,000
                 January 25, 2010                           $165,000,000
                 April 25, 2010                             $105,000,000
                 July 25, 2010                              $ 48,000,000
                 October 25, 2010                           $          0

          The following Targeted Balance Schedule pertains to the issuing entity's series 2006-1 notes.

                  Series 2006-1A-1 Series 2006-1A-2 Series 2006-1A-3 Series 2006-1A-4 Series 2006-1A-5 Series 2006-1A-6
    Quarterly       Senior Notes     Senior Notes     Senior Notes     Senior Notes     Senior Notes     Senior Notes
Distribution Date Targeted Balance Targeted Balance Targeted Balance Targeted Balance Targeted Balance Targeted Balance
----------------- ---------------- ---------------- ---------------- ---------------- ---------------- ----------------
Original Balance  $ 100,000,000    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2007  $  25,000,000    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2008  $  15,000,000    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2008    $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2008     $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2008  $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2009  $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2009    $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2009     $           0    $ 200,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2009  $           0    $ 190,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2010  $           0    $ 140,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2010    $           0    $  70,000,000    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2010     $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2010  $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2011  $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2011    $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2011     $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2011  $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2012  $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2012    $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2012     $           0    $           0    $ 260,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2012  $           0    $           0    $ 232,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2013  $           0    $           0    $ 162,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2013    $           0    $           0    $  92,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2013     $           0    $           0    $  42,000,000    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2013  $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2014  $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2014    $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2014     $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2014  $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
January 25, 2015  $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
April 25, 2015    $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
July 25, 2015     $           0    $           0    $           0    $ 195,000,000    $ 300,000,000    $ 280,000,000
October 25, 2015  $           0    $           0    $           0    $ 130,000,000    $ 300,000,000    $ 280,000,000
January 25, 2016  $           0    $           0    $           0    $  65,000,000    $ 300,000,000    $ 280,000,000
April 25, 2016    $           0    $           0    $           0    $           0    $ 300,000,000    $ 280,000,000
July 25, 2016     $           0    $           0    $           0    $           0    $ 300,000,000    $ 280,000,000
October 25, 2016  $           0    $           0    $           0    $           0    $ 300,000,000    $ 280,000,000
January 25, 2017  $           0    $           0    $           0    $           0    $ 300,000,000    $ 280,000,000
April 25, 2017    $           0    $           0    $           0    $           0    $ 300,000,000    $ 280,000,000
July 25, 2017     $           0    $           0    $           0    $           0    $ 284,000,000    $ 280,000,000
October 25, 2017  $           0    $           0    $           0    $           0    $ 228,000,000    $ 280,000,000
January 25, 2018  $           0    $           0    $           0    $           0    $ 173,000,000    $ 280,000,000
April 25, 2018    $           0    $           0    $           0    $           0    $ 118,000,000    $ 280,000,000
July 25, 2018     $           0    $           0    $           0    $           0    $  67,000,000    $ 280,000,000
October 25, 2018  $           0    $           0    $           0    $           0    $  21,000,000    $ 280,000,000
January 25, 2019  $           0    $           0    $           0    $           0    $           0    $ 280,000,000
April 25, 2019    $           0    $           0    $           0    $           0    $           0    $ 280,000,000
July 25, 2019     $           0    $           0    $           0    $           0    $           0    $ 280,000,000
October 25, 2019  $           0    $           0    $           0    $           0    $           0    $ 280,000,000
January 25, 2020  $           0    $           0    $           0    $           0    $           0    $ 280,000,000
April 25, 2020    $           0    $           0    $           0    $           0    $           0    $ 272,000,000
July 25, 2020     $           0    $           0    $           0    $           0    $           0    $ 232,000,000
October 25, 2020  $           0    $           0    $           0    $           0    $           0    $ 192,000,000
January 25, 2021  $           0    $           0    $           0    $           0    $           0    $ 152,000,000
April 25, 2021    $           0    $           0    $           0    $           0    $           0    $ 112,000,000
July 25, 2021     $           0    $           0    $           0    $           0    $           0    $  82,000,000
October 25, 2021  $           0    $           0    $           0    $           0    $           0    $  52,000,000
January 25, 2022  $           0    $           0    $           0    $           0    $           0    $  22,000,000

          The following Targeted Balance Schedule pertains to the issuing entity's series 2005-1 notes.

                    Series 2005-1A-1   Series 2005-1A-2    Series 2005-1A-3    Series 2005-1A-4  Series 2005-1A-5
    Quarterly         Senior Notes       Senior  Notes       Senior Notes       Senior Notes       Senior Notes
Distribution Date   Targeted Balance   Targeted Balance    Targeted Balance    Targeted Balance  Targeted Balance
-----------------   ----------------   ----------------    ----------------    ----------------  ----------------
Original Balance    $  216,000,000       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2007    $  165,000,000       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2008    $   79,000,000       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2008      $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2008       $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2008    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2009    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2009      $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2009       $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2009    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2010    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2010      $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2010       $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2010    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2011    $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2011      $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2011       $            0       $  393,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2011    $            0       $  328,000,000    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2012    $            0       $  233,000,000    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2012      $            0       $  143,000,000    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2012       $            0       $   53,000,000    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2012    $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2013    $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2013      $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
July 25, 2013       $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
October 25, 2013    $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
January 25, 2014    $            0       $            0    $  300,000,000      $  214,000,000    $  137,000,000
April 25, 2014      $            0       $            0    $  215,000,000      $  214,000,000    $  137,000,000
July 25, 2014       $            0       $            0    $  135,000,000      $  214,000,000    $  137,000,000
October 25, 2014    $            0       $            0    $   60,000,000      $  214,000,000    $  137,000,000
January 25, 2015    $            0       $            0    $            0      $  214,000,000    $  137,000,000
April 25, 2015      $            0       $            0    $            0      $  214,000,000    $  137,000,000
July 25, 2015       $            0       $            0    $            0      $  214,000,000    $  137,000,000
October 25, 2015    $            0       $            0    $            0      $  214,000,000    $  137,000,000
January 25, 2016    $            0       $            0    $            0      $  214,000,000    $  137,000,000
April 25, 2016      $            0       $            0    $            0      $  214,000,000    $  137,000,000
July 25, 2016       $            0       $            0    $            0      $  154,000,000    $  137,000,000
October 25, 2016    $            0       $            0    $            0      $   95,000,000    $  137,000,000
January 25, 2017    $            0       $            0    $            0      $   40,000,000    $  137,000,000
April 25, 2017      $            0       $            0    $            0      $            0    $  137,000,000
July 25, 2017       $            0       $            0    $            0      $            0    $  137,000,000
October 25, 2017    $            0       $            0    $            0      $            0    $  137,000,000
January 25, 2018    $            0       $            0    $            0      $            0    $  137,000,000
April 25, 2018      $            0       $            0    $            0      $            0    $  137,000,000
July 25, 2018       $            0       $            0    $            0      $            0    $  137,000,000
October 25, 2018    $            0       $            0    $            0      $            0    $  137,000,000
January 25, 2019    $            0       $            0    $            0      $            0    $  137,000,000
April 25, 2019      $            0       $            0    $            0      $            0    $  137,000,000
July 25, 2019       $            0       $            0    $            0      $            0    $   95,000,000
October 25, 2019    $            0       $            0    $            0      $            0    $   54,000,000
January 25, 2020    $            0       $            0    $            0      $            0    $   14,000,000
April 25, 2020      $            0       $            0    $            0      $            0    $            0

          The following Targeted Balance Schedule pertains to the issuing entity's series 2003-2 notes.

                                        Series 2003-2A-3
    Quarterly                             Senior Notes
Distribution Date                       Targeted Balance
-----------------                       -----------------

Original Balance                        $  308,200,000
October 25, 2007                        $  297,600,000
January 25, 2008                        $  272,600,000
April 25, 2008                          $  239,300,000
July 25, 2008                           $  179,300,000
October 25, 2008                        $  114,300,000
January 25, 2009                        $   52,300,000
April 25, 2009                          $            0

Glossary of Terms

          Some of the terms used in this free-writing prospectus are defined below. The indenture contains the definition of other terms used in this free-writing prospectus and reference is made to the indenture for those definitions.

           "Acting Beneficiaries Upon Default" means:

•	at any time that any senior obligations are outstanding:

•	with respect to directing the indenture trustee to accelerate the outstanding notes:

•	upon any of the first four events of default listed under "Summary of the Indenture Provisions—Events of default" in this free-writing prospectus, the holders of a majority in aggregate principal amount of senior notes outstanding; and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the indenture trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the indenture trustee to waive events of default (except pursuant to the above):

•	the holders of a majority in aggregate principal amount of the senior notes outstanding (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other senior obligations as set forth in that supplemental indenture); and

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of senior notes outstanding (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other senior obligations as set forth in that supplemental indenture);

•	at any time that no senior obligations are outstanding but subordinate obligations are outstanding:

•	with respect to directing the indenture trustee to accelerate the outstanding notes:

•	upon any of the fifth through eighth events of default listed under "Summary of the Indenture Provisions—Events of Default" in this free-writing prospectus, the holders of a majority in aggregate principal amount of subordinate notes outstanding; and

•	upon any other event of default, the holders of a majority in aggregate principal amount of all notes outstanding;

•	with respect to requesting the indenture trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the indenture trustee to waive events of default (other than pursuant to directing the indenture trustee to accelerate the outstanding notes):

•	the holders of a majority in aggregate principal amount of the subordinate notes outstanding, (and, to the extent provided in a supplemental indenture satisfactory to the rating agencies, the holders of other subordinate obligations as set forth in that supplemental indenture);

•	with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of subordinate notes outstanding;

          and

•	at any time that no senior obligations and no subordinate obligations are outstanding but any junior subordinate notes are outstanding, the holders of a majority in aggregate principal amount of junior subordinate obligations outstanding.

           "Beneficial owner" means the person in whose name a note is recorded as beneficial owner of such note by a securities depository under a book–entry system or by a participant or indirect participant in such securities depository, as the case may be.

           "Beneficiaries" means, collectively, all senior beneficiaries, all subordinate beneficiaries and all junior subordinate beneficiaries.

           "Carry-over amount" means, if specified in this free-writing prospectus relating to a series of notes bearing interest based on an auction rate, the amount of interest accrued on a note at its applicable auction rate that exceeds the amount of interest accrued on that note by a specified amount or percentage, and the unpaid portion of any such excess from prior periods.

           "Credit enhancement facility" means, if and to the extent provided for in a supplemental indenture with respect to notes of one or more series:

•	an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such notes (but not necessarily principal due upon acceleration thereof) or

•	a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of notes on the date specified in this free-writing prospectus.

           "Credit facility provider" means any institution engaged by the issuing entity pursuant to a credit enhancement facility to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the notes of one or more series, or for the issuing entity's obligation to purchase notes of one or more series.

           "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

           "Guarantee" or "guaranteed" means, with respect to a student loan, the insurance or guarantee by a guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such student loan and the coverage of such student loan by one or more Federal reimbursement contracts providing, among other things, for reimbursement to the guarantee agency for losses incurred by it on defaulted student loans insured or guaranteed by the guarantee agency to the extent provided in the Higher Education Act.

           "Guarantee agency" or "Guarantor" means any state agency or private nonprofit institution or organization which has federal reimbursement contracts in place and has entered into a guarantee agreement with the eligible lender trustee, and any successor and assignee of that guarantor.

           "Guarantee agreement" means the blanket guarantee and other guarantee agreements issued by or from any guarantee agency to the eligible lender trustee for the purpose of guaranteeing the issuing entity's student loans, and any amendment of any of the foregoing with the provisions thereof providing for the insurance or guarantee by such guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on student loans acquired by the trustee.

           "Holder," means the person in whose name a note is registered in the note register, except that to the extent and for the purposes provided in a supplemental indenture for a series of notes, a credit facility provider that has delivered a credit enhancement facility with respect to that series of notes may instead be treated as the holder of the notes of that series.

           "Indenture obligations" means the senior obligations, the subordinate obligations and the junior subordinated obligations.

           "Interest payment date" means, with respect to any note, each regularly scheduled interest payment date on that note as specified in this free-writing prospectus; or, with respect to the payment of interest upon acceleration of the notes or the payment of defaulted interest, the date on which interest is payable under the indenture.

           "Interest accrual period" means the period during which interest accrues on a note, as specified in the related supplemental indenture.

           "Junior subordinate beneficiaries" means the holders of any outstanding junior subordinate notes, and any other junior subordinate beneficiary holding any other junior subordinate obligation that is outstanding.

           "Junior subordinate credit enhancement facility" means a credit enhancement facility that is designated as a junior subordinate credit enhancement facility in a supplemental indenture.

           "Junior subordinate credit facility provider" means any person who provides a junior subordinate credit enhancement facility.

           "Junior subordinate notes" means any notes designated in a supplemental indenture as junior subordinate notes, which are secured under the indenture on a basis subordinate to any senior obligations and subordinate obligations, and on parity with other junior subordinate obligations.

           "Junior subordinate obligations" means, collectively, the junior subordinate notes and any other junior subordinate obligations.

           "Junior subordinate swap agreement" means a swap agreement that is designated as a junior subordinate swap agreement in a supplemental indenture.

           "Junior subordinate swap counterparty" means any person who provides a junior subordinate swap agreement.

           "Other beneficiary" means an other senior beneficiary, an other subordinate beneficiary or an other junior subordinate beneficiary.

           "Other indenture obligations" means, collectively, the other senior obligations, other subordinate obligations and other junior subordinate obligations.

           "Other junior subordinate beneficiary" means a person or entity who is a junior subordinate beneficiary other than as a result of ownership of junior subordinate notes.

           "Other junior subordinate obligations" means the issuing entity's obligations to pay any amounts under any junior subordinate swap agreements and any junior subordinate credit enhancement facilities.

           "Other senior beneficiary" means a person or entity who is a senior beneficiary other than as a result of ownership of senior notes.

           "Other senior obligations" means the issuing entity's obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

           "Other subordinate beneficiary" means a person or entity who is a subordinate beneficiary other than as a result of ownership of subordinate notes.

           "Other subordinate obligations" means the issuing entity's obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

           "Principal balance" means the unpaid principal amount of a student loan, including any unpaid capitalized interest that is authorized to be capitalized under the Higher Education Act.

         "Rating agency" means:

•	with respect to the notes, any rating agency that shall have an outstanding rating on any of the notes pursuant to request by the issuing entity; and

•	with respect to investment securities, any rating agency that has an outstanding rating on the applicable investment security.

           "Secretary" or "Secretary of Education" means the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

           "Senior Asset Requirement" means that the senior asset percentage is at least 107% and the subordinate asset percentage is at least 100.5%. These percentages may be decreased on confirmation from each rating agency that the contemplated reduction will not result in the withdrawal or reduction in the then current ratings on any outstanding notes.

           "Senior beneficiaries" means the holders of any outstanding senior notes, and any other senior beneficiary holding any other senior obligation that is outstanding.

           "Senior credit enhancement facility" means a credit enhancement facility that is designated as a senior credit enhancement facility in a supplemental indenture.

           "Senior credit facility provider" means any person or entity that provides a senior credit enhancement facility.

           "Senior notes" means any notes designated in a supplemental indenture as senior notes, which are secured under the indenture on a basis senior to any subordinate obligations and any junior subordinate obligations, and on a parity with other senior obligations.

           "Senior obligations" means, collectively, the senior notes and the other senior obligations.

           "Senior swap agreement" means a swap agreement that is designated as a senior swap agreement in a supplemental indenture.

           "Senior swap counterparty" means any person or entity that provides a senior swap agreement.

           "Special Allowance Payments" means Special Allowance Payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

           "Subordinate beneficiaries" means the holders of any outstanding subordinate notes, and any other subordinate beneficiary holding any other subordinate obligation then outstanding.

           "Subordinate credit enhancement facility" means a credit enhancement facility that is designated as a subordinate credit enhancement facility in a supplemental indenture.

           "Subordinate credit facility provider" means any person or entity who provides a subordinate credit enhancement facility.

           "Subordinate obligations" means, collectively, the subordinate notes and the other subordinate obligations.

           "Subordinate swap agreement" means a swap agreement that is designated as a subordinate swap agreement in a supplemental indenture.

           "Subordinate swap counterparty" means any person or entity who provides a subordinate swap agreement.

           "Swap agreement" means an interest rate or other hedge agreement between the issuing entity and a swap counterparty as supplemented or amended from time to time.

           "Swap counterparty" means any person or entity with whom the issuing entity shall, from time to time, enter into a swap agreement.

Appendix A

Prospectus

PROSPECTUS

COLLEGE LOAN CORPORATION TRUSTS
Issuing Entity

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

STUDENT LOAN ASSET-BACKED NOTES

College Loan LLC will periodically establish trusts that will be the issuing entity of notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus. Each supplement will describe if the issuing entity will be a master trust or a discrete trust.

Proceeds from the sale of the notes will be used by an issuing entity to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the related issuing entity only and are not guaranteed by any other person. The notes will be limited obligations of the related issuing entity payable solely from the student loans each issuing entity acquires and the other assets of that issuing entity.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement or a free writing prospectus.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2007.

About This Prospectus

          This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

           College Loan LLC will establish one or more trusts to serve as the issuing entity in connection with the issuance of notes. Each issuing entity will issue one or more series of notes, the repayment of which are secured primarily by student loans the issuing entity will acquire with the proceeds from the sale of the notes. An issuing entity may be a master trust or a discrete trust. If a master trust, that issuing entity may have issued previously, or may issue in the future, additional series and classes of notes. All notes issued by the same issuing entity, regardless of when issued, will be secured by a common pool of student loans. If a discrete trust, that issuing entity will only issue the notes described in the related prospectus supplement. This prospectus provides you with a general description of the notes the issuing entities may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold

•	information concerning the student loans that will be purchased with the proceeds of the notes

•	information with respect to any notes the issuing entity may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

•	information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds

•	information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds

•	information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans

•	any updates or changes to the information presented in this prospectus.

          You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents. References in this prospectus to a prospectus supplement also should be construed to refer to a free-writing prospectus, if applicable.

TABLE OF CONTENTS TO PROSPECTUS

About This Prospectus	i
Summary of the Offering	iii
Risk Factors	1
Special Note Regarding Forward Looking Statements	13
Formation of the Issuing Entities	13
The Depositor	17
The Sponsor and Issuer Administrator	17
Servicing and Administration of the Student Loans	18
Description of the Notes	24
Security and Sources of Payment for the Notes	60
Book-Entry Registration	64
Additional Notes	73
Summary of the Indenture Provisions	73
Description of Credit Enhancement and Derivative Products	86
Description of the Federal Family Education Loan Program	90
Description of the Guarantee Agencies	106
Federal Income Tax Consequences	113
ERISA Considerations	121
Plan of Distribution	123
Legal Matters	124
Financial Information	124
Ratings	125
Incorporation of Documents by Reference; Where to Find More Information	125
Glossary of Terms	126
Appendix I - Global, Clearance, Settlement and Tax Documentation Procedures	131

Summary of the Offering

          The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

College Loan LLC will from time to time establish separate trusts that will be the issuing entity of notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. An issuing entity may be a master trust or a discrete trust. If a master trust, all notes issued by the same issuing entity, regardless of when issued, will be secured by a common pool of student loans. However, the holders of notes issued by one issuing entity will have no rights to the student loans or any other assets held by a different issuing entity. Each issuing entity will be a Delaware statutory trust formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of the notes. The priority of payments among the various series and classes of notes each issuing entity sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related issuing entity.

Prior notes

If the notes described in a prospectus supplement are being issued by an issuing entity that has issued notes previously, that prospectus supplement will provide the following information concerning those prior notes:

•	name and designation of each series;

•	date that the series was issued;

•	original principal amount;

•	outstanding principal amount;

•	interest rate or method used to determine the interest rate;

•	legal final maturity date; and

•	whether the notes are senior, subordinate or junior subordinate notes.

Parties

Issuing Entity:     A Delaware statutory trust formed or to be formed under a trust agreement between College Loan LLC and the Delaware trustee.

Depositor:    College Loan LLC will act as depositor for each issuing entity. You may contact College Loan LLC at 14303 Gateway Place, Poway, California 92064, or by phone at (888) 972-6311.

Master servicer and Servicers:     College Loan Corporation or CLC Servicing may act as master servicer of an issuing entity's student loans. College Loan Corporation or CLC Servicing may engage the parties specified in each prospectus supplement to act as servicers for the student loans each issuing entity acquires or each issuing entity may engage such servicers directly. Other entities identified in a prospectus supplement may also act as a master servicer or servicer of the student loans if approved by the rating agencies rating the notes.

Issuer Administrator:     College Loan Corporation will provide certain administrative services for each issuing entity.

Sponsor:     College Loan Corporation will act as the sponsor of each issuing entity.

Eligible Lender Trustee and Indenture Trustee:     The prospectus supplement for each series of notes will identify the eligible lender trustee for each issuing entity's student loans and the trustee under an indenture governing an issuing entity's issuance of notes.

Delaware Trustee:    The prospectus supplement for each series of notes will identify the Delaware trustee for each issuing entity.

Originator:    The prospectus supplement for each series of notes will identify each originator of student loans not affiliated with the sponsor responsible for originating 10% or more of an issuing entity's student loans.

The notes

Each issuing entity will issue student loan asset-backed notes in one or more series and in one or more classes. The notes will be issued pursuant to an indenture of trust among the issuing entity, the eligible lender trustee and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

Auction rate notes.     An issuing entity may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes — Auction rate notes" in this prospectus.

Index rate notes.     An issuing entity may issue classes of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes — LIBOR rate notes" and "- Treasury rate notes" in this prospectus.

Accrual notes.     An issuing entity may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes — Accrual notes" in this prospectus.

Original issue discount notes.     An issuing entity may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes will be described in the related prospectus supplement. See "Description of the Notes — Original issue discount notes" in this prospectus.

Reset rate notes.     An issuing entity may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See "Description of the Notes – Reset rate notes" in this prospectus.

Payments on the notes

The indenture trustee will make payments of principal and interest due on the notes on behalf of each issuing entity solely from the assets held by such issuing entity. The assets of each issuing entity will consist primarily of a pool of student loans, payments made on the student loans and funds in accounts held by the indenture trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Use of principal receipts – the revolving period

The net proceeds from the offering of notes by an issuing entity will be deposited into an Acquisition Fund to be used to purchase student loans on or before a specified date. If so provided in a prospectus supplement, an issuing entity may use the principal payments and excess interest that it receives on its student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, the issuing entity will pay interest on the notes as it becomes due. However, the issuing entity will not make principal payments on the notes or redeem notes during the revolving period, except as provided in a prospectus supplement.

Optional Purchase

If provided in the applicable prospectus supplement, we, or another party specified in the prospectus supplement, may, at our or its option, purchase, or arrange for the purchase of, all remaining student loans owned by an issuing entity on any distribution date when their pool balance is less than or equal to the percentage of the initial pool balance specified in the applicable prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that issuing entity. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Mandatory Auction

If provided in the applicable prospectus supplement, the indenture trustee will offer for sale all of the student loans remaining in an issuing entity at the end of a collection period when their pool balance has been reduced to the percentage of the initial pool balance specified in the applicable prospectus supplement. An auction will occur only if we, or any other applicable party, do not exercise the right to repurchase all of the student loans remaining in an issuing entity. The auction of the student loans remaining in an issuing entity will result in the early retirement of the notes issued by the related issuing entity. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Redemption Provisions

Mandatory redemption.     If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional redemption.     If so provided in the related prospectus supplement, notes may be redeemed, in whole or in part, from interest payments received on student loans that are not needed to pay interest on the notes and the issuing entity's expenses. In addition, if so provided in the related prospectus supplement, an issuing entity may sell the student loans it acquires with the proceeds of the notes it issues for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem its outstanding notes.

Extraordinary optional redemption.     If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering an issuing entity have placed unreasonable burdens upon that issuing entity's ability to perform its obligations under the applicable indenture.

Partial redemption.     If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, Class A notes will be redeemed before Class B notes. An indenture may provide for the issuance of Class C notes, and if so, Class B notes will be redeemed before Class C notes. However, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and may redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if the applicable issuing entity's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See "Description of the Notes — Notice and partial redemption of notes" in this prospectus.

Student loan assets

The student loans that comprise the assets of each issuing entity will be held by the eligible lender trustee on behalf of the issuing entity. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Each issuing entity will use the proceeds of its notes to purchase student loans pursuant to the terms of student loan purchase agreements. Principal payments on an issuing entity's student loans may also be used to purchase additional student loans during a revolving period if so provided in the related prospectus supplement. The eligible lender trustee will first acquire the student loans on behalf of the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of an issuing entity.

The characteristics of the portfolio of student loans to be acquired by an issuing entity with the proceeds of the notes of any series, and, if the issuing entity is a master trust, the characteristics of any existing portfolio held by the indenture trustee for the issuing entity, will be described in the related prospectus supplement.

Servicing and Administration

Servicing Agreements.     Each issuing entity will enter into a master servicing agreement under which the master servicer will arrange for and oversee the performance by one or more subservicers of its servicing obligations with respect to an issuing entity's student loans. Each affiliated subservicer and any subservicer that services more than 10% of an issuing entity's student loans will be described in the related prospectus supplement.

Administration Agreement.     College Loan Corporation, as issuer administrator, will enter into an administration agreement with each issuing entity, the Delaware trustee and the indenture trustee under which the issuer administrator will provide various notices and perform other administrative services required under the indenture and the trust agreement. The issuer administrator will receive an administration fee specified in the related prospectus supplement.

Student loan guarantees

The payment of principal and interest on all of the student loans that comprise the assets of an issuing entity will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act of 1965, as amended. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans first disbursed after October 1, 1993 and prior to July 1, 2006 are guaranteed as to 98% of principal and accrued interest. Student loans first disbursed on and after July 1, 2006 and prior to October 1, 2012 are guaranteed as to 97% of principal and accrued interest. Student loans first disbursed on and after October 1, 2012 will be guaranteed as to 95% of principal and accrued interest.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

Subordinated notes

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class A notes issued by that issuing entity to receive payments of principal and interest. The rights of the owners of any Class C notes issued by an issuing entity to receive payments of principal and interest will be subordinated to the rights of the owners of Class B notes and Class A notes issued by that issuing entity to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the issuance of notes by an issuing entity will create the following funds, unless otherwise described in the related prospectus supplement. Additional funds and accounts may be created as described in a prospectus supplement. Funds held by the indenture trustee for one issuing entity will not be available to pay the notes or expenses of another issuing entity.

Acquisition Fund.     Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, a specified percentage of the proceeds from the issuance of a series of notes will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans, to originate consolidation loans and to add other loans to existing consolidation loans held by an issuing entity, all to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by an issuing entity to acquire student loans will be used to make payments on the notes or to redeem notes issued by that issuing entity as described in the related prospectus supplement.

Collection Fund.     Funds received with respect to student loans will be deposited into a Collection Fund under an indenture. We also will deposit into the Collection Fund payments we receive under any credit enhancement facilities or derivative products. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the issuing entity and principal and interest on the notes issued by that issuing entity. If so provided in a prospectus supplement, principal and excess interest payments that we receive on the student loans during a revolving period will be transferred from the Collection Fund to the Acquisition Fund and used to purchase additional student loans. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Capitalized Interest Fund.     An indenture may provide for the establishment of a Capitalized Interest Fund, as described in the related prospectus supplement. The Capitalized Interest Fund will be available for a specified period of time to provide liquidity resulting from a portion of an issuing entity's assets earning interest below the rate of interest borne by the related notes issued by the issuing entity and transaction costs.

Reserve Fund.     In connection with the issuance of each series of notes, a deposit may be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund may be used to pay the issuing entity's operating expenses and interest on the notes if funds in the Collection Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to a Reserve Fund if so provided in a prospectus supplement.

Other Funds.     The prospectus supplement for an issuing entity will also describe any other funds or accounts to be established for a series of notes. These may include one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars.

Credit enhancement and derivative products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain classes or subclasses of notes;

•	one or more reserve funds;

•	overcollateralization;

•	a capitalized interest fund; or

•	letters of credit or credit or liquidity facilities.

If so provided in a prospectus supplement, an issuing entity may enter into derivative products consisting of interest rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, an issuing entity also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If an issuing entity issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

Reports to noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, or for non-U.S. dollar denominated notes, the applicable foreign equivalent, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Beneficial owners of notes will receive reports forwarded to them by those participants. See "Book-Entry Registration" in this prospectus.

Each issuing entity will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

Federal income tax consequences

On the closing date of the issuance of a series of notes, tax counsel will deliver an opinion that the notes of that series will be treated as the issuing entity's indebtedness and that the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. See "Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Considerations" in the related prospectus supplement.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in the related prospectus supplement.

Risk Factors

          You should consider the following factors regarding your purchase of the notes.

The notes are not suitable investments for all
investors

          The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Your notes are payable solely from the assets of
the issuing entity and you will have no other
recourse against us

           Interest and principal on your notes will be paid solely from the funds and assets of the related issuing entity. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of an issuing entity, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely on:

•	the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

•	amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.

          You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and
servicing procedures for student loans may
result in loss of guarantee and other benefits

          The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

           Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of an issuing entity; or

•	the guarantors' inability or refusal to make guarantee payments on the student loans of an issuing entity.

          Each loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

          If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the issuing entity and impair its ability to pay principal and interest on your notes.

If the master servicer or any servicer fails to
comply with the Department of Education's
third-party servicer regulations, payments on
your notes could be adversely affected

          The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the master servicer or any servicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the master servicer or any servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the master servicer or any servicer and/or limit, suspend, or terminate the master servicer's or servicer's eligibility to contract to service federal student loans. If a master servicer or any servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a master servicer's or any servicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

Bankruptcy or insolvency of College Loan LLC,
College Loan Corporation or a seller of student
loans could result in payment delays or
reductions

           College Loan LLC will be the depositor of each issuing entity and as such, will transfer the student loans to each issuing entity. College Loan LLC may acquire those student loans from College Loan Corporation. If College Loan LLC or College Loan Corporation seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate each issuing entity's assets into the bankruptcy estate of College Loan LLC or College Loan Corporation. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

          We have taken steps to structure each loan purchase by the issuing entity or the depositor from a seller as a "true sale" under law. A true sale helps to establish that the student loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, an issuing entity could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to an issuing entity.

          If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those student loans. In addition, the FDIC may seek a release of the student loans to itself, as receiver, which would accelerate and prepay the "loan."

Bankruptcy or insolvency of a master servicer or
any servicer could result in payment delays to you

          In the event of a default by a master servicer or any servicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the indenture trustee or the noteholders from appointing a master servicer or successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

You may incur losses or delays in payment on
your notes if borrowers default on their
student loans

          For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the student loans will affect the revenues of the trust estate for an issuing entity, which may reduce the amounts available to pay principal and interest due on the notes.

In general, a guarantee agency reinsured by the Department of Education will guarantee 97% (98% for loans first disbursed before July 1, 2006 and 95% for loans first disbursed on or after October 1, 2012) of each student loan not serviced by a servicer designated as an Exceptional Performer by the Department of Education. As a result, if a borrower of a student loan defaults, the issuing entity will experience a loss equal to the unguaranteed portion of the outstanding principal and accrued interest on each of the defaulted loans. The issuing entity does not have any right to pursue the borrower for the remaining unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

Less than all of the holders can approve
amendments to the indenture or waive
defaults under an indenture

           Under an indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

Rating agencies can permit certain actions to be
taken without your approval

          Each indenture provides that the issuing entity and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to an indenture, the issuance of additional notes if the issuing entity is a master trust and the execution by the issuing entity of interest rate or currency exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The indenture trustee may be
forced to sell the loans at a
loss after an event of default

           Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell an issuing entity's student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. Competition currently existing in the secondary market for loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the issuing entity's student loans and lower prices available in the secondary market for those loans. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for an issuing entity's student loans sufficient to pay the principal amount of the notes plus accrued interest.

Some liens would be given priority
over your notes which could cause a
loss in your investment or delayed payments

          A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of an issuing entity, the depositor or another seller may arise before the origination or acquisition of student loans, or before an issuing entity pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

The rate of payments on student loans may affect
the maturity and yield of your notes

           Student loans may be prepaid at any time without penalty. If an issuing entity receives prepayments on its student loans, those amounts may be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of student loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in any trust estate.

           Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

          The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans each issuing entity acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a student loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student
loans held in the trust estate may change

          If so provided in a prospectus supplement, an issuing entity that is a master trust may issue several series of notes at different times and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of the applicable issuing entity's student loan portfolio at that time. However, the actual characteristics of the loans in a trust's portfolio will change from time to time due to factors such as repayment of the student loans in the normal course of business, purchase of additional student loans during a prefunding period or revolving period, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by an issuing entity is not necessarily indicative of future performance of student loans held by that issuing entity.

          An issuing entity's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the student loans. The student loans owned by an issuing entity will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the student loans for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

The inability of the depositor or a
servicer to meet its repurchase
obligation may result in losses on your notes.

           Under some circumstances, an issuing entity has the right to require the depositor or a servicer to purchase or provide a substitute for a student loan held by such issuing entity. This right arises generally if a breach of the representations, warranties or covenants of the depositor or a servicer, as applicable, has a material adverse effect on the student loan and if the breach is not cured within the applicable cure period. We cannot guarantee that the depositor or a servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Student loans are unsecured and the ability of
the guarantee agencies to honor their guarantees
may become impaired

          The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

          A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the indenture trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

          If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the student loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education's making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the
Department of Education could prevent the
issuing entity from paying you the full amount of
the principal and interest due on your notes

          The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by College Loan LLC. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

          If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any issuing entity (whether or not owned by the issuing entity that issued your notes) the Department of Education or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the issuing entity and thus the issuing entity's ability to pay you principal and interest on your notes.

Commingling of payments on student
loans could prevent the issuing entity from
paying you the full amount of the principal
and interest due on your notes

           Payments received on an issuing entity's student loans generally are deposited into an account in the name of the subservicer each business day. However, payments received on an issuing entity's student loans will not be segregated from payments the subservicer receives on other student loans it services. Such amounts are transferred to the indenture trustee for deposit into the related Collection Fund several times each month. Prior to the transfer of such funds, the subservicer may invest those funds for its own account and at its own risk. If the subservicer is unable to transfer such funds to the indenture trustee, noteholders may suffer a loss.

Principal of the student loans may amortize
faster because of incentive programs

          The student loans purchased by an issuing entity may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on such issuing entity's student loans may result in the principal amount of the issuing entity's student loans amortizing faster than anticipated.

If an issuing entity cannot purchase student
loans, it will pay principal on or redeem notes

          We will use the proceeds of the notes sold by an issuing entity to acquire student loans. An issuing entity may also use principal payments on its student loans to purchase additional student loans during a revolving period, if so provided in the related prospectus supplement. If the student loan purchases are not completed, or if an issuing entity is not able to use note proceeds to purchase student loans that meet its requirements, the issuing entity will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not
develop, and this could diminish their value

          Each series of notes will be a new issue without an established trading market. Unless indicated otherwise for a series of notes, we do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

Congressional actions may affect an issuing
entity's student loan portfolio

          The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2012. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department of Education's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans then owned by an issuing entity, it would reduce the number of student loans available for purchase in the future.

           Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

           Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

Competition created by the Federal Direct
Student Loan Program could adversely affect the
availability of student loans, the cost of servicing,
the value of student loans and prepayment
expectations

          In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a master servicer or servicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to "Description of the Federal Family Education Loan Program" in this prospectus.

The Class B and Class C notes are subordinated
to the Class A notes and have a greater risk of
loss

          An issuing entity may issue one or more series of notes, in one or more classes as senior Class A notes, subordinate Class B notes or junior subordinate Class C notes. Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. An indenture may also provide for the issuance of Class C notes which will be subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment than holders of Class A Notes. As a result, the Class C notes and Class B notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a Class B note or a Class C note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

           Failure to pay interest due on any Class B notes or Class C notes issued under an indenture will not constitute an event of default so long as any Class A notes issued under that indenture are outstanding. Similarly, failure to pay interest due on any Class C notes issued under an indenture will not constitute an event of default so long as any Class B notes issued under that indenture are outstanding.

An issuing entity that is a master trust may issue
additional notes secured by the same trust estate

          An issuing entity that is a master trust may issue additional series of notes, in one or more classes, if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same issuing entity. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any Class A notes and senior to, on a parity with or subordinate to Class B or Class C notes issued by the issuing entity. However, before issuing additional notes, an issuing entity must receive written evidence from each rating agency then rating any outstanding notes of that issuing entity that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

Different rates of change in interest rate indexes
may affect an issuing entity's cash flow

          The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate or upon a three month commercial paper rate, in each case plus a stated margin. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on student loans an issuing entity acquires, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes issued by an issuing entity do not decline in a similar manner and time, the issuing entity may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

           Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, or for non-U.S. dollar denominated notes, the applicable foreign equivalent, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the indenture trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company or the applicable foreign equivalent and their respective participating organizations. See "Book-Entry Registration" in this prospectus.

The ratings of the notes are not a
recommendation to purchase and may change

          It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

Borrowers of student loans are subject to a
variety of factors that may adversely affect their
repayment ability

           Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

           Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, originators of student loans may, from time to time, offer incentive programs to borrowers. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding
may exceed the principal amount of the assets in
the trust estate, which could result in losses on
your notes if there was a liquidation

          We expect to acquire student loans from amounts in the acquisition fund at premiums exceeding the principal amount of such student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the indenture trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

           Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, the issuing entity may have insufficient funds to repay the notes.

If the indenture trustee is forced to sell loans
after an event of default, there could be losses
on your notes

           Generally, during an event of default, the indenture trustee is authorized with certain noteholder consent to sell the student loans. However, the indenture trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those student loans, and therefore lower prices available in the secondary market. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

The issuing entity may enter into derivative
products which could result in delays in payment
or losses on your notes if the counterparty fails
to make its payments

           Under an indenture, the issuing entity may enter into derivative products if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Derivative products carry risks relating to the credit quality of the counterparty and the enforceability of the derivative products.

Special Note Regarding Forward Looking Statements

           Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of College Loan LLC about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

Formation of the Issuing Entities

The Issuing Entities

          Each issuing entity will be established as a Delaware statutory trust pursuant to a trust agreement by and between College Loan LLC and a Delaware trustee. If specified in a prospectus supplement, the issuing entity may be a master trust and, if so, that issuing entity may have issued notes prior to the notes described in the prospectus supplement and may issue additional notes in the future on the terms and conditions described in the prospectus supplement. Each issuing entity will issue notes in one or more series, and in one or more classes. The trust agreement for each issuing entity will limit the operations of that issuing entity to the following activities:

•	acquire, hold, manage and sell student loans, other assets of the issuing entity and any proceeds therefrom;

•	issue notes;

•	enter into derivative products and credit enhancement facilities;

•	make payments of principal and interest on the notes; and

•	engage in any incidental or related activities.

          Each issuing entity will have only nominal initial capital.

          The notes will be issued by the issuing entity pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each issuing entity will enter into with the indenture trustee. The notes will represent indebtedness of the issuing entity only, secured by the assets of that issuing entity.

          In addition, the trust agreement for each issuing entity will prohibit that issuing entity from taking certain actions, including but not limited to:

•	combining, consolidating or merging with or into any other person, converting into an entity that is not a Delaware statutory trust, reorganizing the issuing entity in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

•	becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

•	pledging the assets of the issuing entity (except pursuant to an indenture or other documents entered into with respect to the issuance of a series of notes), lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person; and

•	making an investment in or for the benefit of, any other person.

          Each issuing entity will be a special purpose, bankruptcy remote entity. The trust agreement establishing each issuing entity will prohibit an issuing entity from taking or authorizing any bankruptcy action. Under the trust agreement, a bankruptcy action means:

•	commencing any case, proceeding or other action or filing a petition under any existing or future bankruptcy, insolvency or similar law seeking:

•	to adjudicate the issuing entity as bankrupt or insolvent; or

•	to have an order for relief entered with respect to the issuing entity, or

•	reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the issuing entity or its debts;

•	consenting to the institution of bankruptcy or insolvency proceedings against the trust;

•	seeking or consenting to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property;

•	except as required by law, admitting its inability to pay its debts generally as they become due;

•	failing generally to pay the debts of the issuing entity as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court;

•	making a general assignment for the benefit of creditors; or

•	authorizing, taking any action in furtherance of, consenting to or acquiescing in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to the issuing entity, or in connection with any obligations relating to an issuing entity's notes or any agreements to which the issuing entity is a party.

          An eligible lender trustee will acquire legal title to the student loans on behalf of each issuing entity and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee must qualify as an "eligible lender" under the Higher Education Act and the guarantee agreements. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related issuing entity.

           Following the acquisition of student loans, the assets of an issuing entity will include:

•	student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee, and if the issuing entity is a master trust, student loans that the issuing entity may have acquired previously or may acquire in the future;

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income the indenture trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the funds created under the indenture;

•	rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

•	any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product agreements.

          The trust agreement establishing each issuing entity may be amended by a written instrument signed by the Delaware trustee and the depositor, provided that:

•	the Delaware trustee and the depositor receive a legal opinion indicating that the amendment will not materially adversely affect the interests of the Delaware trustee or the noteholders, taken as a whole; or

•	each rating agency confirms that such amendment will not cause a withdrawal, downgrade or qualification of the then-current rating of the issuing entity's notes.

Acquisition of student loans

          The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act pursuant to the terms of student loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of an issuing entity. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. Each seller will be obligated under the student loan purchase agreement to deliver each student loan note and related documentation to the master servicer or a subservicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

          Each seller will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the seller is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the student loan purchase agreement is either insured or guaranteed;

•	the seller and any servicer have each exercised and will continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•	the seller, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the seller, or originating lender, has made any refund of an origination fee collected in connection with any loan that may be required pursuant to the Higher Education Act.

          At the request of the issuer administrator or indenture trustee, each seller will be obligated to repurchase any student loan purchased from the seller if:

•	any representation or warranty made or furnished by the seller in or pursuant to its respective student loan purchase agreement will prove to have been materially incorrect as to the student loan;

•	the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the issuing entity; or

•	on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a student loan, a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

          Upon the occurrence of any of the conditions set forth above and upon request by the issuer administrator or the indenture trustee, the seller will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the loan and arising out of the reasons for the repurchase.

          Each transfer of student loans to an issuing entity will be structured to constitute a "true sale" of the student loans. Upon each issuance of a series of notes, the depositor will receive an opinion of counsel that, subject to various facts, assumptions and qualifications, the applicable seller's transfer of the student loans to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under applicable insolvency laws. The depositor will also represent and warrant that each sale of student loans to an issuing entity is a valid sale of those loans. In addition, the depositor, the indenture trustee, the eligible lender trustee and each issuing entity will treat the conveyance of the student loans as a sale. The depositor and each seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Depositor

           College Loan LLC, a Delaware limited liability company that is owned by College Loan Corporation and one of its subsidiaries, may be the depositor under each trust agreement and may own all the equity interests in each issuing entity upon the date of issuance of each series of notes. The depositor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including its independent managers.

The Sponsor and Issuer Administrator

           College Loan Corporation, a California corporation (the "issuer administrator" or "CLC"®), will serve as issuer administrator for each issuing entity pursuant to an administration agreement. The issuer administrator will provide certain administrative services to the issuing entity, the indenture trustee, the eligible lender trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the issuing entity;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

           College Loan Corporation is a national student loan company offering Federal Family Education Loan Program loans (Stafford, Plus and Consolidation loans) and non-federal loans (commonly referred to as alternative or private loans) to eligible applicants in all 50 states and the District of Columbia. CLC specializes in providing one-on-one counseling to families searching for the best way to pay for college.

Background

           College Loan Corporation currently employs approximately 350 full-time employees. CLC's headquarters are located at 14303 Gateway Place, Poway, California 92064. CLC occupies a facility of approximately 135,000 square feet of office space, which includes a data center for CLC's network servers and software applications.

           College Loan Corporation makes higher education possible through innovative loan products and industry-leading customer service. CLC's school marketing team works with the financial aid offices of more than 1,000 colleges and universities. CLC's consumer marketing team works directly with eligible students and their families to help guide their financing choices and facilitate the completion of student loan applications. CLC's student loan advice line offers expert loan consultants available 24 hours a day, 7 days a week.

Business Model

           CLC's business model is focused on superior service to schools and borrowers. CLC's one-on-one counseling guides applicants through the complete loan application process. CLC performs the functions needed to qualify a loan applicant, secure a valid application, follow up to verify completeness, and disburse the loan. Loan servicing functions are provided by a combination of in-house and third-party service providers.

Use of Industry Experts

           Since inception, College Loan Corporation has had all training materials, marketing literature and marketing scripts reviewed by in-house and outside legal counsel. Legal counsel has provided advice regarding these materials and all significant contracts negotiated with industry business partners.

Servicing and Administration of the Student Loans

           College Loan Corporation, CLC Servicing or another party described in a prospectus supplement may enter into a master servicing agreement with each issuing entity under which such entity as the master servicer will arrange for and oversee the servicing of an issuing entity's student loans by one or more subservicers pursuant to one or more subservicing agreements, as described in the related prospectus supplement. Alternatively, an issuing entity may enter into servicing agreements directly with CLC Servicing or other parties to service that issuing entity's student loans. The prospectus supplement will also describe any other master servicer of an issuing entity's student loans, any affiliated subservicer or affiliated primary servicer and any subservicer or primary servicer that services more than 10% of an issuing entity's student loans. The following is a summary of the material terms of the master servicing agreement. Each applicable prospectus supplement will describe the material terms of each subservicing agreement and servicing agreement pursuant to which an affiliated party will subservice or service any student loans held by an issuing entity or any party will subscribe or service more than 10% of an issuing entity's student loans.

The master servicing agreement

          Each master servicing agreement will continue until the earliest of:

•	the termination of the indenture;

•	the early termination after material default by the master servicer as provided for in the master servicing agreement; or

•	the student loans serviced under the master servicing agreement are paid in full.

           Under the terms of the master servicing agreement, if the master servicer fails or refuses to perform in a material fashion and has not cured or corrected its default, then the issuing entity may terminate the master servicer's rights under the agreement and appoint a successor master servicer which shall succeed to all the obligations under the master servicing agreement, subject to a confirmation in writing by each rating agency then rating the issuing entity's notes.

           Master servicer duties

          The master servicer will arrange for and oversee the performance of any subservicers with respect to an issuing entity's student loans. As described in a prospectus supplement, the master servicer will enter into a subservicing agreement with each subservicer pursuant to which each subservicer will:

•	service the issuing entity's student loans in such a manner so as to maintain the guarantee in full force at all times;

•	exercise "due diligence" as that term is defined in the Higher Education Act in the servicing, administration and collection of all student loans;

•	prepare and mail directly to the borrower all required statements, notices, disclosures and demands;

•	retain records of contacts, follow-ups, collection efforts and correspondence regarding each student loan;

•	maintain a complete and separate file for the student loans of each borrower which shall provide accounting for all transactions related to individual student loans;

•	process all deferments and forbearances;

•	process all address changes and update address changes accordingly;

•	at all times identify the issuing entity as the beneficial owner and the eligible lender trustee as the title holder of the student loans and identify the indenture trustee as a party which maintains a security interest in the student loans;

•	as permitted by the Higher Education Act, take all steps necessary to file a claim for loss with the appropriate guarantor;

•	provide data as required by any guarantor;

•	retain all documents received by the master servicer, the issuing entity, the depositor or the issuer administrator pertaining to each education loan, in accordance with applicable requirements;

•	establish a third-party lockbox account into which borrowers will make all loan payments; and

•	provide such other services as subservicers customarily provide and deem appropriate.

           Payments on student loans

           Except as described in a prospectus supplement, each business day payments received on an issuing entity's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the subservicer. Payments received on an issuing entity's student loans will not be segregated from payments received on other student loans serviced by the subservicer.

           Master servicer fees

          For each issuing entity contracting with a master servicer, the master servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The master servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•	a specified annual percentage of the pool balance;

•	a unit amount based on the number of accounts and other activity or event related fees;

•	any combination of these; or

•	any other formulation described in the related prospectus supplement.

          The servicing fee may also include specified amounts payable to the master servicer for tasks it performs. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over an issuing entity's notes, to the extent specified in the applicable prospectus supplement.

           Master servicer default

          A default under the master servicing agreement will consist of any failure or refusal to perform in any material fashion any portion of the master servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein. Upon the occurrence of any default, the master servicer will have the right to cure such default within 90 days of receipt of written notice of such default. Any failure to service a student loan in accordance with the Higher Education Act that causes such student loan to be denied the benefit of any applicable guarantee is not a material breach under the master servicing agreement so long as the guarantee on such loan is reinstated or an issuing entity receives payment of the principal balance and accrued interest on such student loan in accordance with the master servicing agreement.

           Rights upon default

          As long as a default remains unremedied, the issuing entity may terminate all the rights and obligations of the master servicer. Following a termination, a successor master servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under the master servicing agreement, unless the compensation arrangements will not result in a downgrade or withdrawal of the then-current ratings of the notes.

           Statements as to Compliance

          The master servicing agreement will require the master servicer and every subservicer to deliver to each issuing entity and indenture trustee an annual compliance report and a certificate signed by an authorized officer of such servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the applicable servicing agreement. If there has been a material default, the officer's certificate will describe that default. The master servicer has agreed to notify the indenture trustee and the eligible lender trustee of servicer defaults under the master servicing agreement or a subservicing agreement. The statements of compliance will include, to the extent applicable for a particular servicer, assessments of compliance regarding:

•	general servicing criteria such as maintenance of policies and procedures both internally as well as oversight of third party servicers for servicing the underlying assets in accordance with Department of Education requirements;

•	cash collection and administration;

•	periodic remittances and reporting; and

•	administration of the student loan assets in the pool.

          The master servicing agreement will also require the master servicer and every subservicer to engage a firm of independent public accountants to furnish to the issuing entity and the indenture trustee an annual report attesting to the certification by the master servicer or subservicer as to the compliance assessments described above. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

          These reports and certificates will be attached as exhibits to an issuing entity's annual report filed with the SEC on Form 10-K. You may obtain copies of these reports and certificate by sending a written request to the issuer administrator.

The administration agreement

          The issuing entity, the indenture trustee, the eligible lender trustee and the Delaware trustee will enter into an administration agreement with CLC, as issuer administrator. Under the administration agreement, the issuer administrator will provide various notices and other administrative services required by the indenture and the trust agreement, including:

•	providing instructions to the issuer and the eligible lender trustee with respect to the administration of the student loans;

•	furnishing to the issuing entity, the indenture trustee or the eligible lender trustee copies of reports received with respect to the student loans, and preparing such additional reports with respect to the student loans, as the issuing entity or the eligible lender trustee may reasonably request from time to time and any related federal income tax reporting; and

•	preparing and delivering notice to the noteholders of the removal of the indenture trustee and the appointment of a successor indenture trustee, providing other notices and performing other administrative services required by the indenture and the trust agreement.

          The issuer administrator will receive compensation for providing such services as specified in the related prospectus supplement. Before each distribution date, the issuer administrator will prepare and provide to the indenture trustee and eligible lender trustee as of the end of the preceding collection period, a statement containing the information specified in the indenture for the notes.

          The issuer administrator is not required to take any action unless it is instructed to do so by the Delaware trustee or the depositor with respect to matters it reasonably judges to be "non-administerial," including:

•	amending certain trust related agreements;

•	initiating actions, claims or lawsuits other than those in the ordinary course to collect amounts owed from the student loans;

•	appointing successor issuer administrators, successor Delaware trustees or successor indenture trustees;

•	removing the Delaware trustee or the indenture trustee; and

•	the amendment, change or modification of the administration agreement, except for amendments, changes or modifications that do not either (a) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the student loans or (b) materially reduce the underwriting standards with respect to the student loans

          CLC may resign as issuer administrator upon 60 days' written notice, provided that no resignation will become effective until a successor issuer administrator has assumed CLC's duties under the administration agreement and the rating agencies confirm that the appointment of a successor issuer administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

           Issuer administrator default

          An issuer administrator default under the administration agreement will consist of:

•	the issuer administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 10 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to the issuing entity; or

•	the occurrence of an event of bankruptcy involving the issuer administrator.

          An event of bankruptcy means:

•	the issuer administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the issuer administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

•	a court having jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the issuer administrator in any involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official.

           Rights upon issuer administrator default

          As long as any issuer administrator default remains unremedied, the issuing entity may terminate all the rights and obligations of the issuer administrator. Following the termination of the issuer administrator, a successor issuer administrator will be appointed by the issuing entity, with the consent of the Delaware trustee and the eligible lender trustee, and upon receipt of a confirmation that the appointment of such successor issuer administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor issuer administrator will succeed to all the responsibilities, duties and liabilities of the issuer administrator under the administration agreement. The successor issuer administrator will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the issuer administrator, and no other issuer administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the issuing entity from effecting the transfer.

           Statements as to Compliance

          The administration agreement will require the issuer administrator to deliver to the issuing entity and indenture trustee an annual compliance report and a certificate signed by an authorized officer of the issuer administrator stating that, to the officer's knowledge, the issuer administrator has fulfilled its obligations under the administration agreement. If there has been a material default, the officer's certificate will describe that default.

          The administration agreement will also provide that a firm of independent public accountants will furnish to each issuing entity and the indenture trustee an annual report attesting to the issuer administrator's certification as to compliance with the terms of the administration agreement. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

          You may obtain copies of these reports and certificate by sending a written request to the issuer administrator.

Description of the Notes

          The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at the end of this prospectus.

           Classes of notes will have a stated principal amount or notational amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components; or distributions limited to collections from a designated portion of assets in the related trust fund.

Fixed rate notes

          The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. Interest due on fixed rate notes for any accrual period generally will be determined on the basis of a 360-day year consisting of twelve 30-day months.

Auction rate notes

          The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

           Determination of note interest rate.     The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

          The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of an auction, in which investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

          In the auction, the following types of orders may be submitted:

•	"hold orders" — an order by which a current investor indicates that it is willing to continue to hold auction rate notes for the upcoming interest period regardless of the rate set in the auction;

•	"bid orders" — specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

•	"sell orders" — an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•	"potential bid orders" — specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

          If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received, which would be the all hold rate if all other existing investors submit, or are deemed to submit, hold orders for all their auction rate notes.

          A broker-dealer may submit orders in auctions for its own accounts. Any broker-dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker-dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker-dealer had not bid. A broker-dealer may also bid in order to prevent what would otherwise be a failed auction or an auction clearing at a rate that the broker-dealer believes does not reflect the market rate for such securities at the time of the auction.

          The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

(a)	Assumptions:

1. Denominations (Units) 2. Interest period 3. Principal amount outstanding	= $25,000 = 28 days = $25 Million (1000 Units)

(b)	Summary of all orders received for the auction

Bid/Hold Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%	400 Units	100 Units at 3.10%
200 Units at 3.12%		100 Units at 3.11%
600 Units		100 Units at 3.14%
200 Units at 3.15%
700 Units

          The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

(c)	Auction agent organizes orders in ascending order

Order Number	Number of Units	Cumulative Total (Units)	Percent	Order Number	Number of Units	Cumulative Total (Units)	Percent
1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

              (W) Winning Order    (L) Losing Order

           Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, first to existing holders and then to potential investors. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

          The example assumes that a successful auction has occurred, that is, that all sell orders and all bid orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

          If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

           Maximum rate and interest carry-overs.   If the auction rate for a class of auction rate notes established pursuant to the procedures described above is greater than the maximum rate described in the indenture, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate will be described in a prospectus supplement, and generally will be the least of the LIBOR rate for a comparable period plus a margin, the maximum rate permitted by law, a specific percentage listed in a prospectus supplement or, during certain periods described in a prospectus supplement, the net loan rate, which is based on the actual return on the student loans held by the issuing entity, less certain expenses, other fees and interest payments due on the notes.

          If the interest rate for a class of auction rate notes is set at the maximum rate, other than the maximum rate permitted by law or the specified percentage listed in a prospectus supplement, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the auction rate established pursuant to the procedures described above and the maximum rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid or canceled. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the indenture trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and interest accrued thereon, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available or, in the case of any carry-over amount payable on an interest payment date, to the registered owner of the auction rate note on the related record date. Any carry-over amount, and interest accrued thereon, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

           Changes in auction period.  We may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period after notice to the holders. If the auction period adjustment does not take effect, the interest rate for the next auction period will be the maximum rate and the auction period will be seven days. If we increase the length of the auction period and you do not place an order in the next auction, the auction agent will deem you to have submitted a sell order.

           Changes in the auction date.   The auction agent, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

Index rate notes

          Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. 91-day treasury bill rate, the CMT rate, the federal funds rate, the Prime Rate or the European Interbank Offered Rate (EURIBOR). The index rate notes will be dated their date of issuance and will have the stated maturity set forth in the related prospectus supplement.

           Index rate notes also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.

          In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

          Each issuing entity that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the issuer administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the index rate notes.

          For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

• "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

• "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

• "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

• "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

• "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

• "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

• where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

• where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

LIBOR rate notes

          The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period, unless otherwise specified in the related prospectus supplement, will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

           LIBOR, for any interest accrual period, will be the London interbank offered rate for deposits in U.S. dollars having the specified maturity commencing on the first date of the interest accrual period, which appears on Reuters Page LIBOR 01 (or any successor page) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Reuters Page LIBOR 01 (or any successor page), the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks as selected by the indenture trustee or the issuer administrator, as specified in a prospectus supplement. The indenture trustee or issuer administrator, as applicable, will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee or the issuer administrator, as specified in a prospectus supplement, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

          The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

          If so provided in the related prospectus supplement, an issuing entity may enter into a LIBOR rate note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the issuing entity the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the Collection Fund as specified in the related prospectus supplement on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the Reserve Fund to the required minimum balance.

           CMT rate notes.  If the notes bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest rate determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest rate determination date under the caption "…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays Approximately 3:45 p.m.," under the column for:

•	If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest rate determination date; or

•	If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the related prospectus supplement, ended immediately before the week in which the related interest rate determination date occurs.

          The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determinate date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest rate determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the issuer administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the issuer administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The issuer administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If the issuer administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the issuer administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the issuer administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation. If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the issuer administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity. If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest rate determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated. If fewer than three leading primary United States government securities dealers selected by the issuer administrator are quoting as described in the prior paragraph, the CMT Rate will remain the CMT Rate then in effect on that interest rate determination date.

           Federal funds rate notes.   If the notes bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the issuer administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

           Prime rate notes.   If the notes bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Bank Prime Loan."

          The issuer administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the issuer administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest rate determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the issuer administrator.

•	If the banks selected by the issuer administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

           CP rate notes.   Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the commercial paper rate will be the rate in effect for the immediately preceding business day.

          The commercial paper rate will be for any relevant interest rate determination date prior to each related interest rate change date, the Bond Equivalent Yield, set forth below, of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Commercial Paper—Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant interest rate determination date, for commercial paper having the index maturity specified on the remarketing terms determination date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial."

          The bond equivalent yield will be calculated as follows:

N * D * 100 Bond Equivalent Yield =	360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

           "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

           "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

           GBP-LIBOR rate notes.   Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Reuters Page LIBOR 01 (or any successor page) as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Reuters Page LIBOR 01 (or any successor page), the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The issuer administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the issuer administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

           EURIBOR rate notes.   Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The issuer administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the issuer administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

          For this purpose:

•	"EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	"Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•	"Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the Euro-zone interbank market selected by the issuer administrator.

Original issue discount notes

           Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes — Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences — Taxation of interest income of registered owners."

Accrual notes

           Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

The Reset Rate Notes

           General.   The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

           Interest.  Interest on each class of reset rate notes during each reset period will accrue and be payable either:

•	at an index interest rate (see "—Index rate notes," above), in which case such reset rate notes are said to be in index rate mode;

•	at a auction rate, in which case such reset rate notes are said to be in auction rate mode; or

•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode.

           During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

           Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	If a class of reset rate notes is denominated in U.S. dollars, a 360-day year consisting of twelve 30-day months; or

•	If a class of reset rate notes is denominated in a currency other than U.S. dollars, generally, the actual/actual (ISMA) accrual method as described above under "—Index rate notes," or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

           Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year, unless otherwise specified in the related prospectus supplement. Interest on a series of reset rate notes, during any reset period when such series of reset rate notes bears interest at an auction rate, will be calculated on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be, unless otherwise specified in the related prospectus supplement. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

           Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. dollar and non-U.S. dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. An accrual period during any reset period when either series of reset rate notes bears interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding quarterly distribution date and end on the 24th day of the month of the then-current quarterly distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

           Principal.   In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See " — Index Rate Mode" and " — Fixed Rate Mode" below.

           Reset Dates.   All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, in consultation with the issuer administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

          The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

•	the remarketing agents, in consultation with the issuer administrator, with respect to the length of the reset period, the currency, i.e., U.S. dollars, Pounds Sterling, Euros or another currency, whether the rate is fixed, auction or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period and the related reset rate notes all hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest, auction rate or spread to the chosen interest rate index, as applicable.

          The spread will be determined in the manner described below for each reset period.

          In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the issuer administrator will arrange, on behalf of the issuing entity, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

          In the event that a class of reset rate notes is reset to bear a fixed rate of interest, auction rate or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the issuer administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the issuer administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest, auction rate or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the indenture trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

          The issuer administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the issuer administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

          In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

          Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on an issuing entity's student loans and the length of the revolving period, a class of reset rate notes may be repaid earlier than the next related reset date.

           Remarketing Terms Determination Date.   The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which date we refer to as the remarketing terms determination date, unless notice of exercise of the call option, any purchase option or redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the issuer administrator, will establish the following terms for the applicable class of reset rate notes by the remarketing terms determination date:

•	the expected weighted average life of that class of reset rate notes;

•	the name and contact information of the remarketing agents;

•	if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the next reset date and reset period;

•	the interest rate mode (i.e., fixed rate, auction rate or index rate);

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	if in index rate mode, the applicable interest rate index;

•	if in index rate mode, the interval between interest rate change dates;

•	if in index rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in an auction mode, the interest rate during the initial interest accrual period;

•	if in an auction mode, the identity of the auction agent and the broker-dealers;

•	if in an auction mode, the date of the initial auction following the most recent reset date;

•	if in an auction mode, the length of the auction period;

•	the applicable interest accrual period and day-count basis;

•	the reset rate notes all hold rate, if applicable;

•	whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

          Any index rate mode other than an index rate based on LIBOR or a commercial paper rate will require confirmation of the existing ratings on the notes.

          The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the indenture trustee and the rating agencies on the remarketing terms determination date. If a class of reset rate notes is denominated in U.S. dollars during the then-current reset period and will continue to be denominated in U.S. dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the issuer administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

          If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all note holders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

          If the remarketing agents, in consultation with the issuer administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option described below purchases the applicable class of reset rate notes by exercising its call option or the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared on the spread determination date, all holders will retain their notes, the failed remarketing rate for such class of reset rate notes as described in the related prospectus supplement will apply, and a reset period of three months will be established.

           Unless notice of the exercise of the call option, any purchase option or redemption as described in the related prospectus supplement has already been given, the issuer administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "—Tender of Reset Rate Notes; Remarketing Procedures" below.

          If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable noteholders on the reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes or any mandatory tender. With respect to any failed remarketing, the next reset period will be established as a three-month period.

           Spread Determination Date.   On the "spread determination date," which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period), the applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) or the initial auction rate (with respect to reset rate notes that will be in an auction rate mode during the next reset period) in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the issuer administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

          On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the indenture trustee and the rating agencies setting forth the applicable spread, fixed rate of interest or initial auction date, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

           Timeline.   The following chart shows a timeline of the remarketing process:

              Business
             Days Prior
            to Reset Date                                                     Event

            Thirty to Fifteen        -------------------------------------------------------------------------------------------
              Calendar Days                          issuer administrator to provide notices to clearing
                 Prior to                              agents specifying the identity of the remarketing
            Remarketing Terms                        agents and whether tender of the related reset rate notes
            Determination Date                                         is voluntary or mandatory
                                     -------------------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------------------
                                                                   REMARKETING TERMS DETERMINATION DATE
               At Least                                    (Notices sent to applicable noteholders stating the
               Twelve                                       terms of the remarketed class of reset rate notes,
                                                               including any reset rate notes all hold rate)
                                     -------------------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------------------
                                                                             NOTICE DATE
                 Ten                              (Hold notices due from applicable noteholders or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)
                                     -------------------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------------------
                                                                        SPREAD DETERMINATION DATE
                                                (Based on market conditions, the spread, initial auction rate or fixed
                Three                           rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any counterparty (or counterparties) is determined; last date that notice of exercise of the call option, purchase option or optional redemption may be given)
                                     -------------------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------------------
                                                                               RESET DATE
              Reset Date                                          (New terms of the remarketed class of
                                                                    reset rate notes become effective)
                                     -------------------------------------------------------------------------------------------

           Failed Remarketing.   There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the spread, initial auction rate or fixed rate) on a remarketing terms determination date;

•	the remarketing agents cannot establish the required spread, initial auction rate or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread, initial auction rate or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•	any failure of the sponsor or one of its designated affiliates, to purchase such class of the reset rate notes on a reset date following the delivery of the related call option notice;

•	one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "—Foreign Exchange Mode," "—Index Rate Mode," "—Auction Rate Mode" and "—Fixed Rate Mode" below;

•	the issuing entity is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

          In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.

          In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. dollars:

•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. dollar currency;

•	each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the issuing entity at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

•	the issuing entity will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

          If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

           Index Rate Mode.   If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

          If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

          If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the an accumulation account in the Collection Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

           Fixed Rate Mode.   If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

          After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the accumulation account, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date.

          In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

           Auction Rate Mode.  If, following a successful remarketing, a series of reset rate notes will be denominated in U.S. dollars and is reset to bear interest at an auction rate, then, during the corresponding reset period, such series of reset rate notes will bear interest at a per annum rate as described under "Calculation of the Auction Rate" herein. The interest rates on the reset rate notes bearing interest at an auction rate for the initial accrual period immediately following a reset date will be determined by the remarketing agents on the spread determination date, and thereafter will be determined by the auction agent at auctions. The remarketing agents will also determine the date of the initial auction following the most recent reset date and the length of the auction period.

           Foreign Exchange Mode.   A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the issuer administrator, on behalf of the issuing entity, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the issuing entity in the applicable currency during the upcoming reset period;

•	to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

          Under any currency swap agreement between an issuing entity and one or more swap counterparties, each swap counterparty will be obligated to pay to the issuing entity or a paying agent on behalf of the issuing entity, as applicable:

•	on the effective date of such currency swap agreement for the related reset date, the U.S. dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date;

•	the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and

•	the currency equivalent of the U.S. dollars such swap counterparty concurrently receives from the issuing entity as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. dollar equivalent amount is received from the issuing entity on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

•	with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

          In return, each swap counterparty will receive from the issuing entity:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;

•	on or before each distribution date,

•	an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

•	that swap counterparty's pro rata share of all payments of principal in U.S. dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into an accumulation account and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received:

•	from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. dollars;

•	from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. dollars; or

•	from the holder of the call option, as applicable.

          All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date resulting in a successful remarketing;

•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in an accumulation account; or

•	the maturity date of the class of reset rate notes.

          Any applicable currency swap agreement may also terminate as a result of the optional purchase of the issuing entity's student loans or an auction of the issuing entity's student loans by the indenture trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

          The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the issuer administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. dollars on the reset date. No new currency swap agreements will be entered into by the issuing entity for the applicable reset period following an exercise of the call option.

          If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. dollar/applicable non-U.S. dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

          If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the issuing entity will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. dollar currency calculated from the period including the reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the issuing entity will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

          In such event, the issuing entity, in consultation with the issuer administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

          In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the issuing entity will be obligated to engage in a spot currency transaction to exchange U.S. dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

          In addition, the indenture will require that, on each reset date that involves a mandatory tender, the issuing entity obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

           Call Option.   Each class of reset rate notes will be subject, as of each reset date, to a call option held by the sponsor, or certain of its affiliates, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related noteholders as payments of principal up to such reset date, plus any accrued and unpaid interest and any unpaid carry-over interest amounts not paid from the trust estate on the applicable reset date. The call option may be exercised by the sponsor, or its designated affiliates, at any time prior to the determination of the spread, auction rate or fixed rate or the declaration of a failed remarketing on the spread determination date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If a call option is exercised, the interest rate on the class of reset rate notes following the reset date of the purchase under the call option will be:

•	if no swap agreement was in effect for that class of reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•	if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the issuing entity paid to the swap counterparties hedging currency and/or basis risk for that class of reset rate notes during the preceding reset period; and

•	a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing interest rate.

          The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the reset rate notes.

           Purchase Option.   If so provided in a prospectus supplement, the sponsor, or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes that is to be redeemed to provide funds to redeem that class of reset rate notes on the related reset date.

          The sponsor, or its designated affiliates, must exercise this purchase option by providing the indenture trustee with notice of exercise of the purchase option on or before the spread determination date and by delivering the purchase price on or before the second business day before the reset date. If the sponsor, or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred. The required purchase price will be described in the related prospectus supplement.

           Tender of Reset Rate Notes; Remarketing Procedures.   On the date specified in the prospectus supplement, the issuing entity, the issuer administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The issuer administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the issuer administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

           Unless notice of the exercise of the call option has already been given, the issuer administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•	inform DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•	request that DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

          This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, or the applicable foreign equivalent, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the issuer administrator will establish procedures for the delivery of any such notice to the related noteholders.

          On each remarketing terms determination date, the issuing entity, the issuer administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the call or purchase option or redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

          On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream, or the applicable foreign equivalent, which, due to time zone differences, may be required to provide for payment approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing or an exercise of a call option, additional interest at the applicable interest rate and in the applicable non-U.S. dollar currency from and including the reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

          If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

          The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the call option or purchase option is not timely exercised or the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

          No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

          Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the issuing entity, the depositor, the sponsor or the master servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

          Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee fund in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the issuing entity, on a subordinated basis, or from the issuer administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a Remarketing Fee Fund. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next distribution date, deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement.

Outstanding principal balance of the notes

          If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the issuer administrator before each distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

           Noteholders will receive reports periodically concerning various matters, including the payments the issuing entity has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions—Further Covenants" in this prospectus.

Payments of the notes

          The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the indenture trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in United States dollars or such other currency as may be provided in a prospectus supplement.

Mandatory redemption

          If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding or revolving periods described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes or the principal payments on an issuing entity's student loans, as applicable, held in an Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on an issuing entity's student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on an issuing entity's student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

          See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any issuing entity will be redeemed.

Optional redemption

          If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, in whole or in part, from funds received by the indenture trustee constituting interest on student loans remaining in the Collection Fund after all other prior required payments have been made. In addition, the notes may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of the notes of any issuing entity will be described in the prospectus supplement related to that issuing entity. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

Extraordinary optional redemption

          If so provided in the related prospectus supplement, the notes are also subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the issuing entity's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of an issuing entity will be redeemed. Generally, the extraordinary optional redemption provision will be exercised only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets that we deem to be materially adverse to the trust estate. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

Redemption or purchase price

          Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

Notice and partial redemption of notes

          The indenture trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

          If less than all of the notes issued by any issuing entity are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes. If an indenture provides for the issuance of Class C notes, generally all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, an issuing entity may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the issuing entity's assets will equal the percentage of all Class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, an issuing entity may redeem any Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the issuing entity's assets will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

Sale of student loans held in trust estate

           Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the indenture trustee to College Loan Corporation, the depositor or another seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the indenture trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest.

          If so provided in the related prospectus supplement, the sponsor or its affiliates, or another party specified in a prospectus supplement, at its option, may repurchase or arrange for the purchase of all student loans remaining in an issuing entity as of the end of a specified collection period or if the outstanding pool balance is less than or equal to the percentage of the initial pool balance set forth in the prospective supplement, or at such other times as may be described in the related prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

          In addition, if the sponsor or its affiliates, or another party specified in a prospectus supplement, does not exercise its option described above and if so provided in the related prospectus supplement, the indenture trustee will conduct an auction of any student loans remaining in an issuing entity at the end of the collection period preceding the issuing entity auction date specified in the related prospectus supplement. College Loan Corporation, its affiliates and unrelated third parties may make bids to purchase these student loans.

Maturity, Prepayment and Yield Considerations

           Cash flow assumptions

          Each issuing entity's notes generally will be repaid from cash flows received on its student loans and other assets. Cash flows for an issuing entity's student loans are estimated using financial models that incorporate the following general categories of assumptions:

•	Interest rates. Interest rate assumptions for each relevant index are incorporated into cash flow projections, including generally assumptions for the 91-Day Treasury Bill Rate, three-month and one-month LIBOR rates, the 90-Day Financial Commercial Paper Rate and other rates or indexes deemed relevant to an issuing entity's student loans or notes;

•	Borrower behavior. A variety of borrower payment behaviors are utilized in cash flow projections. The assumptions used relate to prepayment speeds, default rate and reimbursement rate assumptions, borrower delinquency rates, remaining term in each borrower status (i.e., in-school, grace, deferment, forbearance and repayment) and qualification rates for borrower benefits;

•	Trust revenues. Each issuing entity receives payments in respect of its student loans. The timing and amount of such payments are dependent on the borrower behaviors described above. In addition, each issuing entity receives certain payments from the Department of Education.

•	Trust expenses. Cash flow projections also incorporate the expenses applicable to each issuing entity, including the indenture trustees' fees, servicing fees, administration fees and any fees payable to the Department of Education.

These assumptions vary based on the student loans to be securitized by each issuing entity. Generally, a series of cash flows are projected as of a statistical cut-off date for each pool of student loans and are used to determine the structure of the notes to be issued by each issuing entity.

           Prepayment considerations

           Generally, all of an issuing entity's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of an issuing entity's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that an issuing entity's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before this final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

          The rate of prepayments on an issuing entity's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on an issuing entity's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representation and warranties relating to an issuing entity's student loans, and the master servicer is obligated to cause a subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of an issuing entity in that student loan and is not cured within the applicable cure period. See "Formation of the Issuing Entities — Acquisition of student loans" and "Servicing and Administration of the Student Loans — The master servicing agreement" in this prospectus.

           However, scheduled payments with respect to, and maturities of, an issuing entity's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal of a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on an issuing entity's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of an issuing entity's student loans may extend beyond the final maturity date for a class of notes.

          Any reinvestment risks resulting from a faster or slower incidence of prepayment of an issuing entity's student loans will be borne entirely by noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indexes are lower at the time noteholders receive payments from an issuing entity than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

           Prepayments on pools of student loans can be calculated based on a variety of different prepayment models. The method used to estimate prepayments for each issuing entity will be described in the related prospectus supplement.

          Any prepayment model will not purport to describe historical prepayment experience or to predict the prepayment rate of an issuing entity's student loans. An issuing entity's student loans will not prepay at any constant percentage, nor will all of an issuing entity's student loans prepay at the same rate. Investors must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase an issuing entity's notes.

           Yield considerations

           Interest payments on an issuing entity's notes will include interest accrued through the last day of the applicable interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your notes, because payments to you will not be made until the distribution date following the applicable interest accrual period.

          A class of notes may have fixed, variable or adjustable interest rates that may or may not be based on the interest rates applicable to an issuing entity's student loans. The prospectus supplement for an issuing entity's notes will specify the interest rate for each class of notes or, in the case of a variable or adjustable interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of an issuing entity's student loans on the interest rate of a class of notes.

          The yield to maturity of a class of notes will be affected by the rate and timing of payments of principal on an issuing entity's student loans. The timing of changes in the rate of prepayments on an issuing entity's student loans may significantly affect an investor's actual yield to maturity even if the average rate of principal prepayments is consistent with an investor's expectations. Generally, the earlier a prepayment of principal on an issuing entity's student loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following issuance of the notes would not be fully offset by a subsequent decrease (or increase) in the rate of principal prepayments. Because the rate of principal payments on an issuing entity's student loans affects the weighted average life and other characteristics of a class of notes, investors should consider carefully their own estimates as to the anticipated prepayment speed on an issuing entity's student loans and the suitability of the notes to their investment objectives.

Security and Sources of Payment for the Notes

General

          The notes issued by an issuing entity are limited obligations of that issuing entity, secured by and payable solely from that issuing entity's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee or the issuing entity on account of any student loan pledged under the indenture, including interest benefit payments and any special allowance payments with respect to such student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

•	payments from counterparties under any derivative products described in a prospectus supplement;

•	the issuing entity's rights under any derivative product or swap agreements that may be provided for the benefit of the issuing entity;

•	all moneys and investments held in the funds created under the indenture; and

•	student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

          In addition, an issuing entity's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

          The assets of one issuing entity will not be available to pay the debts and obligations of another issuing entity.

Prior Notes

          If the notes described in a prospectus supplement are being issued by an issuing entity that has issued notes previously, that prospectus supplement will provide the following information concerning those prior notes:

•	name and designations of each series;

•	date that the series was issued;

•	original principal amount;

•	interest rate or method used to determine the interest rate;

•	legal final maturity date; and

•	whether the notes are senior, subordinate or junior subordinate notes.

Flow of funds

          The following funds may be created by the indenture trustee under the indenture for the benefit of the registered owners:

•	Acquisition Fund

•	Collection Fund

•	Capitalized Interest Fund

•	Reserve Fund

           Additional funds and accounts may also be created if provided for in the related prospectus supplement. For any series of notes that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars may be established under an indenture.

          For any series of notes, money transferred from the master servicer or a subservicer to the indenture trustee on account of an issuing entity's student loans will be deposited into segregated accounts for each issuing entity for the credit of the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund, the Reserve Fund and any other fund created under the indenture. The indenture trustee will invest money held in funds created under the indenture in investment securities (as defined in the indenture) at the direction of the issuer administrator. Generally, such amounts will be invested in money market funds or guaranteed investment contracts with a rating or ratings equal to or greater than that specified by the rating agencies rating an issuing entity's notes and as set forth in the indenture. Money in any fund created under an indenture may be pooled for purposes of investment.

Acquisition Fund; Purchase of student loans

          We will deposit most of the proceeds from the sale of any notes by an issuing entity into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of an issuing entity will be held by the indenture trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the issuing entity will transfer such moneys to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement. See "Description of the Notes — Mandatory redemption."

          The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the registered owners of the notes issued by that issuing entity. The student loans will be held in the name of the eligible lender trustee for the account of each issuing entity, for the benefit of the registered owners of the notes.

          If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, an issuing entity will use a specified percentage of the proceeds in the Acquisition Fund for the following purposes:

•	to purchase portfolios of student loans during a time period specified in the related prospectus supplement.

•	to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the issuing entity and add-on loans to existing consolidation loans held by the issuing entity.

•	to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the issuing entity on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

          The additional student loans may be purchased by the issuing entity or may be originated by the issuing entity, if and to the extent specified in the related prospectus supplement. The related prospectus supplement will also specify a prefunding or revolving period during which loans may be originated or purchased. The characteristics of the student loans an issuing entity may acquire during the revolving period and any limitations to be imposed with respect to the acquisition of additional student loans will be described in the related prospectus supplement. After the amount on deposit in the Acquisition Fund has been reduced to zero, the issuing entity may continue to acquire serial loans or add-on loans if so provided in the related prospectus supplement from collections received on the student loans or in exchange for student loans then owned by the issuing entity. If the amount initially deposited into the Acquisition Fund for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the Acquisition Fund will be used to purchase additional loans during a revolving period or to make principal payments on notes or to redeem notes, in each case, as described in the related prospectus supplement.

Collection Fund

          The indenture trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund, the Capitalized Interest Fund or Reserve Fund, from payments on derivative products and any other amounts as each issuing entity may direct.

          On each distribution date and derivative payment date, money in the Collection Fund will be used and transferred to other funds or persons in the order of priority described in the related prospectus supplement. An issuing entity may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to an issuing entity's student loans following the prefunding period, and to pay amounts due to the Department of Education.

          If so provided in a prospectus supplement, an issuing entity may use principal payments it receives on student loans to purchase additional student loans during a revolving period. During this revolving period, an issuing entity will pay interest due on a series of notes when it comes due, but will not pay principal on the notes or redeem notes, except as provided in the related prospectus supplement.

Capitalized Interest Fund

          If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a Capitalized Interest Fund for each series of notes. A Capitalized Interest Fund will be funded by an initial deposit by the issuing entity, another entity or by later deposits from collections. Capitalized Interest Funds will be available for a specified period of time to provide liquidity requirements resulting from a portion of an issuing entity's assets earning interest below the rate of interest borne by the related notes issued by the issuing entity and transaction costs. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the Capitalized Interest Fund.

Reserve Fund

          The indenture for each issuing entity will establish a Reserve Fund. In connection with the sale of notes, the indenture trustee will make a deposit to the Reserve Fund of an issuing entity in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund is not sufficient to make payment of the issuing entity's expenses and interest then due on the notes of that issuing entity, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity or in connection with defeasance of the indenture.

          If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related issuing entity. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the indenture trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the indenture trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

          If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the indenture trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

Transfers free of the lien of the indenture

          If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the issuer administrator's instructions if certain tests described in the applicable prospectus supplement have been met and the balance in the Reserve Fund exceeds the required minimum Reserve Fund balance.

Investment of funds held by indenture trustee

          The indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the indenture trustee will invest amounts held under an indenture in specified short-term investments.

          The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

Book-Entry Registration

General

          Except as described below under the caption "Euro-denominated Notes," investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption "Depositary Institutions" below) or in Europe through Clearstream or Euroclear (each as defined under the caption "Depositary Institutions" below) if they are participants of such systems, or indirectly through organizations which are participants in such systems. If notes are issued in book-entry form in currencies other than U.S. dollars or Euros, the applicable prospectus supplement will describe the related book-entry system.

           Principal and interest payments on the notes are to be made to Cede & Co., the nominee of DTC. DTC's practice is to credit direct participant's accounts upon receipt of funds and corresponding detail information from the issuing entity on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of DTC, the indenture trustee or the issuing entities, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the applicable issuing entity, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the indenture trustee to DTC, which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

           Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

          DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

           Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable issuing entity, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.‘s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

          None of the issuing entities, the sellers, the master servicer, any subservicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

          In certain circumstances, an issuing entity may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable issuing entity or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

           Form, denomination and trading

          The notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement.

           Interests in the notes will be represented by one or more of the following types of global notes:

•	for notes denominated in U.S. dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or

•	for notes denominated in a non-U.S. dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

          On or about the closing date for the issuance of any class of notes, the issuer administrator on behalf of the issuing entity will deposit:

•	a U.S. global note certificate for each class of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•	one or more corresponding non-U.S. global note certificates with respect to each class of notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

          At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of notes. At all times, with respect to each class of notes, there will be only one U.S. global note certificate and one non-U.S. global note certificate for such notes.

          DTC will record electronically the outstanding principal balance of each class of notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes other than Euro-denominated notes will be Cede & Co., as nominee of DTC.

          The European clearing systems will record electronically the outstanding principal balance of each class of notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.

           Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

           Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

           Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

           Identification numbers and payments to the global certificates

          Each issuing entity will apply to DTC for acceptance in its book-entry settlement systems of each class of notes denominated in U.S. dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of notes denominated in a currency other than U.S. dollars. Each class of notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

           Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. dollars, on the payment date as described in the related prospectus supplement, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding U.S. dollar denominated notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

           Depositary institutions

          The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency " registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of The Depositary Trust & Clearing Corporation, the parent of DTC.

          In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

           Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

          To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

           Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

           Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

           Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

           Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

           Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see "Federal Income Tax Consequences" in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

Reset Rate Notes

           Except as set out herein, book-entry registration of reset rate notes shall generally effect noteholders in the same fashion as holders of notes other than reset rate notes, as described above.

          On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the global note certificates, any of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. dollars (in which case a non-U.S. global note certificate is used).

          On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

          On or following each reset date (other than a reset date on which the then-current holders of U.S. dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such noteholders delivered hold notices), on which either a successful remarketing has occurred or the call option has been exercised (and not previously exercised on the immediately preceding reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the issuer administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

          Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. dollars payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing (or exercise of the call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the issuing entity as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

          Except with respect to a reset date, the issuing entities expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The issuing entities also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the issuing entities, the issuer administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the issuing entity, the issuer administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Euro-denominated Notes

          We expect to deliver notes denominated in Euros in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in Euros. We will issue the Euro notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the Euro notes and all transfers relating to the Euro notes will be reflected in the book-entry records of Clearstream and Euroclear.

          The distribution of the Euro notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

           Owners of book-entry interests in the Euro notes will receive payments relating to their notes in Euros. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

          The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. None of the issuing entities, the sellers, the master servicer, any subservicer, College Loan Corporation, the depositor, the indenture trustee or the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

           Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

           Except as provided below, owners of beneficial interests in the Euro notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the indenture trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

          We understand that investors that hold their Euro notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

          We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

          You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

           Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

           Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Additional Notes

          If so described in the related prospectus supplement, an issuing entity that is a master trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the issuing entity on a parity with or subordinate to either Class A notes or Class B notes, or Class C notes if any, then outstanding. In addition, an issuing entity may enter into any derivative product it deems necessary or desirable with respect to any or all of the notes issued by that issuing entity. We may take those actions without the approval of the holders of any outstanding notes.

          An issuing entity will not issue additional notes unless the indenture trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the issuing entity that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

          The indenture trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

Summary of the Indenture Provisions

          Each issuing entity will issue notes pursuant to an indenture of trust entered into with an indenture trustee and an eligible lender trustee identified in the related prospectus supplement. We have filed a form of the indenture of trust as an exhibit to the registration statement to which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in each indenture. The terms of the indenture for a particular series may differ from this description and, in that case, the material differences will be described in the applicable prospectus supplement. This summary is not comprehensive and reference should be made to the related prospectus supplement for a more complete statement of the indenture provisions applicable to a specific issuing entity.

Parity and priority of lien

          The provisions of each issuing entity's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that issuing entity. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest and direction of remedies, and the Class B notes have priority over the Class C notes, if any, with respect to payments of principal and interest and direction of remedies.

          The revenues and other money, student loans and other assets each issuing entity pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, an issuing entity:

•	will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

•	will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

•	will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Representations and warranties

          Each issuing entity will represent and warrant in its indenture that:

•	it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any derivative payments under the indenture,

•	all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken, and

•	the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the issuing entity secured by and payable solely from the trust estate.

Further covenants

          Each issuing entity will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

          Each year each issuing entity will deliver to the indenture trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

Statements to the indenture trustee and issuing entity

          The issuer administrator will prepare and provide in accordance with Item 1121 under Regulation AB of the Securities Act, periodic statements to the indenture trustee that will include:

•	the amount of principal payments made with respect to each class of notes during the preceding collection period;

•	the amount of interest payments made with respect to each class of notes and the applicable interest rates, including how such interest rates are calculated, for the preceding collection period;

•	the outstanding principal amount of each class of the notes as of the close of business on the last day of the preceding collection period;

•	the amount of principal and interest collected on the student loans during the preceding collection period;

•	the amount paid by the indenture trustee to acquire student loans from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	the servicing fees, the trustees' fees and administrative fees paid during the preceding collection period;

•	the amount received by the issuing entity for student loans sold during the preceding collection period;

•	the balance of student loans held by the issuing entity that are delinquent in each delinquency category as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts in the Reserve Fund and the balance of the Reserve Fund, after giving effect to such payments, as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	any amounts transferred from the Acquisition Fund to the Collection Fund during the preceding collection period;

•	the value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding collection period; and

•	the balance of student loans held by the issuing entity which have been rejected for federal reimbursement claims, are in forbearance or are in deferment as of the close of business on the last day of the preceding collection period.

          A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee.

Enforcement of servicing agreements

          Each issuing entity will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. An issuing entity will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the indenture trustee. An issuing entity will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

Additional covenants with respect to the Higher Education Act

          We will verify that the eligible lender trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

          Each issuing entity is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

•	dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

•	causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

•	causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

•	complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans;

•	causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee; and

•	causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a loan purchase agreement as described in the indenture.

•	The indenture trustee will have no obligation to administer, service or collect the issuing entity's student loans or to maintain or monitor the administration, servicing or collection of those student loans.

Continued existence; Successor

          Each issuing entity will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. An issuing entity will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such issuing entity. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the issuing entity's agreements and obligations under the indenture.

Events of default

          Each indenture will define the following events as events of default:

•	default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class A note or other senior obligations when the same becomes due and payable and such default shall continue for a period of up to five days;

•	if no Class A notes are outstanding under the indentures default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class B note or other subordinate obligations when the same becomes due and payable and such default shall continue for a period of up to five days;

•	if no Class A notes and no Class B notes are outstanding under the indenture, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class C note or other junior subordinate obligations when the same becomes due and payable, and such default shall continue for a period of up to five days;

•	default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

•	default in the performance or observance of any other of the issuing entity's covenants or agreements contained in the indenture or in the notes, or any material representation or warranty made by the issuing entity in the indenture having been incorrect in any material respect as of the time when made, and continuation of such default or breach for a period of up to 30 days (or for up to 90 days if such default or breach cannot be cured within 30 days and the issuing entity delivers to the indenture trustee before the expiration of such 30 day period a certificate stating that such default or breach can be cured within such 90 day period), after written notice thereof is given to the issuing entity by the indenture trustee; and

•	the occurrence of an event of bankruptcy with respect to the issuing entity.

Remedies on default

           Possession of trust estate.  Upon the happening of any event of default relating to an issuing entity, the indenture trustee may take possession of any portion of the trust estate of that issuing entity that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of that issuing entity or otherwise, conduct such issuing entity's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest and residue of the money received by the indenture trustee as follows or as otherwise described in a prospectus supplement (however, if the event of default relates to a covenant default described in the fifth bullet point under "Events of default" above, priorities fifth and sixth below will be reversed):

•	first, (a) to the owners of each class of the reset rate notes then denominated in U.S. dollars and then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit in an accumulation account for such class (excluding any investment earnings thereon) in reduction of the outstanding amount of such reset rate notes until they are paid in full; and/or (b) to the related currency swap counterparty if any class of the reset rate notes is then denominated in a currency other than U.S. dollars and is then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit in an accumulation account for such class of reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding amount of such class of the reset rate notes until they are paid in full;

•	second, to the trustees for fees and expenses due and owing to the trustees;

•	third, to the master servicer and certain other service providers, due and unpaid fees;

•	fourth, pro rata, (i) to the derivative product counterparties relating to Class A notes, in proportion to their respective entitlements under the applicable derivative products without preference or priority, except for certain termination payments, and (ii) to the Class A noteholders for amounts due and unpaid on the Class A notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such interest;

•	fifth, to Class A noteholders for amounts due and unpaid on the Class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for principal;

•	sixth, pro rata, (i) to the derivative product counterparties relating to the Class B notes, in proportion to their respective entitlements under the applicable derivate products without preference or priority, except for certain termination payments, and (ii) to the Class B noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such interest;

•	seventh, to the Class B noteholders for amounts due and unpaid on the Class B Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B notes for principal;

•	eighth, to the Class A noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such carry-over amounts;

•	ninth, to the Class B noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such carry-over amounts;

•	tenth, to the derivative product counterparties relating to the Class A notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	eleventh, to the derivative product counterparties relating to Class B notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	twelfth, to the remarketing agents, if any, for any fees not paid from the remarketing fee fund;

•	thirteenth, sequentially, first to any remarketing agents, and second to the issuer administrator for any advances made on behalf of the issuing entity, or for any costs associated with the remarketing not previously reimbursed;

•	fourteenth, to the master servicer, for any unpaid carryover servicing fees due under a master servicing agreement; and

•	fifteenth, to the issuing entity, for distribution in accordance with the terms of the administrative services agreement and the Trust Agreement.

          If the issuing entity has entered into a currency swap agreement and that agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than termination payments) will be used to make payments to the related class of the reset rate noteholders equal to the payment that the counterparty would have made. If this occurs, the issuing entity will exchange U.S. dollars for the applicable currency in order to make such distributions.

          If an indenture provides for the issuance of Class C notes, interest and principal will be paid on those notes before the payments described in paragraph eighth above.

           Sale of trust estate.  Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in the manner as counsel for the indenture trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the aggregate principal amount of the highest priority obligations outstanding under the defaulted indenture and, after the notes and the registered owners have been paid in full, certain counterparties. However, if the event of default does not relate to a payment default or an event of bankruptcy, the indenture trustee may take these actions only if requested to do so in writing by the registered owners of all obligations outstanding under the defaulted indenture and all counterparties unless the net proceeds received by the indenture trustee from selling the trust estate are sufficient to pay all amounts owed to all the holders of obligations outstanding under the defaulted indenture and all counterparties.

           Appointment of receiver.  If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the registered owners under the indenture, then as a matter of right, the indenture trustee shall be entitled to the appointment of a receiver for the trust estate.

           Accelerated maturity.  If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the issuing entity by a majority of the registered owners of the obligations then outstanding if the issuing entity has paid or deposited with the indenture trustee amounts sufficient to pay all principal and interest due on the notes and any other event of default has been cured or waived.

           Direction of indenture trustee.  If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the indenture trustee to take any proceedings which in the indenture trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

           Right to enforce in indenture trustee.  No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after the registered owners of the affected issuing entity:

•	have given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

•	shall have made written request upon the indenture trustee and the indenture trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

•	the indenture trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

           Waivers of events of default.  The indenture trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The indenture trustee

           Acceptance of trust.  The indenture trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

•	Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture.

•	Except during the continuance of an event of default and in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture.

•	In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

•	Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the indenture trustee.

           Indenture trustee may act through agents.  The indenture trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. Each issuing entity will pay all reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

           Duties of the indenture trustee.  The indenture trustee will not make any representations as to the validity or sufficiency of the agreements, the notes or of any assets or documents. If no event of default as defined in the indenture has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the indenture trustee is required to examine them to determine whether they are in the form required by the agreements. However, the indenture trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

          The indenture trustee may be held liable for its negligent action or failure to act, or for its misconduct. The indenture trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

           Indemnification of indenture trustee.  The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or an issuing entity's authorized representative.

           However, the indenture trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable issuing entity in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If an issuing entity or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

          Each issuing entity will agree to indemnify the indenture trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the issuing entity or issuing entities, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each issuing entity will indemnify and hold harmless the indenture trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that issuing entity's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

           Compensation of indenture trustee.  Each issuing entity will pay to the indenture trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The indenture trustee may not change the amount of its annual compensation without giving the applicable issuing entity at least 90 days' written notice prior to the beginning of a fiscal year. If not paid by the issuing entity, the indenture trustee will have a lien on all money held pursuant to the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

           Resignation of indenture trustee.  The indenture trustee may resign and be discharged from the issuing entity created by an indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor indenture trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the provisions of the indenture.

           Removal of indenture trustee.   The indenture trustee may be removed

•	at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under an indenture,

•	by the issuer administrator for cause or upon the sale or other disposition of the indenture trustee or its trust functions, or

•	by the issuer administrator without cause so long as no event of default exists or has existed within the last 30 days.

          In the event an indenture trustee is removed, removal shall not become effective until

•	a successor indenture trustee shall have been appointed, and

•	the successor indenture trustee has accepted that appointment.

           Successor indenture trustee.  If the indenture trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, the issuer administrator may appoint a successor indenture trustee. Each issuing entity will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

          Every successor indenture trustee

•	will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

•	have a reported capital and surplus of not less than $50,000,000,

•	will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and

•	will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act with respect to the student loans originated under the Higher Education Act.

           Merger of the indenture trustee.  Any corporation into which the indenture trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, shall be the successor of the indenture trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Supplemental indentures

           Supplemental indentures not requiring consent of registered owners.  An issuing entity can agree with the indenture trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

•	to cure any ambiguity or formal defect or omission in the indenture;

•	to grant to or confer upon the indenture trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

•	to subject to the indenture additional revenues, properties or collateral;

•	to authorize the issuance of one or more additional series of rates, subject to the requirements of the applicable indenture;

•	to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

•	to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture;

•	to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

•	to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the prejudice of the registered owner of any of the obligations outstanding under the indenture;

•	to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

•	to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

•	to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

•	to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

•	to make any other change which, in the judgment of the indenture trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

           Supplemental indentures requiring consent of registered owners.  Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the notes then outstanding under the indenture. Also, certain amendments of an indenture that would have a material adverse effect on a counterparty require the consent of that counterparty.

          The changes described below may be made in a supplemental indenture only with the consent of the registered owners of all notes then outstanding,

•	an extension of the maturity date of the principal of or the interest on any obligation, or

•	a reduction in the principal amount of any obligation or the rate of interest thereon, or

•	a privilege or priority of any obligation under the indenture over any other obligation, or

•	a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

•	the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trusts irrevocable

          The issuing entity created by an indenture is irrevocable until the notes and interest thereon and all company derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

Satisfaction of indenture

          If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The indenture trustee will execute and deliver to the issuing entity instruments to evidence the discharge and satisfaction, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

          Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

          Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

          Credit enhancement may be provided with respect to one or more classes of the notes of any series issued by an issuing entity. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, establishment of a capitalized interest fund, interest rate swaps, or any combination of the foregoing.

          The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

           Subordinate notes.  The notes each issuing entity issues will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

           Letter of credit, credit and liquidity facilities.  If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit or line of credit or other liquidity facility. The bank or financial institution issuing the letter of credit or funding commitment will be identified in a prospectus supplement. Under a letter of credit or line of credit or other liquidity facility, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit or line of credit or other liquidity facility and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit or line of credit or other liquidity facility will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

           Note insurance and surety bonds.  If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

           Capitalized Interest Fund.   If so provided in a prospectus supplement, a Capitalized Interest Fund may be established for one or more series of notes. A Capitalized Interest Fund may be funded by an initial deposit by the issuing entity or another entity or by later deposits from collections. Capitalized Interest Funds provide liquidity to the issuing entity and increase the likelihood of timely payments of interest on the notes. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of a Capitalized Interest Fund.

           Reserve Fund.  In addition to the Reserve Fund for each issuing entity described in this prospectus under "Security and Sources of Payment for the Notes–Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

           Amounts on deposit in any reserve fund for an issuing entity, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

           Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

Derivative products; Derivative payments

          If so provided in a prospectus supplement, an issuing entity may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, an issuing entity also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If an issuing entity issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

          A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical "notional" principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U. S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

           Derivative products constituting interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve an issuing entity making an initial payment to a party, which party agrees to make future payments to the issuing entity if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. An issuing entity also may sell an interest rate cap to a party from which the issuing entity has simultaneously purchased an interest rate cap. The interest rate cap sold by the issuing entity will require the issuing entity to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the issuing entity. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party's exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

           Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the issuing entity typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the issuing entity will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The issuing entity would make an initial payment to the other party for this right.

          An issuing entity's obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. An issuing entity will not enter into a derivative product after the closing date unless the indenture trustee has received a confirmation from each rating agency providing a rating for the issuing entity's notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the Federal Family Education Loan Program

The Federal Family Education Loan Program

          The Higher Education Act of 1965, as amended, provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

          The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. As discussed below, the College Cost Reduction and Access Act, which the President signed into law on September 27, 2007, instituted, prospectively, significant changes to the Federal Family Education Loan Program. Please note that the current authorization date of the Higher Education Act may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

           Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

•	has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

•	is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

•	is not in default on any federal education loans; and

•	meets the applicable "needs" requirements.

           Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

          The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

Types of loans

          Four types of loans are currently available under the Federal Family Education Loan Program:

•	Subsidized Stafford Loans,

•	Unsubsidized Stafford Loans,

•	PLUS Loans, and

•	Consolidation Loans.

          These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

          The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan (the "Subsidized Stafford Loan"). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Graduate and professional students and parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

Subsidized Stafford Loans

           General.   Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the SLS Loan and PLUS Loan Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

           Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

           Interest rates for Subsidized Federal Stafford Loans.   For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

(1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

(2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

(3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

(4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

(5) for a loan made on or after October 1, 1992, shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

          For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

(6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum; or

(7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

•	7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

•	8% per annum in the case of;

•	a Stafford Loan made to a borrower who has a loan described in clause (3) above,

•	a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

•	a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

•	9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

•	10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

          The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

          For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

          For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be fixed at 6.8% throughout the life of the loan. Under the College Cost Reduction and Access Act, the fixed interest rate throughout the life of an undergraduate Subsidized Stafford Loans first disbursed during the four year period beginning on July 1, 2008 and ending on June 30, 2012, will decrease as follows:

•	for a loan first disbursed between July 1, 2008 and June 30, 2009, the fixed interest rate will be 6.0%;

•	for a loan first disbursed between July 1, 2009 and June 30, 2010, the fixed interest rate will be 5.6%;

•	for a loan first disbursed between July 1, 2010 and June 30, 2011, the fixed interest rate will be 4.5%; and

•	for a loan first disbursed between July 1, 2011 and June 30, 2012, the fixed interest rate will be 3.4%.

For an undergraduate Subsidized Stafford Loan first disbursed on or after July 1, 2012, the fixed interest rate will revert back to 6.8%. The above changes do not apply to Unsubsidized Stafford Loans.

Unsubsidized Federal Stafford Loans

           General.   The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford Loan eligibility through the Unsubsidized Stafford Loan program. The general requirements for Unsubsidized Stafford Loans ("Unsubsidized Stafford Loans") are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments while the borrower is enrolled in school or during other periods of authorized deferment and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

           Interest rates for Unsubsidized Stafford Loans.   Unsubsidized Stafford Loans first disbursed prior to July 1, 2008 are subject to the same interest rate provisions as Subsidized Stafford Loans. Currently, Unsubsidized Stafford Loans first disbursed on or after July 1, 2008 will bear interest at the fixed rate of 6.8% per annum.

PLUS Loans

           General.    PLUS Loans are made to parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. Effective July 1, 2006, graduate and professional students also are eligible borrowers under the PLUS program. For PLUS Loans made on or after July 1, 1993, the borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program, special allowance payments are more restricted and the repayment period begins immediately upon disbursement.

           Interest rates for PLUS Loans.  The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

•	made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

•	made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

•	made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

•	made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

•	made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

•	made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

•	made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

•	made on or after July 1, 2006, is 8.5%.

SLS Loans

           General.   SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

           Interest rates for SLS Loans.  The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans

           General.   The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan"), Health Professional Student Loan Programs and the Direct Loan program. Under the College Cost Reduction and Access Act, effective July 1, 2008, borrowers with Consolidation Loans under the Federal Family Education Loan Program may obtain a Federal Direct Consolidation Loan in order to obtain certain income contingent payment plan benefits and to utilize a public service loan forgiveness program. To be eligible for a Consolidation Loan under the Federal Family Education Loan Program, a borrower must:

•	have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

•	be in repayment status or in a grace period; or

•	be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

          If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans rounded up to the nearest 0.125%. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

          A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, but prior to July 1, 2006, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

           Interest rates for Consolidation Loans.  A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 0.125%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees – Rebate Fees on Consolidation Loans" below.

Maximum loan amounts

          Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the non-Consolidation loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

           Loan limits for Subsidized Stafford and Unsubsidized Stafford Loans.  Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 ($3,500 beginning July 1, 2007) in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 ($4,500 beginning July 1, 2007) per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 ($7,000 beginning July 1, 2007) for additional years of undergraduate education and $10,000 ($12,000 beginning July 1, 2007) for graduate students. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500 ($138,500 for independent students, of which only $65,000 may be Subsidized Stafford Loans). The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

           Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

           Loan limits for PLUS Loans.  For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

           Loan limits for SLS Loans.  A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans."

Disbursement requirements

          The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins, except at institutions with particularly low default rates.

Repayment

           Repayment periods.  Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences six months and one day after the date the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods."

          In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

           Income-sensitive repayment schedules.  Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. An issuing entity may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years. The College Cost Reduction and Access Act provides that a borrower's loan payments will be limited to 15% of his or her discretionary income, or 15% of the amount by which the borrower's adjusted gross income exceeds 150% of the poverty line, divided by 12. Unpaid interest and principal are capitalized and any outstanding loan balance is forgiven after 25 years of repayment. The Secretary of Education will pay any unpaid interest on subsidized loans for up to three years.

           Deferment periods.  No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

•	during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

•	during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

•	during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

•	during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

•	during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

•	during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

•	during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

•	during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

•	during a period, not in excess of 6 months, while the borrower is on parental leave; and

•	only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

          For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

•	during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

•	during a period not exceeding three years while the borrower is seeking and unable to find full-time employment;

•	during a period not in excess of three years while the borrower is serving on active duty during a war or other military operation or national emergency; or is performing qualifying National Guard duty during a war or other military operation or national emergency; or the borrower is in active military duty; or the borrower is in reserve status and called to active duty; and

•	during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

           Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

          The College Cost Reduction and Access Act eliminated the three-year limitation on the period for which certain members of the armed forces may receive deferments on their loan payments and allows deferments until 180 days after such member is demobilized. It also provides that such benefits are available regardless of when the loan was originated. As under prior law, members of the armed forces who qualify for this deferment are limited to those who are serving on active duty or performing qualifying National Guard duty during a war or other military operation in a national emergency. The College Cost Reduction and Access Act also allows members of the armed forces, including members of the National Guard or other reserve component of the armed forces, who were enrolled in college or left college within six months of deployment to receive a deferment of up to 13 months upon return from active duty.

           Forbearance period.  The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

           Interest payments during grace, deferment and forbearance periods.  The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

Fees

           Guarantee fee.  For loans guaranteed prior to July 1, 2006, a guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans. For loans guaranteed on or after July 1, 2006, a federal default fee equal to 1% of the principal must be paid into the guarantee agency's federal student loan reserve fund.

           Origination fee.  Lenders are authorized to charge borrowers of Subsidized Stafford Loans and Unsubsidized Stafford Loans an origination fee in an amount not to exceed: 3.0% of the principal amount of the loan for loans disbursed prior to July 1, 2006; 2.0% of the principal amount of the loan for loans disbursed on or after July 1, 2006 and before July 1, 2007; 1.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008; 1.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009; 0.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010; and 0% for loans disbursed on or after July 1, 2010. Lenders are authorized to charge borrowers of direct loans 3.0% for loans disbursed on or after July 1, 2006, 2.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008, 2.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009, 1.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010 and 1.0% for loans disbursed on or after July 1, 2010. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education. Effective July 1, 2007 the origination fee will be reduced to 2% with annual reductions of 0.5% every July 1st thereafter until the fee reaches zero percent.

           Lender origination fee.  The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan. The College Cost Reduction and Access Act increased this fee to 1.0% of the principal amount of any Consolidation Loan first disbursed on or after October 1, 2007.

           Rebate fee on Consolidation Loans.  The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to ..62%.

Interest subsidy payments

           Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

          The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

Special allowance payments

          The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt). For loans first disbursed on or after April 1, 2006, lenders must remit to the Secretary of Education any interest paid by a borrower which is in excess of the special allowance rate set forth below for such loan.

          The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

Date of Loans	Annualized SAP Rate
On or after October 1, 1981	T-Bill Rate less Applicable Interest Rate + 3.5%
On or after November 16, 1986	T-Bill Rate less Applicable Interest Rate + 3.25%
On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%
On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)
On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)
On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

_________________________________
(1)             Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

(2)             Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

(3)             Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

           PLUS, SLS and Consolidation Loans.  The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate
On or after October 1, 1992	T-Bill Rate less applicable Interest Rate + 3.1%
On or after January 1, 2000	3 Month Commercial Paper Rate less applicable Interest Rate + 2.64%

          For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, and prior to July 1, 2006 exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

           Recapture of excess interest.  The Higher Education Reconciliation Act of 2005 provides that, with respect to a loan for which the first disbursement of principal is made on or after April 1, 2006, if the applicable interest rate for any three-month period exceeds the special allowance support level applicable to the loan for that period, an adjustment must be made by calculating the excess interest and crediting such amounts to the Secretary of Education not less often than annually. The amount of any adjustment of interest for any quarter will be equal to:

•	the applicable interest rate minus the special allowance support level for the loan, multiplied by

•	the average daily principal balance of the loan during the quarter, divided by

•	four.

          Recent changes to Special Allowance Payments. The College Cost Reduction and Access Act reduces the special allowance payments for loans held by for-profit lenders and first disbursed on or after October 1, 2007 as follows (lower reductions apply to non-for-profit lenders):

•	0.55% reduction for Subsidized and Unsubsidized Stafford Loans and Consolidation Loans; and

•	0.85% reduction for PLUS (including GradPLUS) Loans.

           Special Allowance Payments for Loans Financed by Tax Exempt Bonds.   The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

T-Bill Rate less Applicable Interest Rate + 3.5%
2

           provided that the special allowance applicable to the loans may not be less than 9.5% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

           Adjustments to Special Allowance Payments.  Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

Direct Loans

          The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

          The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

          It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Description of the Guarantee Agencies

          The student loans each issuing entity acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

          A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its "federal fund." A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

          In general, a guarantee agency's federal fund is funded principally by fees and allowances paid by the Secretary of Education, guarantee fees paid by borrowers, investment income on moneys in the federal fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses. For Subsidized and Unsubsidized Stafford Loans disbursed on and after July 1, 2006, guarantee agencies must deposit a federal default fee to the guarantee agency's federal fund equal to 1% of the principal of the loan.

          Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their federal funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of rehabilitated loans or Consolidation Loans. In addition, on and after October 1, 2006 a guarantor may not charge a borrower collection costs in an amount in excess of 18.5% of the outstanding principal and interest of a defaulted loan that is paid off through consolidation by the borrower, provided that the guarantor must remit to the Secretary a portion of the collection charge equal to 8.5% of the outstanding principal and interest of the defaulted loan. Further, on or after October 1, 2009 a guarantor must remit to the Secretary any collection fees on defaulted loans paid off through consolidation by the borrower in excess of 45% of the guarantors total collections on default loans in any one federal fiscal year.

           Additionally, the adequacy of a guarantee agency's federal fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

          The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its federal fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's federal fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the federal fund.

          The 1998 Amendments mandate the recall of guarantee agency federal funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006 and $82.5 million in fiscal year 2007. However, certain minimum levels are protected from recall, and under the 1998 Amendments, guarantee agency federal funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

          Federal Family Education loans first disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. FFEL loans first disbursed after October 1, 1993 and before July 1, 2006 are guaranteed as to 98% of principal and accrued interest. FFEL loans first disbursed on or after July 1, 2006 and before October 1, 2012 are guaranteed as to 97% of principal and accrued interest and FFEL loans first disbursed on or after October 1, 2012 will be guaranteed as to 95% of principal and accrued interest. The College Cost Reduction and Access Act eliminated, effective October 1, 2007, the provision of the Higher Education Act allowing student loans serviced by a servicer designated as an “Exceptional Performer” by the Department of Education to receive 99% reimbursement.

          Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

          There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

           Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal agreements

           General.   A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

          In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

          United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

•	expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

•	mandated the additional recall of guarantee agency federal funds.

Federal re-insurance and reimbursement of guarantee agencies

           Effect of annual claims rate.  With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans disbursed after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

          The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate	Federal Payment
0% up to 5%	100%
5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over
9% and over	100% of claims up to 5%; 90% of claims 5% and over, up to 9%; 80% of claims 9% and over

          The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

          The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

          The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

           Reimbursement.   The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid, and

•	the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

           Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

          Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

           Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

          A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

           Rehabilitation of defaulted loans.  Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

          For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

           Eligibility for federal reimbursement.  To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

           Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

          The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower's responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.

           After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Other guarantee agencies

           Although the student loans that comprise the assets of each issuing entity will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, each issuing entity may acquire student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

Federal Income Tax Consequences

          The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Stroock & Stroock & Lavan LLP, as tax counsel to College Loan LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, partnerships or entities treated as partnerships for federal income tax purposes, pension plans and foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the trust estate

           Based upon certain assumptions and certain representations of College Loan LLC, Stroock & Stroock & Lavan LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, rather than as an interest in the student loans, and that the issuing entity which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. In addition, Stroock & Stroock & Lavan LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

          If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the beneficial owners, the servicer and the issuing entity which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the issuing entity and each beneficial owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the beneficial owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

          If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the issuing entity would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. However, as noted above, College Loan LLC has been advised that the notes would be treated as debt of the respective issuing entity for federal income tax purposes and that each issuing entity organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

Characterization of the notes as indebtedness

          Each issuing entity and the registered owners will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of such issuing entity secured by the student loans. Each issuing entity and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such issuing entity for federal income tax purposes. Each issuing entity intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

          In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

           College Loan LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, and the issuing entity created pursuant to the indenture, the owner of the student loans for federal income tax purposes, under certain circumstances the Service could assert that such issuing entity may be deemed to be engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of interest income of registered owners

           Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the beneficial owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument as it accrues, without regard to the timing of the receipt of the cash attributable to such income or to the holder's method of accounting. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

           Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. College Loan LLC expects that the Class A and Class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount.

           Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

          A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of the market discount provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

          In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

          The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, College Loan LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of College Loan LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Sale or exchange of notes

          If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, in the case of individuals, the maximum capital gain rate for assets, such as the notes, held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at more than a de minimis amount of discount, a portion of such gain will be recharacterized as accrued market discount and therefore as ordinary income.

          If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Special tax consequences to holders of auction rate notes

          The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the auction procedure for setting the interest rate and other terms of auction rate notes.

           Although not free from doubt, the reset of the interest rate and other terms of the auction rate notes through the auction procedure will not constitute a modification of the notes or a retirement and reissuance of the auction rate notes under applicable Treasury regulations. Accordingly, a holder of an auction rate note will not realize gain or loss upon an auction rest. In addition, solely for purposes of determining original issue discount thereon, the auction rate notes will be treated as maturing on each auction date for an amount equal to their fair market value on that date, which generally will be equal to the principal amount thereof by virtue of an auction procedure, and reissued on the same date for the same value. As a consequence, the auction rate notes generally will not be treated as bearing original issue discount solely because interest rates are set under the auction procedure, although original issue discount could arise by virtue of the terms of the auction rate notes arrived at in the reset procedure, e.g., if the maximum rate became applicable to the auction rate notes.

          If, contrary to the foregoing analysis, the auction procedures were determined to give rise to a new indebtedness for federal income tax purposes, the auction rate notes could be treated as debt instruments that mature on each auction date. Alternatively, the auction rate notes could be treated as bearing contingent interest under applicable Treasury regulations. Under such regulations, the amount treated as taxable interest to a holder of an auction rate note in each accrual period would be a hypothetical amount based upon the issuing entity's current borrowing costs for comparable, noncontingent debt instruments (the "noncontingent bond method"), and a holder of an auction rate note might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the auction rate notes were treated as contingent payment obligations, any gain upon their sale or exchange would be treated as ordinary income, any loss would be ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the auction rate notes, and the balance would generally be treated as capital loss.

Special tax consequences to holders of reset rate notes

          The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

          As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars ("foreign exchange reset rate notes") are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures likely will constitute a retirement and reissuance of such reset rate notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars ("U.S. dollar reset rate notes") will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion below regarding the possible alternative treatment of the reset rate notes, a non-tendering holder of a U.S. dollar reset rate security likely will not realize gain or loss if the reset rate note continues to be denominated in U.S. dollars, and such reset rate note will be deemed to remain outstanding until the reset rate note is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the reset rate notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate note is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security likely will be treated as retired and reissued upon such reset.

           Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

          If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the reset rate notes is reduced to zero).

          If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, original issue discount, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

          For a summary of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to "U.S. Federal Income Tax Consequences— Taxation of interest income of registered owners" above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion above are correct but is subject to the discussion regarding the possible alternative treatment of the reset rate notes below.

          There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing would result in the material modification of such notes and would give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such reset rate notes could be treated as bearing contingent interest under applicable Treasury regulations for purposes of the original issue discount provisions of the Code. See "U.S. Federal Income Tax Consequences— Special tax consequences to holders of auction rate securities" above for a discussion of such regulations.

          It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Holders should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require holders to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a holder of a reset rate security in each accrual period would be a hypothetical amount based on the issuer's current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate notes were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the holder's prior ordinary inclusions with respect to the reset rate notes, and the balance generally would be treated as capital loss.

Backup withholding

           Certain purchasers may be subject to backup withholding, currently at the rate of 28%, with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the indenture trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, local or foreign taxation

           College Loan LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

Limitation on the deductibility of certain expenses

          Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceeds 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation) and some or all of the noteholders were treated as equity owners of such entity, then College Loan LLC believes that a substantial portion of the expenses to be generated by the issuing entity could be subject to the foregoing limitations. As a result, each potential beneficial owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt investors

          In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised College Loan LLC that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any beneficial owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt beneficial owner from the calculation of unrelated business taxable income. Each potential tax-exempt beneficial owner is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

          A holder which is not a U.S. person ("foreign holder") will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if certain conditions are satisfied, including: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder as the beneficial owner and stating, among other things, that the foreign holder is not a U.S. person, (2) the foreign holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the issuing entity and (3) the interest income is not effectively connected with a United States trade or business of the holder. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers, and may be subject to the branch profits tax if it is a corporation. A "U.S. person" is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. Partnerships and entities treated as partnerships for federal income tax purposes are subject to special rules and such persons or their members, if foreign, should consult their tax advisors concerning such treatment.

           Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or their disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

ERISA Considerations

           Section 406 of the Employee Income Retirement Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans (each a "Plan"), from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the respective issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Plan. Under regulations issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the issuing entity would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, College Loan LLC believes the notes of each issuing entity would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Other exceptions, if any, from application of the Plan Asset Regulations available with respect to any notes will be discussed in the related prospectus supplement.

           However, without regard to whether notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if College Loan LLC, College Loan Corporation, any other servicer, an underwriter, the related issuing entity or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(2) of the Code; Prohibited Transaction Class Exemption ("PTCE"), 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers.

           A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA (including those of investment prudence, diversification and the requirement that an ERISA plan's investment of its assets be made in accordance with the documents governing the Plan), whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

           Each prospectus supplement may contain additional information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

           Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Static Pool Data

          If so specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the issuing entities formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

           Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	information regarding prior securitized pools of student loans sold to issuing entities that were formed by the depositor before January 1, 2006; and

•	with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

           Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

           Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Plan of Distribution

          The issuing entities may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, an issuing entity may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

          The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

          In connection with the sale of the notes, underwriters may receive compensation from the issuing entity or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of an issuing entity to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from an issuing entity and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from an issuing entity will be described, in the applicable prospectus supplement.

          An issuing entity may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

          If so indicated in the prospectus supplement, an issuing entity will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the issuing entity must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

          The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

          This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by the sponsor, or its designated affiliates, after its exercise of the call option with respect to that class of notes. In connection with any remarketing of a class of reset rate notes, unless the all hold rate is in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

          If the sponsor or its designated affiliate, exercises its call option with respect to any class of reset rate notes previously publicly offered by an issuing entity formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

          If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the issuing entity as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the issuing entity's student loans that remain outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Legal Matters

           Certain legal and tax matters will be passed upon by Stroock & Stroock & Lavan LLP, as counsel to the issuing entities. Other counsel, if any, passing upon legal matters for the issuing entities or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

          The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of each issuing entity. Accordingly, it has been determined that financial statements for each issuing entity are not material to any offering made hereby. Accordingly, financial statements with respect to the issuing entities are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

          It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for any class of notes will be described in the related prospectus supplement.

          A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information

          The issuing entity's are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file with the SEC periodic reports, including reports on Forms 8-K and 10-D, an annual report on Form 10-K, and other information as required under SEC rules and regulations. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

          We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to College Loan LLC, 14303 Gateway Place, Poway, California 92064, or by phone at (858) 716-1586.

          You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

Glossary of Terms

          Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

           "Authorized Representative" shall mean, when used with reference to an issuing entity, any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such issuing entity's behalf.

           "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Collection Period" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the calendar month preceding a distribution date or such other periods as may be described in a prospectus supplement.

           "Counterparty" shall mean a third party which, at the time of entering into a Derivative Product, has a rating satisfactory to the Rating Agencies rating the notes, and which is obligated to make payments under a Derivative Product.

           "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

           "Derivative Product" shall mean a written contract or agreement between an issuing entity and a Counterparty, which provides that the issuing entity's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and:

(a) under which the issuing entity is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the , on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

(b) for which the issuing entity's obligation to make payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the issuing entity's outstanding notes and which payments may be equal in priority with any priority classification of the issuing entity's outstanding notes; and

(c) under which payments are to be made directly to the indenture trustee for deposit into the Revenue Fund.

           "Distribution Date" shall have the meaning described in the related prospectus supplement.

           "Eligible Lender" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

           "Event of Bankruptcy" shall mean (a) an issuing entity shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against an issuing entity seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

           "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

           "Fitch" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

           "Guarantee" or "Guaranteed" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

           "Guarantee Agreements" shall mean a guaranty or lender agreement between the eligible lender trustee and any guaranty agency, and any amendments thereto.

           "Guaranty Agency" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the eligible lender trustee maintains a guarantee agreement.

           "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

           "Indenture" shall mean each indenture of trust among an issuing entity and the eligible lender trustee and indenture trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

           "Insurance" or "Insured" or "Insuring" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Higher Education Act) under the Higher Education Act of up to 100% of the principal of and accrued interest on such student loan.

           "Interest Benefit Payment" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government or any similar payments.

           "Interest Period" or "Interest Accrual Period" means, with respect to (a) LIBOR rate notes and any class of the reset rate notes that bears interest at a floating rate of interest, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; provided that, if more than one interest rate change date occurs for any class of the reset rate notes within any given interest accrual period, the related rate of interest for the entire interest accrual period shall be as specified in the relevant remarketing terms notice; and (b) a class of the reset rate notes bearing a fixed rate of interest and (i) denominated in U.S. dollars, the period from and including the 25th day of the month of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date for such class of the reset rate notes, or (ii) denominated in a currency other than U.S. dollars, (A) the period from and including the 25th day of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date or (B) as otherwise specified in a related prospectus supplement.

           "Master Servicer" shall mean College Loan Corporation or CLC Servicing and any other additional Master Servicer or successor Master Servicer selected by an issuing entity, including an affiliate of an issuing entity, so long as such issuing entity obtains a Rating Confirmation as to each such other Master Servicer.

           "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

           "Notes" shall mean an issuing entity's notes or other obligations issued under an indenture.

           "Participant" means a member of, or participant in, the depository.

           "Quarterly Funding Amount" shall mean, for each applicable quarterly distribution date, the monies deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, for payment of the remarketing agents' fees.

           "Rating Agency" shall mean, each of S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by an issuing entity to maintain a rating on any of the notes.

           "Rating Agency Condition" shall mean, with respect to any action, that each rating agency shall have been given prior notice thereof and that each of the rating agencies shall have issued a rating confirmation.

           "Rating Confirmation" means a letter from each rating agency then providing a rating for any of the notes at the request of the Issuer, confirming that the action proposed to be taken by an issuing entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw or qualify the ratings then applicable to the notes issued by that issuing entity.

           "Registered Owner" shall mean the person in whose name a note is registered on the note registration books maintained by the indenture trustee.

           "Reset Period Target Amount" shall mean an amount for deposit into the Remarketing Fee Fund to be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

           "Revenue" or "Revenues" shall mean all amounts received by the indenture trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the indenture trustee or an issuing entity from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by an issuing entity with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by an issuing entity pursuant to a derivative product.

           "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

           "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

           "Seller" shall mean any eligible lender from which College Loan LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to an issuing entity.

           "Servicer" shall mean, collectively, any master servicer, sub-servicer, or successor master servicer or sub-servicer selected by an issuing entity, including an affiliate of an issuing entity, so long as such issuing entity obtains a Rating Confirmation as to each such other master servicer or sub-servicer.

           "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

           "Supplemental Indenture" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

APPENDIX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

           Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear, or other applicable foreign equivalent identified in a prospectus supplement. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

           Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

           Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between The Depository Trust Company Participants.   Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

           Trading between Clearstream, Luxembourg and/or Euroclear Participants.   Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser.   When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

           Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

           Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser.   Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

           Exemption for non-U.S. Persons (Form W-8BEN).   Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

           Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).   A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries.   (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

           Exemption for U.S. Persons (Form W-9).   U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure.   The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) an issuing entity if a Court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the issuing entity. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of the Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

$1,500,000,000

Student Loan Asset-Backed Notes

College Loan Corporation Trusts
Issuing Entity

College Loan LLC
Depositor

College Loan Corporation
Sponsor and Issuer Administrator

_________________

F R E E   W R I T I N G   P R O S P E C T U S

_________________

Underwriters

UBS Investment Bank (Joint Book Runner)	Citi (Joint Book Runner)	Goldman, Sachs & Co. (Joint Book Runner)

October 19, 2007